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Exhibit T3E

        CONFIDENTIAL OFFERING MEMORANDUM DATED MAY 28, 2019

Mood Media Borrower, LLC

Mood Media Co-Issuer, Inc.

OFFER TO EXCHANGE
(the "Exchange Offer")
 Outstanding Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024
for
Newly Issued Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023

and
SOLICITATION OF CONSENTS

(the "Consent Solicitation")

for the Proposed Amendments to the Indenture Governing the Outstanding Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024

The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of June 25, 2019 (such time and date, as the same may be extended or earlier terminated, the "Exchange Offer Expiration Time").

Tenders of Old Notes may be withdrawn prior to 12:00 midnight, New York City time, at the end of June 25, 2019 (such time and date, as the same may be extended, the "Withdrawal Deadline").

All holders of Old Notes who validly tender their Old Notes at or prior to the Exchange Offer Expiration Time will be deemed to have delivered their Consents.

Holders may not tender their Old Notes at or prior to the Exchange Offer Expiration Time without delivering their Consents, and holders may not deliver their Consents without tendering their Old Notes.

You may withdraw tendered Old Notes at any time prior to the Withdrawal Deadline, but you may not withdraw tendered Old Notes at or after the Withdrawal Deadline.

        You should read this document and the materials incorporated by reference herein in their entirety. The Exchange Offer and Consent Solicitation involve a high degree of risk. See "Risk Factors" beginning on page 22.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the New Notes or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

        Global Bondholder Services Corporation is serving as exchange agent and information agent in connection with the Exchange Offer and Consent Solicitation. Any questions or requests for assistance concerning the terms of the Exchange Offer and Consent Solicitation may be directed to Global Bondholder Services Corporation at the address and telephone numbers set forth on the back cover page of this Offering Memorandum.

ABOUT THIS OFFERING MEMORANDUM

        This offering memorandum (as it may be supplemented and amended from time to time, this "Offering Memorandum") and the accompanying Letter of Transmittal (as it may be supplemented and amended from time to time, the "Letter of Transmittal") contains the terms and conditions and other information for you to consider regarding the Exchange Offer and the Consent Solicitation (each as described in more detail in the section of this Offering Memorandum entitled "Summary of the Exchange Offer and Consent Solicitation").

        You should rely only on the information contained or incorporated by reference into this Offering Memorandum. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the transactions described herein that is not contained or incorporated by reference into this Offering Memorandum. The Issuers are not soliciting consents or making an offer to exchange any securities in any jurisdiction where the solicitation or offer or consummation of such transactions is not permitted. The information contained in this Offering Memorandum may only be accurate on the date of this document. This Offering Memorandum has been prepared by us based on information we have or have obtained from sources we believe to be reliable. Summaries of documents contained in this Offering Memorandum may not be complete, and we refer you to such documents for a more complete understanding of what is discussed in this Offering Memorandum. The information contained or incorporated by reference into this Offering Memorandum is current only as of the date on the cover of this Offering Memorandum or as of the date of such other document incorporated by reference herein, and our business or financial condition and other information described herein or therein may change after such date(s). Recipients of this Offering Memorandum and the information incorporated by reference herein should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Exchange Offer and Consent Solicitation described herein.

        This Offering Memorandum is highly confidential. You should carefully read the information contained in this document and in the documents incorporated by reference herein. The Issuers have prepared this Offering Memorandum solely for use in connection with the Exchange Offer and Consent Solicitation. You agree that you will hold the information contained in this Offering Memorandum and the transactions contemplated hereby in confidence. You may not distribute this Offering Memorandum to any person, other than a person retained to advise you in connection with the Exchange Offer and Consent Solicitation. None of the Issuers, the Exchange Agent and Information Agent, the Trustee, the Sponsors or any of their respective affiliates makes any recommendation as to whether holders of the Old Notes should participate in the Exchange Offer or the Consent Solicitation. Each holder must make its own decision as to whether, and to what extent, to participate.

        Unless the context requires otherwise, references in this Offering Memorandum to "we," "us" and "our" mean Mood Media Corporation and its subsidiaries, and "Issuers" refers only to Mood Media Borrower, LLC and Mood Media Co-Issuer, Inc., but not to any of their subsidiaries.

U.S. SECURITIES LAW MATTERS

        The information included in this Offering Memorandum does not conform to information that would be required if this offering was made pursuant to a registration statement filed with the SEC. This Offering Memorandum will not be subject to review by the SEC. The offer and sale of the New Notes, as described in this Offering Memorandum, will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and the New Notes are being offered and sold in reliance on the exemption from registration under the Securities Act set forth in Section 3(a)(9) of the Securities Act. The New Notes may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or

i

exemption therefrom, as applicable. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The New Notes Indenture (as defined below) will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The Exchange Offer is being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes who are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), (b) in the United States to holders of Old Notes who are "accredited investors" (as defined in Rule 501(a) of Regulation D under the Securities Act) (provided that holders of Old Notes in Pennsylvania or Utah must be "qualified institutional buyers" to be an "eligible holder") and (c) outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Old Notes who have certified to the Issuers that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions are referred to as "eligible holders." Only "eligible holders" are authorized to receive or review this Offering Memorandum or to participate in the Exchange Offer. See "Notice to Investors" beginning on page 179 for a description of restrictions on resale or transfer of the New Notes.

TRADEMARKS AND TRADE NAMES

        We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Memorandum may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this Offering Memorandum is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Memorandum may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

EXCHANGE AGENT AND INFORMATION AGENT

        Global Bondholder Services Corporation is serving as exchange agent and information agent in connection with the Exchange Offer and Consent Solicitation. Any questions or requests for assistance concerning the terms of the Exchange Offer and Consent Solicitation may be directed to Global Bondholder Services Corporation at the address and telephone numbers set forth on the back cover page of this Offering Memorandum.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

        The Issuers are wholly owned subsidiaries of Mood Media Corporation, a Delaware corporation ("Mood"). The Issuers are required to furnish their noteholders with certain financial and other information pursuant to the indenture governing the Old Notes (the "Old Notes Indenture"), dated as of June 28, 2017, by and among the Issuers, the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (the "Trustee"), as amended and supplemented through the date hereof, relating to the Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024 (the "Old Notes").

        Holders of Old Notes may access any materials that we post pursuant to the Old Notes Indenture on our investor relations website at https://us.moodmedia.com/investor-relations (which include the documents incorporated by reference herein as set forth below). Please note that a password is required to access this website, which may be obtained by contacting Randal Rudniski at (512) 592-2438.

        Except for information specifically incorporated by reference herein, information on or accessible through our investor relations website does not constitute part of this Offering Memorandum and should not be relied upon in connection with making any decision with respect to the Exchange Offer or the Consent Solicitation. Neither Mood nor any of its subsidiaries has any class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Old Notes Indenture imposes certain similar disclosure obligations, the reports furnished to our investors through our investor relations website are not subject to the technical requirements of Regulation S-K, Regulation S-X and other similar disclosure rules and SEC form requirements governing registration statements and Exchange Act reports.

        The documents listed below, which have been previously furnished to holders of Old Notes through our investor relations website, are incorporated into this Offering Memorandum by reference:

  •
  Mood's Annual Report for the fiscal year ended December 31, 2018, posted on March 29, 2019;

  •
  Mood's Quarterly Report for the quarter ended March 31, 2019, posted on May 10, 2019; and

  •
  Mood's Current Reports, posted on February 19, 2019 and May 15, 2019.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Offering Memorandum and certain oral statements made from time to time by us and our representatives contain "forward-looking statements," including certain plans, expectations, goals, projections, and statements about the Exchange Offer and Consent Solicitation, our business, objectives, expectations, and intentions, the expected timing of completion of the transactions described herein, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, project, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

        A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to

  •
  the impact of pending or threatened litigation;

  •
  the impact of general market, industry, regulatory, credit and economic conditions;

  •
  our high degree of leverage and significant debt service obligations;

  •
  our ability to generate sufficient cash to service all of our indebtedness;

  •
  the impact of restrictions in our debt instruments on our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

  •
  any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;

  •
  the Sponsors' exercise of control over our equity securities, over the outcome of the Exchange Offer and Consent Solicitation, due to their ownership of Old Notes, and over the New Notes, if issued in connection with the Exchange Offer;

  •
  the potential loss of certain rights afforded to holders of Old Notes, including the Collateral Release;

  •
  the uncertain tax treatment of holders who do not tender Old Notes;

  •
  our use of unique and innovative technology;

  •
  our dependence on the use of licensed intellectual property;

  •
  changes in consumer spending preferences and demand for our products;

  •
  the volatility of data security and our government's and foreign countries' regulation of e-commerce;

  •
  our dependence on our relationships with certain suppliers;

  •
  our ability to adapt to changes in available technology and fluctuating consumer preferences;

  •
  our ability to develop and successfully introduce new products and attract and retain human capital;

  •
  new entrants into the competitive marketplace and price reductions by local competitors; and

  •
  other risks, such as those described in "Risk Factors."

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        All forward-looking statements speak only as of the date they are made and are based on information available at that time. We assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

        This Offering Memorandum contains summaries of certain agreements that we have entered into or will enter into. The descriptions of these agreements contained in this Offering Memorandum do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to the Information Agent at the address and telephone numbers on the back cover of this Offering Memorandum.

OFFERING MEMORANDUM SUMMARY

        The summary below describes the principal terms of the Exchange Offer and the Consent Solicitation. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of the terms and conditions of the Exchange Offer and the Consent Solicitation, and the risks related thereto, you should read this Offering Memorandum in its entirety, including the Risk Factors beginning on page 21 and the Risk Factors in the documents incorporated by reference herein.

        As of the date hereof and without giving effect to the issuance of the Additional Notes (as defined below), the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

Overview

        We are a leading global provider of in-store audio, visual and other forms of media and marketing solutions in North America, Europe and Australia to more than 400,000 commercial locations across a broad range of industries including food retail, retail, hospitality, grocery, financial services, auto, and telecom.

        We benefit from economies of scope and scale, generating revenue from multiple product and service offerings across more than 40 countries. Our strategy of combining audio, visual and other forms of media has helped our clients enhance their branding and improve the shopping experience for their customers. The breadth and depth of our customizable offerings and the quality of our customer service has helped make us the preferred media and marketing solutions provider to more than 850 North American and international brands. Our strategy is to combine our media services into a single comprehensive experience solution comprising audio, visual, scent, interactive and similar solutions and to leverage our leading market positions and solutions portfolio to enhance financial returns.

The Exchange Offer

        Upon the terms and subject to the conditions set forth in this Offering Memorandum and the related Letter of Transmittal, Mood Media Borrower, LLC, a Delaware limited liability company (the "Issuer"), and Mood Media Co-Issuer, Inc., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), are offering (the "Exchange Offer") to issue the Issuers' Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023 (the "New Notes") in exchange for any and all of Issuers' validly tendered and accepted outstanding Old Notes.

        In exchange for Old Notes validly tendered (and not withdrawn) prior to or at the Exchange Offer Expiration Time (if accepted by the Issuers), participating holders of Old Notes will be entitled to receive $1.00 in principal amount of New Notes per $1.00 principal amount of Old Notes so tendered (the "Exchange Consideration").

        In addition, any and all accrued and unpaid cash interest on account of the outstanding Old Notes exchanged for New Notes held by or on behalf of the holders of Old Notes that are not one or more investment funds managed by affiliates of Apollo Global Management, LLC (the "Apollo Sponsors") and one or more investment funds affiliated with FS/KKR Advisor, LLC (the "FS Sponsors" and, together with the Apollo Sponsors, the "Sponsors") that elect to participate in the Exchange Offer, shall be paid, at the option of such holder, in full either in cash or in-kind in the form of $1.00 principal amount of New Notes for every $1.00 of accrued and unpaid cash interest, subject to a cap on cash payments in respect of accrued and unpaid interest of approximately $3.1 million. As of June 25, 2019, the Exchange Offer Expiration Time, the amount of the cash portion of accrued and unpaid interest due and owing in respect of Old Notes held by non-Sponsors would be approximately $3.0 million. In connection with the Exchange Offer and Consent Solicitation, the Sponsors agreed that any and all accrued and unpaid cash interest on account of the outstanding Old Notes held by such Sponsors and exchanged for New Notes shall be paid in full in-kind in the form of additional New Notes.

        The Issuers will not accept any tender of Old Notes that would result in the issuance of less than $1.00 principal amount of New Notes to a participating holder. Old Notes may be tendered and Consents may be delivered only in principal amounts equal to minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the minimum authorized denomination of $1.00 principal amount.

CUSIP/ISIN No.	Outstanding Principal Amount	Title of Old Notes to be Tendered	Title of New Notes to be Issued	Exchange Consideration per $1.00 Principal Amount of Old Notes Tendered	Principal Amount of New Notes to be Issued(1)(2)(3)
614875 AB8/ US614875AB80	$221,829,502	Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024	Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023	$1.00 in principal amount of New Notes	$240,024,439

(1)
Assumes all outstanding Old Notes are validly tendered and not withdrawn prior to or at the Exchange Offer Expiration Time and are accepted by the Issuers.

(2)
Assumes all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, assuming a Settlement Date (as defined below) of June 25, 2019. If all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer by holders other than the Sponsors is paid in full in cash, assuming a Settlement Date of June 25, 2019, the principal amount of New Notes to be issued would be $237,015,574. A delay of one day to the assumed Settlement Date, assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, would increase the principal amount of New Notes to be issued in the Exchange Offer by approximately $103,971. A delay of one day to the assumed Settlement Date, assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer by holders other than the Sponsors is paid in full in cash, would increase the principal amount of New Notes to be issued in the Exchange Offer by approximately $86,778.

(3)
Assumes no Additional Notes are issued prior to the consummation of the Exchange Offer. If the Additional Notes are issued prior to the consummation of the Exchange Offer, the principal amount of New Notes to be issued would be up to $275,632,748.

        The Issuers plan to pay the Exchange Consideration for Old Notes tendered in the Exchange Offer as promptly as practicable following the Exchange Offer Expiration Time (such date, the

"Settlement Date"). Tendered Old Notes may be withdrawn at any time prior to the Withdrawal Deadline but may not be validly withdrawn at or after the Withdrawal Deadline. See "Procedures for Tendering Old Notes and Delivering Consents."

        The New Notes have not been approved or recommended by any U.S. federal, state or foreign jurisdiction or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or adequacy of this Offering Memorandum. Any representation to the contrary is a criminal offense. The offer and issuance of the New Notes, as described in this Offering Memorandum, will not be registered under the Securities Act, or any state securities laws, and the New Notes are being offered and sold in reliance on the exemption from registration under the Securities Act set forth in Section 3(a)(9) thereof. The New Notes may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom, as applicable. The New Notes Indenture (as defined below) will be qualified under, subject to, and governed by, the Trust Indenture Act.

        The Issuers have prepared this Offering Memorandum solely for use in connection with this Exchange Offer to qualified institutional buyers as defined in Rule 144A under the Securities Act, accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act (provided that holders of Old Notes in Pennsylvania or Utah must be "qualified institutional buyers" to be an "eligible holder") and persons outside the United States in compliance with Regulation S under the Securities Act. You agree that you will hold the information contained in this Offering Memorandum and the transactions contemplated hereby in confidence. You may not distribute this Offering Memorandum to any person, other than a person retained to advise you in connection with the tender of your Old Notes.

The Consent Solicitation

        In conjunction with the Exchange Offer, the Issuers are soliciting from the holders of the Old Notes consents (the "Consents") to certain proposed amendments (the "Proposed Amendments") to the Old Notes Indenture which include amendments to eliminate or waive substantially all of the restrictive covenants, reporting requirements and certain events of default contained in the Old Notes Indenture, eliminate the requirement to make a 101% offer to repurchase the Old Notes upon the occurrence of a Change of Control (as defined in the Old Notes Indenture), eliminate the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes and effect the Collateral Release (as defined herein). Such restrictive covenants include, among other things, covenants that limit the Issuers' ability to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfer all or substantially all of the Issuers' property and assets. See "Proposed Amendments." No additional consideration will be paid for the delivery of Consents.

        The "Consent Solicitation" refers to the solicitation of the Consents. The Proposed Amendments (including the Collateral Release) will be set forth in one or more supplemental indentures to the Old Notes Indenture (collectively, the "Old Notes Supplemental Indenture"), which we intend to be executed and delivered with respect to the Old Notes promptly following the Withdrawal Deadline. Although the Old Notes Supplemental Indenture will become effective upon execution and delivery, the Proposed Amendments (including the Collateral Release) will not become operative until immediately prior to delivery of the Exchange Consideration (plus any accrued and unpaid interest with respect to the Old Notes tendered for exchange) on the Settlement Date.

        As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

Recent Developments

Acquisition Financing

        On April 8, 2019, Mood entered into a purchase agreement (the "Acquisition Agreement") pursuant to which it agreed to acquire substantially all of the assets of an independent affiliate (the "Independent Affiliate") for an aggregate purchase price of $23.0 million (the "Acquisition").

        Mood intends to finance the Acquisition and to obtain additional financing for working capital purposes through the issuance to certain investment funds and special purpose vehicles managed by affiliates of Apollo Global Management, LLC and to certain investment funds managed, advised or sub-advised by FS/KKR Advisor, LLC or its affiliates (collectively, the "Additional Notes Purchasers") of additional Old Notes or additional New Notes (the "Additional Notes") under the Old Notes Indenture or the New Notes Indenture, as the case may be depending upon the timing of the consummation of the Acquisition, for an aggregate purchase price of $30.0 million. Of this $30.0 million, $2.0 million will be reserved and thereafter used for working capital purposes only pursuant to an allocation plan with respect to such funds approved from time to time by the board of directors of Mood. The Additional Notes will be sold to the Additional Notes Purchasers at a price per $1.00 principal amount of Additional Note of $0.8425, representing a 3.0% discount to the last reported trading price of the Old Notes as of May 8, 2019. If the Additional Notes are issued before the consummation of the Exchange Offer, the Additional Notes will be issued in the form of additional Old Notes under the Old Notes Indenture. If the Additional Notes are issued after the consummation of the Exchange Offer, the Additional Notes will be issued in the form of additional New Notes under the New Notes Indenture.

        There can be no assurance that the Acquisition will be consummated. If the Acquisition Agreement is terminated, Mood may be required to pay to the Independent Affiliate a termination fee of $750,000 under certain circumstances. If the Acquisition is not consummated, only a portion of the Additional Notes may be issued.

        If the Additional Notes are issued before the consummation of the Exchange Offer, the Additional Notes will have substantially the same terms as the Old Notes issued on June 28, 2017 under the Old Notes Indenture, will be treated as a single series with the Old Notes and will be fungible with the Old Notes for U.S. federal income tax purposes. If the Additional Notes are issued after the consummation of the Exchange Offer, the Additional Notes will have substantially the same terms as the New Notes to be issued under the New Notes Indenture, will be treated as a single series with the New Notes and will be fungible with the New Notes for U.S. federal income tax purposes.

SUMMARY OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

Issuers	Mood Media Borrower, LLC
Mood Media Co-Issuer, Inc.
The Exchange Offer

The Issuers are hereby offering to issue the Issuers' Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023 in exchange for any and all of the validly tendered and accepted outstanding Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024, upon the terms and subject to the conditions set forth in this Offering Memorandum.

The Old Notes

The Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024 (CUSIP No. 614875 AB8 / ISIN No. US614875AB80), of which there is outstanding approximately $221.8 million in aggregate principal amount as of the date of this Offering Memorandum. 8.00% per annum of the coupon on the Old Notes is not cash-pay and accrues and is payable-in-kind.

The New Notes

The new Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023 will be issued pursuant to an indenture (the "New Notes Indenture") among the Issuers, the guarantors party thereto (the Subsidiary Guarantors") and The Bank of New York Mellon as trustee and as collateral agent.

The Issuers will pay interest on the New Notes entirely in the form of paid-in-kind interest on January 1 and July 1 of each year, commencing on July 1, 2019. The New Notes will mature on December 31, 2023. The New Notes will be issued only in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

For a description of the terms of the New Notes, see "Summary of the New Notes" and "Description of the New Notes."
Consideration

In exchange for Old Notes validly tendered (and not withdrawn) prior to the Withdrawal Deadline (if accepted by the Issuers), participating holders of Old Notes will be entitled to receive $1.00 principal amount of New Notes per $1.00 principal amount of Old Notes so tendered.

In addition, any and all accrued and unpaid cash interest on account of the outstanding Old Notes exchanged for New Notes (i) held by or on behalf of the Sponsors shall be paid in full in-kind in the form of additional New Notes and (ii) held by or on behalf of the remaining holders who are not Sponsors that elect to participate in the Exchange Offer, shall be paid, at the option of such holder, in full either in cash or in-kind in the form of $1.00 principal amount of New Notes for every $1.00 of accrued and unpaid cash interest, subject to a cap on cash payments in respect of accrued and unpaid interest of approximately $3.1 million. As of June 25, 2019, the Exchange Offer Expiration Time, the amount of the cash portion of accrued and unpaid interest due and owing in respect of Old Notes held by non-Sponsors would be approximately $3.0 million.

The Issuers will not accept any tender of Old Notes that would result in the issuance of less than $1.00 principal amount of New Notes to a participating holder. Old Notes may be tendered and Consents may be delivered only in principal amounts equal to minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the minimum authorized denomination of $1.00 principal amount.

The Consent Solicitation

In conjunction with the Exchange Offer, the Issuers are soliciting Consents from holders of the Old Notes to the Proposed Amendments to the Old Notes Indenture. The Consent Solicitation will expire at the Exchange Offer Expiration Time.

Holders of Old Notes may not tender their Old Notes at or prior to the Exchange Offer Expiration Time without delivering, or being deemed to have delivered, their Consents, and holders of Old Notes may not deliver their Consents without tendering their Old Notes.

Tendered Old Notes may be withdrawn and Consents may be revoked at any time at or prior to the Withdrawal Deadline, unless extended or earlier terminated, but not at or thereafter.
No additional consideration will be offered or paid for the delivery of the Consents.
Any Consents received in connection with the Consent Solicitation will be delivered by the Issuers to the Trustee.

Proposed Amendments and Collateral Release

The Proposed Amendments will be set forth in the Old Notes Supplemental Indenture to the Old Notes Indenture, which is expected to be executed by the Issuers and the Trustee promptly after the Withdrawal Deadline. However, the Old Notes Supplemental Indenture, and any necessary amendments to the related security and intercreditor documents, will provide that the Proposed Amendments (including the Collateral Release) will not become operative until immediately prior to the delivery of the Exchange Consideration on the Settlement Date.

The Collateral Release (as defined below) will also be set forth in the Old Notes Supplemental Indenture to the Old Notes Indenture, together with any necessary amendments or supplements to, terminations of or releases under the related security and intercreditor documents, which in each case, will not become operative until immediately prior to the delivery of the Exchange Consideration on the Settlement Date.

If the Proposed Amendments and the Collateral Release become operative, all holders of Old Notes will be bound thereby, whether or not they have provided a Consent. If the Issuers do not exchange any New Notes for Old Notes pursuant to the Exchange Offer because any of the General Conditions (as defined herein) is not satisfied or waived, or the Exchange Offer with respect to the Old Notes is terminated or withdrawn, then the Proposed Amendments and the Collateral Release will not become operative.

The Proposed Amendments would, among other things, eliminate or waive substantially all of the restrictive covenants, reporting requirements and certain events of default contained in the Old Notes Indenture, eliminate the requirement to make a 101% offer to repurchase the Old Notes upon the occurrence of a Change of Control and eliminate the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. Such restrictive covenants include, among other things, covenants that limit the Issuers' ability to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfer all or substantially all of the Issuers' property and assets.

The Proposed Amendments would also release all of the collateral securing the Old Notes and approve all necessary actions to effectuate such release (the "Collateral Release"). See "Proposed Amendments."

As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

Requisite Consents

Pursuant to the Old Notes Indenture, in order to adopt the Proposed Amendments to the Old Notes, the Issuers must receive validly delivered Consents from holders of Old Notes representing at least a majority of the aggregate principal amount of the Old Notes then outstanding (the "Requisite Consents").

Pursuant to the Old Notes Indenture, in order to adopt the Collateral Release, the Issuers must receive validly delivered Consents from holders of Old Notes representing at least 66 2/3% in aggregate principal amount of the Old Notes then outstanding (the "Collateral Release Requisite Consents").

As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

Exchange Offer Expiration Time	The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of June 25, 2019, unless extended or earlier terminated by the Issuers in their sole discretion.
Settlement Date	The Settlement Date is the date of payment of the Exchange Consideration for all Old Notes accepted for exchange by the Issuers in the Exchange Offer.

The Settlement Date will take place as promptly as practicable following the Exchange Offer Expiration Time for all of the Old Notes that have been validly tendered and not withdrawn at or prior to the Exchange Offer Expiration Time and accepted for exchange by the Issuers.

Conditions to the Exchange Offer

The Exchange Offer is subject to the satisfaction of or, where possible, the waiver of the conditions described under "Conditions of the Exchange Offer," including the Requisite Consent Condition and the General Conditions.

The Issuers have the right to terminate or withdraw the Exchange Offer at any time and for any reason, including if any of the conditions described under "Conditions of the Exchange Offer" are not satisfied. The Issuers also have the right to waive any condition precedent to the Exchange Offer in their sole and absolute discretion.

Securities Laws Matters

The offer and sale of the New Notes will not be registered under the Securities Act or any state securities laws and the New Notes are being offered and sold in reliance on the exemption from registration under the Securities Act set forth in Section 3(a)(9) thereof. The New Notes may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

Eligible Holders

The Exchange Offer is being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes who are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), (b) in the United States to holders of Old Notes who are "accredited investors" (as defined in Rule 501(a) of Regulation D under the Securities Act) (provided that holders of Old Notes in Pennsylvania or Utah must be "qualified institutional buyers" to be an "eligible holder") and (c) outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Old Notes who have certified to the Issuers that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions are referred to as "eligible holders."

Procedure for Tenders and Delivery of Consents

If a holder wishes to participate in the Exchange Offer and the Consent Solicitation, and such holder's Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Old Notes and deliver the related Consents, on such holder's behalf pursuant to the procedures of the applicable custodial entity. Custodial entities that are DTC participants must tender Old Notes and, if applicable, deliver Consents, through DTC's Automated Tender Offer Program, known as "ATOP, " by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the terms of the Letter of Transmittal. A Letter of Transmittal need not accompany tenders effected through ATOP.

Each holder tendering Old Notes and delivering Consents registered in such holder's name must complete, sign and date the accompanying Letter of Transmittal according to the instructions contained in this Offering Memorandum and the Letter of Transmittal. The holder must also deliver the Letter of Transmittal, together with the Old Notes and any other required documents, to the Exchange Agent at the address set forth on the front cover of the Letter of Transmittal. The Issuers are not providing guaranteed delivery procedures in connection with the Exchange Offer. The execution and delivery of a Letter of Transmittal or the tendering of Old Notes through ATOP by a holder tendering all or any portion of its Old Notes will, without any further action on the part of such holder, constitute such holder's delivery of its Consents to the Proposed Amendments (including the Collateral Release) with respect to such Old Notes. For further information, see "Procedures for Tendering Old Notes" and the Letter of Transmittal.

Withdrawal and Revocation Rights

Tenders may be withdrawn prior to 12:00 midnight, New York City time, at the end of June 25, 2019 unless extended (such time and date, as the same may be extended, the "Withdrawal Deadline"). Holders may withdraw tendered Old Notes at any time prior to the Withdrawal Deadline, but holders may not withdraw tendered Old Notes at or after such deadline. A valid withdrawal of tendered Old Notes prior to the Withdrawal Deadline will constitute the concurrent valid revocation of a holder's related Consents. To revoke Consents delivered in connection with tendered Old Notes, holders must withdraw the related tendered Old Notes.

A holder may withdraw the tender of such holder's Old Notes at any time prior to the Withdrawal Deadline by submitting a notice of withdrawal to the Exchange Agent using ATOP procedures and/or upon compliance with the other procedures described under "Withdrawal of Tenders and Revocation of Consents." Any Old Notes tendered prior to the Withdrawal Deadline that are not withdrawn prior to the Withdrawal Deadline may not be withdrawn at or after the Withdrawal Deadline, and Old Notes validly tendered at or after the Withdrawal Deadline may not be withdrawn.

Procedures for withdrawal of tenders of Old Notes are described under "Withdrawal of Tenders and Revocation of Consents."

If tendered Old Notes are not accepted by the Issuers for exchange, such Old Notes will be promptly returned to the tendering holders (which will include the corresponding Consents) and no consideration will be received in respect of such Old Notes. If the Exchange Offer is terminated or withdrawn, all tendered Old Notes will be promptly returned to the tendering holders (which will include the corresponding consents) and no consideration will be received in respect of such Old Notes.

Consequences of Failure to Tender Old Notes

The Proposed Amendments would, among other things, eliminate or waive substantially all of the restrictive covenants, reporting requirements and certain events of default contained in the Old Notes Indenture, eliminate the requirement to make a 101% offer to repurchase the Old Notes upon the occurrence of a Change of Control and eliminate the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. Such restrictive covenants include, among other things, covenants that limit the Issuers' ability to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfer all or substantially all of the Issuers' property and assets.

The Proposed Amendments would also release all of the collateral securing the Old Notes and approve all necessary actions to effectuate such release.

As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

The trading markets for the Old Notes not tendered in the Exchange Offer may be more limited than it is at present.
For a description of the consequences of failing to tender your Old Notes pursuant to the Exchange Offer, see "Risk Factors—Risks to Non-Tendering Holders."

Extension, Amendment and Termination

The Issuers, in their sole discretion, may extend the Exchange Offer Expiration Time for any reason, subject to applicable law. The Issuers have the right to terminate or withdraw, in their sole discretion, the Exchange Offer at any time and for any reason, including if the conditions to the Exchange Offer are not met by the Exchange Offer Expiration Time. The Issuers reserve the right, subject to applicable law, (i) to waive any and all of the conditions of the Exchange Offer in whole or in part, at any time and from time to time at or prior to the Exchange Offer Expiration Time and (ii) to amend the terms of the Exchange Offer. In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated at or prior to the Exchange Offer Expiration Time, no consideration will be received by holders who have validly tendered their Old Notes pursuant to the Exchange Offer. In any such event, the Old Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders. See "General Terms of the Exchange Offer—Extension, Termination or Amendment."

Use of Proceeds	The Issuers will not receive any cash proceeds from the Exchange Offer.
Taxation	For a discussion of certain U.S. federal income tax consequences of the Exchange Offer, see "Certain U.S. Federal Income Tax Consequences."
Brokerage Fees and Commission

No brokerage fees or commissions are payable by the holders to the Exchange Agent and Information Agent or the Issuers in connection with the Exchange Offer. If a holder tenders Old Notes and delivers Consents through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions by such custodian.

Earlier Nominee Deadlines

If a broker, dealer, commercial bank, trust company or other nominee holds your Old Notes, such nominee may have earlier deadlines for your participation in the Exchange Offer. You should promptly contact the broker, dealer, commercial bank, trust company or other nominee that holds your Old Notes to determine its deadline or deadlines.

Acceptance of Tendered Old Notes; Acceptance of Consents

Under the terms of the Exchange Offer, and upon satisfaction or, where possible, waiver of the conditions thereto, promptly following the Exchange Offer Expiration Time, the Issuers intend to accept for exchange all validly tendered Old Notes and on the Settlement Date deliver in exchange therefor the Exchange Consideration. The Issuers reserve the right, in their sole discretion, to delay acceptance of any Old Notes delivered pursuant to the Exchange Offer, or to terminate the Exchange Offer and not accept any Old Notes not theretofore accepted, if any of the conditions set forth under "Conditions of the Exchange Offer" will not have been satisfied or, where possible, waived by the Issuer, in order to comply with any applicable law or for any other reason in the sole discretion of the Issuers.

The Issuers expect to accept all Consents properly delivered prior to the Exchange Offer Expiration Time by holders of Old Notes. The Issuers' acceptance of all Consents properly delivered prior to the Exchange Offer Expiration Time by holders of Old Notes shall be deemed to occur concurrently with the Issuers' acceptance of Old Notes. The Issuers reserve the right, in their sole discretion, to delay acceptance of any Consents delivered pursuant to the Consent Solicitation, or to terminate the Consent Solicitation and not accept any Consents not theretofore accepted, if any of the conditions set forth under "Conditions of the Exchange Offer" will not have been satisfied or, where possible, waived by the Issuers, in order to comply with any applicable law or for any other reason in the sole discretion of the Issuers.

Information Agent and Exchange Agent

Global Bondholder Services Corporation is acting as Exchange Agent and Information Agent pursuant to an Exchange and Information Agent Agreement among Global Bondholder Services Corporation and the Issuers. The address and telephone numbers of Global Bondholder Services Corporation is listed on the back cover page of this Offering Memorandum.

Risk Factors

Our business, the Exchange Offer, the Consent Solicitation, an investment in the New Notes and the Old Notes each involve risks. You should consider all of the information contained or incorporated by reference into this Offering Memorandum before making an investment in the New Notes. In particular, you should consider the risks described under "Risk Factors" beginning on page 21 and the Risk Factors in the documents incorporated herein by reference.

Questions and Further Information

Any questions or requests for assistance concerning the terms of the Exchange Offer and Consent Solicitation may be directed to Global Bondholder Services Corporation at the address and telephone numbers set forth on the back cover page of this Offering Memorandum.

Consult your broker, dealer, commercial bank or trust company or other nominee for assistance on how to tender your Old Notes and deliver the related Consents.
No Recommendation

None of the Issuers, the Exchange Agent and Information Agent, the Trustee, the Sponsors or any of their respective affiliates makes any recommendation as to whether holders of the Old Notes should tender their Old Notes pursuant to the Exchange Offer. Each holder must make its own decision as to whether to tender its Old Notes and, if so, the principal amount of the Old Notes to tender.

The Sponsors

As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

 SUMMARY OF THE NEW NOTES

        The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this Offering Memorandum contains a more detailed description of the terms and conditions of the New Notes.

Issuers	Mood Media Borrower, LLC
Mood Media Co-Issuer, Inc.
New Notes Offered

Up to $240,024,439(1) aggregate principal amount of Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023, assuming (i) no Additional Notes are issued prior to the consummation of the Exchange Offer, (ii) all outstanding Old Notes are validly tendered and not withdrawn prior to or at the Exchange Offer Expiration Time and are accepted by the Issuers and (iii) all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional notes, assuming a Settlement Date of June 25, 2019. See footnotes (2) and (3) to the table on page 2 of this Offering Memorandum. The actual amount of New Notes issued in the Exchange Offer will depend on whether the Additional Notes are issued prior to the consummation of the Exchange Offer, the amount of Old Notes tendered in the Exchange Offer and the amount of accrued and unpaid cash interest on account of the outstanding Old Notes exchanged for New Notes held by or on behalf of the holders of Old Notes that are not Sponsors that elect to participate in the Exchange Offer and elect to receive accrued and unpaid cash interest on account of their Old Notes in-kind in the form of additional New Notes.

Maturity Date	December 31, 2023 (the "Maturity Date")
Interest Rate	Interest on the New Notes will be payable in-kind and will accrue from the date the New Notes are originally issued (the "Issue Date") at a rate equal to Adjusted LIBO + 14.00% per annum.
Interest Payment Dates	January 1 and July 1 of each year, commencing on July 1, 2019.

(1)
Assumes no Additional Notes are issued prior to the consummation of the Exchange Offer. If the Additional Notes are issued prior to the consummation of the Exchange Offer, the principal amount of New Notes to be issued would be up to $275,632,748.

Guarantees

The New Notes will be fully and unconditionally guaranteed (the "New Notes Guarantees") by each of the Issuer's wholly owned domestic restricted subsidiaries (other than the Co-Issuer) (the "Subsidiary Guarantors") that guarantee obligations under our First Lien Credit and Guaranty Agreement dated as of June 28, 2017 (as amended, the "Credit Agreement"). The New Notes and the New Notes Guarantees will be secured, subject to permitted liens and certain exceptions described in this Offering Memorandum, by second-priority security interests in the collateral securing the obligations of the Issuers and the Subsidiary Guarantors under the Credit Agreement (the "Collateral"). The Collateral also secures the obligations of the Issuers and the Subsidiary Guarantors under the Credit Agreement on a first-priority basis. Immediately after giving effect to the consummation of the Exchange Offer and the Consent Solicitation, including the Proposed Amendments and the Collateral Release, and without giving effect to the issuance of the Additional Notes, the Issuers will have up to approximately $240.0 million(2) aggregate principal amount of indebtedness outstanding that is secured by second-priority security interests in the Collateral.

Priority	The New Notes and the New Notes Guarantees will be senior obligations of the Issuers and the Subsidiary Guarantors and will:
• rank equal in right of payment with all of the existing and future senior indebtedness of the Issuers and the Subsidiary Guarantors;

•

rank senior in right of payment to all of the existing and future indebtedness and other obligations of the Issuers and the Subsidiary Guarantors that are, by their terms, expressly subordinated in right of payment to the New Notes;

• be effectively senior to all of the existing and future unsecured indebtedness of the Issuers and the Subsidiary Guarantors, to the extent of the value of the Collateral;

•

rank equally with all of the existing and future indebtedness of the Issuers and the Subsidiary Guarantors that is secured by a lien on the Collateral on a second-priority basis, to the extent of the value of the Collateral;

•

be effectively junior to all of the existing and future indebtedness of the Issuers and the Subsidiary Guarantors that is secured by a lien on the Collateral on a senior-priority basis, including indebtedness under the Credit Agreement, to the extent of the value of the Collateral; and

• be structurally subordinated to all existing and future indebtedness and other liabilities of each of the Issuer's subsidiaries that is not a Subsidiary Guarantor.

(2)
Assumes no Additional Notes are issued prior to the consummation of the Exchange Offer. If the Additional Notes are issued prior to the consummation of the Exchange Offer, the Issuers will have up to approximately $275.6 million aggregate principal amount of indebtedness outstanding that is secured by second-priority security interests in the Collateral.

As of March 31, 2019, on a pro forma basis, assuming that all of the Old Notes are validly tendered and accepted for exchange and the Requisite Consents and the Collateral Release Requisite Consents are received, the New Notes would have ranked (1) effectively junior to approximately $307.1 million of senior secured indebtedness, consisting of indebtedness outstanding under the Credit Agreement, all of which would have been secured by a first-priority lien on the Collateral, (2) effectively senior to all unsecured indebtedness of the Issuers and the Subsidiary Guarantors to the extent of the value of the Collateral, including the Old Notes and (3) effectively junior to $0.5 million of indebtedness of non-guarantor subsidiaries under the UK ABL Facility.(3)
Security

The New Notes and the New Notes Guarantees will be secured by second-priority security interests in, subject to permitted liens and certain exceptions described in this Offering Memorandum, substantially all of the existing and future assets of the Issuers and the Subsidiary Guarantors (the "Collateral").

For more information regarding the Collateral, see "Description of the New Notes—Security." The security interests in the Collateral securing the New Notes may be released under certain circumstances, including without your consent or the consent of the Trustee. See "Risk Factors—Risks Related to the Collateral," "Description of the New Notes—Security Documents" and "Description of the New Notes—Release of Collateral."

Intercreditor Agreement

The New Notes will be subject to an intercreditor agreement (the "Intercreditor Agreement") that will establish the subordination of the liens on the Collateral securing the New Notes and the New Notes Guarantees to the liens on the Collateral securing first-priority lien obligations, including the Credit Agreement, and certain other matters relating to the administration of security interests.

The terms of the Intercreditor Agreement are set forth under "Description of the New Notes—Security Documents—Intercreditor Agreement."

(3)
On May 21, 2018, Mood's wholly owned British subsidiary, Mood Media Limited ("MUK"), completed a US denominated $2.5 million asset-based revolving credit facility (as amended, the "UK ABL Facility") with Bank of America, N.A. The UK ABL Facility is secured by MUK's receivables. In addition, Mood Media UK Holdings Limited, the parent company of MUK, also another wholly owned British subsidiary, has guaranteed the UK ABL Facility. Interest accrues at a rate of LIBOR + 2.25% per annum (or + 4.25% per annum as described below). Financing costs associated with the issuance of the UK ABL Facility totaling $166,000 were deducted from the UK ABL Facility and are accreted over the life of the facility. On October 12, 2018, MUK amended the UK ABL Facility. The amendment provided that the interest coverage ratio requirement does not apply as long as MUK maintains a balance of $500,000 or less, however the interest rate spread over LIBOR increases from 2.25% to 4.25% during the time the interest coverage ratio is not met. There were no financing costs associated with the amendment.

Optional Redemption	Prior to the first anniversary of the Issue Date, the Issuers may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest, if any, to (but excluding) the applicable redemption date plus the applicable "make-whole" premium. On or after first anniversary of the Issue Date, the Issuers may redeem some or all of the New Notes at the redemption prices set forth in this Offering Memorandum. See "Description of the New Notes—Optional Redemption."
Change of Control

Upon certain events constituting a change of control under the New Notes Indenture, the Issuers will be required to make an offer to purchase the New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of the purchase. See "Description of the New Notes—Change of Control."

Certain Covenants	The New Notes Indenture, among other things, limits the Issuers' ability and the ability of its restricted subsidiaries to:
• incur or guarantee additional indebtedness;
• pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;
• make investments;
• consummate certain asset sales;
• engage in transactions with affiliates;
• grant or assume liens; and
• consolidate, merge or transfer all or substantially all of our assets.

These limitations are subject to a number of important qualifications and exceptions as described under "Description of the New Notes—Certain Covenants." One or more parent entities of Mood Media Holdings, LLC, the Issuers' direct parent company ("Holdings"), will not be subject to any of the covenants in the New Notes Indenture.

In addition, certain of the covenants will be suspended if both Moody's Investors Service, Inc. and S&P Global Ratings assign the New Notes an investment grade rating in the future and certain other conditions are met. See "Description of the New Notes—Certain Covenants." In the event that the Issuers and their restricted subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such rating agencies withdraws or downgrades the ratings assigned to the New Notes to sub-investment grade, then the Issuers and their restricted subsidiaries will thereafter again be subject to such covenants.

Securities Law Matters

The offer and sale of the New Notes will not be registered under the Securities Act or any state securities laws and are being offered and sold in reliance on the exemption from registration under the Securities Act set forth in Section 3(a)(9) thereof. The New Notes may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

No Prior Market

The New Notes will be new securities for which there is no market. Accordingly, the Issuers cannot assure you that a liquid market for the New Notes will develop or be maintained. The Issuers do not intend to list the New Notes on any securities exchange or have the New Notes quoted through any automated quotation system. See "Risk Factors—Risks Related to our Indebtedness and the Notes—Your ability to transfer the New Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop, or if developed be maintained, for the New Notes."

Denominations	Minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof
Book-Entry Form

The New Notes will be issued in registered book-entry form represented by one or more global New Notes to be deposited with or on behalf of DTC or its nominee. Transfers of the New Notes will only be effected through facilities of DTC. Beneficial interests in the global New Notes may not be exchanged for certificated New Notes except in limited circumstances.

Trustee	The Bank of New York Mellon
Collateral Agent	The Bank of New York Mellon

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as the risk factors contained in the documents incorporated by reference herein, in addition to the other information contained in this Offering Memorandum or incorporated by reference herein. Any of the following risks or risks set forth in the documents incorporated by reference herein could materially and adversely affect our business, financial condition or results of operations or could materially and adversely affect your investment in the New Notes. In addition, the risks described below and the risks set forth in the documents incorporated by reference herein are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, financial condition or results of operations. In any such case, you may lose all or a part of your investment in the New Notes.

Risks Related to Our Business

We are subject to legal proceedings which, if determined adversely to us, could have a material adverse effect on us.

        In 2015, SoundExchange filed suit against Muzak LLC, a wholly owned subsidiary of Mood ("Muzak"), in the U.S. District Court for the District of Columbia (the "District Court") alleging that Muzak underpaid royalties for certain of its consumer residential music channels for satellite and cable television subscribers. In 2016, the District Court granted Muzak's motion to dismiss the case. SoundExchange appealed, and in 2017, the U.S. Court of Appeals for the District of Columbia Circuit reversed the District Court's ruling and held that certain transmissions by Muzak may be ineligible for such lower royalty rate. SoundExchange has claimed damages against Muzak corresponding to the amount of the underpayment of royalties and late fees which could be in an amount in excess of $20.0 million. The case is proceeding in the District Court after SoundExchange's motion for summary judgment was granted in part and denied in part on August 22, 2018.

        The outcome of the SoundExchange litigation and any other legal proceedings that we may be subject to in the future is inherently uncertain. Regardless of the merit of particular claims, litigation may be expensive, time-consuming, disruptive to our operations, and distracting to management. If the SoundExchange litigation is determined adversely to us, our results of operations and financial condition may be materially and adversely affected. An adverse outcome in the SoundExchange litigation could result in a default under our Credit Agreement and we may also be rendered insolvent if we had insufficient funds to satisfy the litigation and we were unable to obtain adequate financing. We could be forced into bankruptcy or liquidation proceedings as a result.

If we are unable to generate demand for managed media services, our financial results may suffer.

        Our current business plan contemplates deriving revenue from customers that value professional media services that are available for broadcast in-store. Our ability to generate such revenues depends on the market demand for our media content and our ability to provide a robust service that delivers a return on investment.

        We depend on a large portion of our revenues being derived from the continued spending by our clients on in-store media services. Our top clients for such services typically have lengthy tenures. However, should clients decide to stop using or to reduce their expenditures on our in-store media or decide to terminate their agreements with us and use one of our competitors, we would lose subscription revenue, which may have an adverse effect on our financial position and results of operations.

We face intense competition from our competitors that could negatively affect our results of operations.

        We have different competitors in our local geographies but few that operate across international markets. Some of these local competitors offer services at a lower price than what we offer in order to promote their services and gain market share. If these competitors are able to leverage such price advantages, it could harm our ability to compete effectively in the marketplace. Furthermore, there is a threat of new entrants to the competitive landscape from traditional advertisers, media providers as well as start-up companies. The growth of social media could facilitate other forms of new entries that will compete with us.

        We also compete with companies that are not principally focused on providing business music services. Such competitors include consumer services, webcasters, traditional radio broadcasters that encourage workplace listening, video services that provide business establishments with music videos or television programming, and performing rights societies that license business establishments to play sources such as streaming music, CDs, MP3 files and satellite, terrestrial and internet radio.

        We compete on the basis of service, the quality and variety of our music programs, the ability to provide copyright-compliant content, and price. Management believes that we can compete effectively due to the breadth of our in-store media offerings. While management believes that we compete effectively, our competitors are continually seeking new ways to expand their client bases and revenue streams. As a result, competition may negatively impact our ability to attract new clients and retain existing clients.

Our success will depend, in part, on our ability to develop and sell new products and services.

        Our success depends in part on the ability of our personnel to develop leading-edge media products and services and the ability to cross-sell audio, visual, mobile, social and scent marketing to existing clients. Our business and operating results will be harmed if we fail to cross-sell our services and/or fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues or gross profits to offset development and operating costs. We may not successfully identify, develop and market new products and service opportunities in a timely manner. We also may not be able to add new content or services as quickly or as efficiently as our competitors, or at all. If we introduce new products and services, we may not attain broad market acceptance or contribute meaningfully to our revenues or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments.

Our success will depend, in part, on our ability to attract and retain human capital.

        Although we have been successful in recruiting and retaining qualified employees to date, there can be no assurances that we will continue to attract and retain the human capital needed for our business. Competition for human capital remains robust, and meeting the salary expectations of recruits and existing employees can be challenging. Our ability to offer meaningful wage increases and long term incentives is currently constrained and could adversely impact both recruiting and retention efforts.

Our IT infrastructure can be challenged by our unique operating requirements and evolving business processes.

        We continue to update and refine our information technology systems throughout the organization. The implementation of information technology solutions involves process changes which carry the risk of business disruption, errors, failure to achieve expected business benefits and ineffective design and operation of our internal control over financial reporting. Any disruption to these systems or the failure of these systems to operate as expected would, depending on the magnitude of the problem, adversely impact our results of operation by disrupting our ability to effectively monitor and control operations.

Our use of open source and third party software could impose unanticipated conditions or restrictions on our ability to commercialize our solutions.

        While we have developed our own proprietary software and hardware for the delivery of our media solutions, we may be restricted under existing or future agreements from utilizing certain licensed technology in all of the jurisdictions and/or industry sectors in which we operate. Failure to comply with such restrictions may leave us open to proceedings by third parties and such restrictions may, if alternative technology is not available, affect our ability to deliver services in such jurisdictions, thereby resulting in an adverse effect on our financial position.

Our suppliers may choose to terminate their relationship with us, which could have a material adverse effect on our financial condition and results of operations.

        We have licensing arrangements with suppliers of satellite services that are used in the delivery of content to our customers. If such licensing arrangements were terminated and alternative arrangements were not available, this would affect our ability to deliver services resulting in a material adverse effect on our financial position.

We depend upon suppliers for the manufacture of our proprietary media players, and the termination of our arrangements with these suppliers could materially affect our business.

        We rely on suppliers to manufacture our proprietary media players. In the event these agreements are terminated, management believes that they will be able to find alternative suppliers. If we are unable to obtain alternative suppliers on a timely basis, or at all, or if we experience significant delays in supplier shipments, we may be forced to suspend or cancel delivery of products and services to new accounts, which may have a material adverse effect upon our business. If we are unable to obtain an adequate supply of components meeting our standards of reliability, accuracy and performance, we may be materially and adversely affected.

Failure to continue to generate sufficient cash revenues could materially adversely affect our business.

        Our ability to be profitable and to have positive cash flow is dependent upon our ability to maintain and locate new customers who will purchase our products and use our services, and our ability to continue to generate sufficient cash revenues. We presently generate the majority of our revenue in the United States and Europe, and our customers can be affected by economic cycles as well as macro trends regarding consumer preferences. Our revenues could also be affected by bankruptcies or rationalization of a portion of our existing client base. A material reduction in revenue would negatively impact our financial position.

        If our revenue grows slower than anticipated, or if our operating expenses are higher than expected, we may not be able to sustain or increase profitability, in which case our financial condition may suffer and our value could decline. Failure to continue to generate sufficient cash revenues could also cause us to go out of business.

If we are unable to access additional equity or debt financing at a reasonable cost, it could affect our performance.

        Given the sensitivity of capital markets worldwide, there is a risk that we may not be able to obtain additional equity or debt financing that we may require for capital deployment or to refinance our debt when it is due. If the realization of various risk factors results in poor financial performance, capital markets might be more difficult to access or might be completely closed to us for debt and equity financing, and, as a result, we could go out of business.

We are highly leveraged and are reliant on maintaining our debt facilities.

        We have debt and owe money to creditors including HPS Investment Partners LLC, Bank of America, N.A., other investment management firms, and holders of certain notes. Our HPS First Lien Credit Facilities are secured against our assets or guaranteed by certain of our subsidiaries. Our ABL Facility with Bank of America, N.A. is secured by our wholly owned British subsidiary Mood Media Limited's receivables. In addition, Mood Media UK Holdings Limited, the parent company of Mood Media Limited, also another wholly owned British subsidiary, has guaranteed the ABL Facility.

        We are subject to continued compliance with various covenants for both the HPS First Lien Credit Facilities and ABL Facility. These covenants could reduce our flexibility in conducting our operations and may create a risk of default on our debt if we cannot satisfy or continue to satisfy these covenants. Should we fail to satisfy or continue to satisfy our covenants and if our debt is accelerated or required to be redeemed, we will need to find new sources of financing or otherwise cede ownership of some or all of our assets, which may have a material adverse effect on our business and financial position. Our debt bears interest at floating interest rates and, therefore, is subject to fluctuations in interest rates. Interest rate fluctuations are beyond our control and there can be no assurance that interest rates will not have a material adverse effect on our financial performance. We may also issue common shares to refinance some of our indebtedness. Issuances of a substantial number of additional common shares may adversely affect prevailing market prices for the common shares, may cause investors to experience dilution of their voting power and may cause dilution in our earnings per common share.

Liquidity risk.

        Liquidity risk arises when cash resources become insufficient to meet cash demands. Our objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet our liquidity requirements at any point in time.

        While management believes that we have sufficient liquidity in the form of our current cash balances, the cash generating capacity of our businesses, access to debt markets and ongoing opportunities to divest non-core assets to meet our working capital, debt servicing, capital expenditure and other funding requirements for the forthcoming year, our liquidity position may be negatively impacted by our existing leverage or negative developments related to our other risk factors. If we fail to generate or maintain sufficient liquidity, it could cause a material adverse effect on our financial position and we could go out of business.

Credit risk.

        Credit risk arises from cash held with banks and credit exposure to customers with outstanding accounts receivable balances. The maximum exposure to credit risk is equal to the carrying value of the financial assets. The objective of managing counterparty credit risk is to prevent losses in financial assets. If customers with outstanding accounts receivable balances do not pay us, or do not pay us in a timely fashion, it could cause a material adverse effect on our financial position, and we could go out of business.

Integration risks.

        Failure to properly integrate any acquisitions made by us or failure to continue integration cost saving initiatives will leave us less able to operate as a consolidated whole and may lead to depressed revenue and margin performance. Integration of assets requires dedication and substantial management effort, time and resources which may divert management's focus and resources from other strategic opportunities and from operational matters during this process. The integration process may result in loss of key employees and the disruption of the ongoing business, customer and employee relationships that may adversely affect our ability to achieve the anticipated benefits. Furthermore, our operating results and financial condition could be materially adversely impacted by the focus on any integration.

Currency risk.

        We operate in the Americas and internationally. Our functional currency is U.S. dollars and a significant number of our transactions are recorded in U.S. dollars and Euros. Currency risk arises because the amount of the local currency revenues, expenses, cash flows, receivables and payables for transactions denominated in foreign currencies may vary due to changes in exchange rates and because the non-U.S. denominated financial statements of our subsidiaries may vary on consolidation into U.S. dollars.

        The most significant translation exposure arises from the Euro currency. We are required to revalue the Euro denominated net assets of the European subsidiaries at the end of each period with the foreign currency translation gain or loss recorded in other comprehensive income (loss). We also have currency exposure to the extent to which our foreign currency denominated revenues and expenses are translated at fluctuating exchange rates. This affects reported results in our U.S. dollar denominated consolidated statements of income (loss) and comprehensive income (loss), our consolidated statements of cash flows, as well as our calculation of compliance with various covenants which incorporate the operating results of our foreign subsidiaries into period covenant calculations.

We do not expect to pay dividends and there are potential adverse tax consequences from the payment of dividends on the common shares.

        We have not paid any cash dividends with respect to our common shares, and it is unlikely that we will pay any dividends on the common shares in the foreseeable future. However, dividends received by holders of common shares could be subject to applicable withholding taxes and we recommend that such holders of common shares seek the appropriate professional advice in this regard.

We may not have the financial or technological resources to adapt to changes in available technology and our clients' preferences, which may have a negative effect on our revenue and financial position.

        Our product and service offerings compete in a market characterized by rapidly changing technologies, frequent innovations and evolving industry standards. There are numerous methods by which existing and future competitors can deliver programming, including various forms of streaming media, recorded media, direct broadcast satellite services, wireless cable, fiber optic cable, digital compression over existing telephone lines, advanced television broadcast channels, digital audio radio service and the internet. Competitors may use different forms of delivery for the services that we offer, and clients may prefer these alternative delivery methods. We may not have the financial or technological resources to adapt to changes in available technology and our clients' preferences, which may have a negative effect on our revenue and financial position.

        We cannot provide assurance that we will be able to use, or compete effectively with competitors that adopt, new delivery methods and technologies, or keep up our pace with discoveries or improvements in the communications, media and entertainment industries. We also cannot provide assurance that the technology we currently rely upon will not become obsolete.

We pay royalties to license music rights and may be materially adversely affected if such royalties are increased.

        We pay performance royalties to songwriters and publishers through contracts negotiated with performing rights societies such as The American Society of Composers Authors and Publishers,

Broadcast Music, Inc., SESAC LLC, Global Music Rights, LLC and publishing or mechanical royalties to publishers and collectives that represent their interests, such as The Harry Fox Agency—a collective that represents publishers and collects royalties on their behalf. If performance or mechanical royalty rates for music are increased, there can be no assurance that we will be able to pass through such increased rates to our customers. As a result, our results of operations and financial condition may be materially adversely affected.

        We also secure rights to music directly from songwriters and record labels. There is no assurance that we will be able to secure such rights, licenses and content in the future on commercially reasonable terms, if at all. Limitations on the availability of certain musical works and sound recordings may result in the discontinuance of certain programs, and as a result, may lead to increased client churn.

        The market for acquiring rights and access to content from content owners is competitive. Furthermore, not all content is publicly available for sale. We face competition and obstacles in our pursuit to acquire additional content, which may reduce the amount of music and video content that it is able to acquire or license and may lead to client satisfaction issues or higher acquisition prices. Our competitors may, from time to time, offer better terms of acquisition to content owners. Increased competition for the acquisition of rights to music recordings may result in a reduction in operating margins and may reduce our ability to distinguish ourselves from our competitors by virtue of our music library.

        In the event of a material change in the commercial landscapes related to public performance, mechanical rights and/or label rights, including the introduction of new rights organizations, there is no assurance that we will be able to secure or modify such rights, licenses and content in the future on commercially reasonable terms, if at all. Such material change may result in increased costs or reduced access to content, which may also result in a material adverse effect on our results of operations and financial condition. Further, our results may be adversely affected if there is reform in the United States or European copyright laws or music industry practices.

Audits by music licensors and performing rights organizations.

        We are subject to routine audits by licensors of music and performing rights organizations. Should the outcomes of such reviews identify differing interpretations of regulatory or contractual language that, in turn, result in significant payments, such payments could have a material adverse effect on our operations and liquidity.

Costly and protracted litigation may be necessary to defend usage of intellectual property.

        We may become subject to legal proceedings, claims and audits in relation to our business. In particular, while management believes that we have the rights to distribute the musical works and sound recordings used in connection with our business, we may be subject to copyright infringement lawsuits for selling, performing or distributing musical works and sound recordings if a copyright owner takes the position that we do not have the rights to do so. Alternatively, we may be subject to audits or other claims for unpaid or underpaid royalties. Results of audits and legal proceedings cannot be predicted with certainty. Regardless of the merits of such claims or our efforts to defend, litigate, arbitrate, and/or mediate such claims, these matters may be time-consuming and disruptive to our operations and cause significant expense and diversion of management attention.

If the current owners with which we contract do not have legal title to the rights they grant us, our business may be materially adversely affected.

        Our acquisition, distribution and license agreements with content owners contain representations, warranties and indemnities with respect to the rights granted to them. If we were to acquire and sell, perform or distribute musical works and sound recordings from a person or entity that did not actually own such rights and we were unable to enforce the representations, warranties and indemnities made by such person or entity, our business and financial position may be materially adversely affected.

We must be capable of responding to an evolving music industry.

        We sell digital music on a subscription basis based on the quality and quantity of our music selections, our ability to efficiently distribute our content, our ability to provide copyright compliant solutions, our ability to meet the branding requirements of our customers and in the context of the pricing of our competitors in the industry. We have limited ability to influence the pricing models of the commercial music industry. There is no assurance that publishers, record labels or other rights holders will not attempt to change the pricing structure in the future that could result in lower pricing or tiered pricing that could reduce the amount of revenue we receive or result in higher costs to us that we may not be able to pass through to our customers. In addition, consumer streaming companies offer substantial music libraries and features to retail consumers and have begun to look to ways to monetize their brands by offering copyright compliant music to commercial enterprises. The rising ubiquity of IP connectivity and improvements in streaming technologies also present the risk that new competition could arise within our industry thereby altering the competitive landscape and presenting risks to the our pricing.

Piracy is likely to continue to negatively impact our potential revenue.

        The music industry continues to be subject to unauthorized distribution and/or copying or sharing of content without an economic return to any parties in the industry. Global piracy is a significant threat to the entertainment industry generally and to us. Unauthorized copies and piracy have contributed to the decrease in the volume of legitimate sales of music and video content and services and have put pressure on the price of products sold through legitimate sales channels. This may result in a reduction in our revenue.

Possible infringement by third parties of intellectual property rights could have a material adverse effect on our business, financial condition and results of operations

        We distribute music content to business music consumers via proprietary media players. We cannot be certain that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. To protect our proprietary rights, we depend on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties and protective contractual provisions. These efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology. These efforts may also not prevent the development and design by others of products or technologies similar to, competitive with or superior to those developed by us. Any of these results could reduce the value of our intellectual property. In addition, any infringement or misappropriation by third parties could have a material adverse effect on our business, financial condition and results of operations.

We may be liable if third parties misappropriate our users' and customers' personal information.

        Third parties may be able to hack into or otherwise compromise our network security or otherwise misappropriate our users' personal information or credit card information. Further, personally identifiable information related to our employees may also be vulnerable. If our network security is compromised, we could be subject to liability arising from claims related to, among other things, unauthorized purchases with credit card information, impersonation or other similar fraud claims or other misuse of personal information, such as claims for unauthorized marketing purposes. In such circumstances, we also could be liable for failing to provide timely notice of a data security breach affecting certain types of personal information and take other required steps in accordance with the growing number of notification statutes including the General Data Protection Regulation ("GDPR"). Consumer protection privacy regulations could impair our ability to obtain information about our users, which could result in decreased advertising revenues.

        Our network and offerings may also use tracking technologies such as "cookies" to track user behavior and preferences. A cookie is information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive or browser, possibly without the user's knowledge, but is generally removable by the user. We use information gathered from cookies to tailor content or messaging to users of our network. GDPR may affect our ability to use cookies in some countries and a number of internet commentators, advocates and governmental bodies in the United States and elsewhere have urged the passage of laws directly or indirectly limiting or abolishing the use of cookies. Other tracking technologies, such as so-called "pixel tags" or "clear GIFs", are also coming under increasing scrutiny by legislators, regulators and consumers, imposing potential liability risks on our business. In addition, legal restrictions on cookies, pixel tags and other tracking technologies may make it more difficult for us to tailor content or messaging, making our offerings less attractive to customers. Similarly, the unavailability of cookies, pixel tags and other tracking technologies may restrict the use of targeted advertising, making our network and offerings less attractive to customers.

Government regulation of the internet and e-commerce is evolving and unfavorable changes could harm our business.

        We are subject to general business regulations and laws, as well as regulations and laws specifically governing the internet and e-commerce. Existing and future laws and regulations may impede the growth of the internet or online services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the internet and e-commerce. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

The locations of our users expose it to foreign privacy and data security laws and may increase our liability, subject us to non-uniform standards and require it to modify our practices.

        Our users are located in the United States and around the world. As a result, we collect and process the personal data of individuals who live in many different countries. Privacy regulators in certain of those countries have publicly stated that foreign entities (including entities based in the United States) may render themselves subject to those countries' privacy laws and the jurisdiction of such regulators by collecting or processing the personal data of those countries' residents, even if such entities have no physical or legal presence there. Consequently, we may be obligated to comply with the privacy and data security laws of certain foreign countries.

        Our exposure to European and other foreign countries' privacy and data security laws impacts our ability to collect and use personal data of users and employees, and increases our legal compliance costs and may expose us to liability. As such laws proliferate, there may be uncertainty regarding their application or interpretation, which consequently increases our potential liability. Even if a claim of non-compliance against us does not ultimately result in liability, investigating or responding to a claim may present a significant cost. Future legislation may also require ongoing changes in our data collection practices which may be expensive to implement.

Litigation Risks.

        We are currently defending ourselves against a number of legal claims. While we believe these claims to be without merit, and are vigorously defending ourselves, we cannot guarantee that we will be successful or that we will reach commercially reasonable settlement terms. A negative judgment or the costs of a protracted defense could materially adversely affect our earnings.

If legal proceedings are determined adversely to us and we have not recorded sufficient reserves, additional charges could have a material adverse effect.

        Litigation is inherently uncertain and it is not possible to accurately predict what the final outcome will be of any legal proceeding. We must make certain assumptions and rely on estimates regarding potential outcomes of legal proceedings in order to determine an appropriate charge to our results of operations and contingent liabilities, which are inherently subject to risks and uncertainties. For example, in the second quarter of 2018, we recorded a $3.0 million charge, which represents management's best estimate for a settlement of a dispute over the interpretation of certain payment obligations. We could incur additional charges in connection with this matter or other future litigation. If these reserves are not sufficient to cover payment obligations, additional charges could have a material adverse effect on our results of operations and financial condition.

International trade laws and regulations.

        Various governments and supranational organizations, including the United States and those in the European Union, maintain statutes and regulations that set out economic sanction measures that include restrictions in respect of a number of countries, persons and entities. In some cases, a sanction may, absent an exemption or permit, amount to an absolute prohibition on dealings with or involving the sanctions target, for persons required to comply with such measures and regulations. In other cases, there may be, for example, prohibitions in respect of specific goods. We may have, directly or indirectly, sales into jurisdictions subject to some forms of economic sanction measures. Further measures and regulations could be imposed in the future. We will seek to comply with all such applicable legislation, measures and regulations and may cease or may not pursue certain business if such business would be in violation of the measures and regulations of any jurisdiction with which we are required to comply. If we are considered to be in violation of any applicable measure or regulation, whether due to ongoing business or business conducted in the past, we could be subject to governmental proceedings that could lead to civil or criminal penalties, including fines that could also damage our reputation. All of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that the Acquisition will be consummated in a timely manner, or at all.

        The consummation of the Acquisition may be delayed or may not be consummated at all, which could negatively impact our business and financial condition. If the Acquisition Agreement is terminated, we may be required to pay to the Independent Affiliate a termination fee of $750,000 under certain circumstances. In addition, if the Acquisition is not consummated, only a portion of the Additional Notes may be issued. If we are not able to obtain additional equity or debt financing that we may require, our business, financial condition and results of operations could be materially adversely affected.

Risks to Holders of Non-Tendered Old Notes

        The following risk factors specifically apply to the extent a holder of Old Notes elects not to participate in the Exchange Offer. In addition, there are additional risks attendant to investing in the New Notes that you should review whether or not you elect to tender your Old Notes. Such additional risks are described elsewhere in this Risk Factors section under the headings: "—Risks Related to the Exchange Offer," "—Risks Related to Our Business," "—Risks Related to Our Indebtedness and the New Notes" and "—Risks Related to the Collateral."

The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated.

        As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors beneficially own approximately $152.1 million aggregate principal amount of Old Notes, which represents approximately 68.6% of the total outstanding Old Notes. As of the date hereof, after giving effect to the issuance of the Additional Notes, the Sponsors will beneficially own approximately $187.7 million aggregate principal amount of Old Notes, which represents approximately 72.9% of the total outstanding Old Notes. The Sponsors have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered in the Exchange Offer, and will deliver, or cause to be delivered, the related Consents in the Consent Solicitation. Accordingly, the Sponsors will exchange a significant portion of the total outstanding Old Notes in the Exchange Offer and, because they hold in excess of 66 2/3% of the outstanding Old Notes, will control the outcome of the Consent Solicitation (including the Collateral Release), regardless of the decisions of the remaining holders of Old Notes regarding the Exchange Offer and Consent Solicitation. The Proposed Amendments and the Collateral Release will become effective when the Old Notes Supplemental Indenture is executed and delivered promptly following the Withdrawal Deadline and will not become operative until immediately prior to delivery of the Exchange Consideration (plus any accrued and unpaid interest with respect to the Old Notes tendered for exchange) on the Settlement Date. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Proposed Amendments."

Upon consummation of the Exchange Offer, liquidity of the market for outstanding Old Notes will likely be significantly reduced, and market prices for outstanding Old Notes will likely decline as a result.

        To the extent the Exchange Offer is consummated, the aggregate principal amount of outstanding Old Notes will be reduced. A reduction in the amount of outstanding Old Notes would likely adversely affect the liquidity of the non-tendered Old Notes. An issue of securities with a small outstanding principal amount available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. Therefore, the market price for an Old Note that is not tendered may be adversely affected. A reduced float may also make the trading prices of Old Notes that are not exchanged more volatile. If a significant portion of Old Notes is tendered into the Exchange Offer, then a significantly reduced aggregate principal amount of Old Notes will remain outstanding following the consummation of the Exchange Offer, and a much smaller principal amount of the Old Notes will control decisions with respect to such Old Notes than as is currently the case, including with respect to amendments, waivers and requests to accelerate upon an event of default, among others.

If the Exchange Offer is consummated, the Proposed Amendments will become operative and holders of Old Notes will no longer benefit from the protections provided by substantially all of the existing restrictive covenants, certain events of default and other material provisions.

        The Proposed Amendments will eliminate or waive substantially all of the restrictive covenants, reporting requirements and certain events of default contained in the Old Notes Indenture, eliminate the requirement to make a 101% offer to repurchase the Old Notes upon the occurrence of a Change of Control and eliminate the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. Such restrictive covenants include, among other things, covenants that limit the Issuers' ability to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfer all or substantially all of the Issuers' property and assets. The elimination of these protections could permit the Issuers, subject to restrictions in our other debt instruments, to take certain actions previously prohibited that could materially increase the Issuers' credit risk or could otherwise be materially adverse to holders, and could adversely affect the market prices and credit ratings of the remaining Old Notes. See "Proposed Amendments."

If the Exchange Offer is consummated, the Collateral Release will become operative and the Old Notes will no longer be secured by any collateral.

        If the Exchange Offer is consummated, the Collateral Release will become operative and all of the Collateral securing the Old Notes will be released, so claims with respect to the unexchanged Old Notes will not be secured by any of our assets. As a result, holders of unexchanged Old Notes will be effectively subordinated to the Issuers' secured indebtedness to the extent of the value of the assets securing such indebtedness, including indebtedness under the New Notes and the Credit Agreement. In the event of a bankruptcy, liquidation or insolvency of the Company, including as a result of an adverse outcome in the SoundExchange litigation, it is possible that there would be little or no assets remaining after the payment of the obligations under the Credit Agreement, the New Notes and other claims from which the obligations of the unexchanged Old Notes could be satisfied. The Sponsors intend to exchange all of their Old Notes for New Notes in the Exchange so the amendments to the Old Notes will become effective as a result of the exchange, including the Collateral Release. See "Proposed Amendments." See also "We are subject to legal proceedings which, if determined adversely to us, could have a material adverse effect on us."

We may purchase Old Notes in the future at different prices.

        We may from time to time purchase any Old Notes that remain outstanding after consummation of the Exchange Offer through open market or privately negotiated transactions, one or more tender or exchange offers or otherwise, on terms that may be less advantageous to holders than the terms of the Exchange Offer.

The United States federal income tax treatment of Holders who tender their Old Notes pursuant to the Exchange Offer is not certain.

        It is expected that the exchange of the Old Notes for the New Notes pursuant to the Exchange Offer is a significant modification of the Old Notes. Accordingly, a U.S. Holder will recognize gain or loss on the exchange of its Old Notes for New Notes unless such deemed exchange is treated as a tax-free recapitalization. Although the matter is not free from doubt, given the terms of the New Notes and the position adopted by the IRS in Revenue Ruling 2004-78 that may allow the term of the Old Notes to carry over to the New Notes in determining whether the New Notes are "securities", we intend to take the position that the New Notes qualify as securities and, thus, that the Exchange would qualify as a tax-free recapitalization. See "Certain U.S. Federal Income Tax Consequences—Exchange of Old Notes Pursuant to the Exchange Offer."

The United States federal income tax treatment of Holders who do not tender their Old Notes pursuant to the Exchange Offer is not certain, and will depend in part on whether the Collateral Release becomes operative.

        If the Collateral Release Requisite Consents are received and as a result the Collateral Release becomes operative, such modification of the Old Notes would result in a deemed exchange of the Old Notes for "new" Old Notes (i.e., as modified by the Collateral Release). As a result, a United States Holder could recognize taxable gain or loss on the deemed exchange of its Old Notes for "new" Old

Notes, unless such deemed exchange is treated as a tax-free recapitalization (which is the position we intend to take with respect to the Notes of non-tendering Holders, should the Collateral Release become operative). In addition, even if the Collateral Release does not become operative, the Proposed Amendments other than the Collateral Release may result in a deemed exchange. Although there is no authority directly on point and the matter is not free from doubt, we intend to take the position that the adoption of the Proposed Amendments other than the Collateral Release does not result in a deemed exchange, and as a result, non-tendering Holders should not realize gain or loss as a result of the adoption of the Proposed Amendments (other than the Collateral Release) and completion of the Exchange Offer. If the Collateral Release becomes operative or the adoption of the Proposed Amendments otherwise does result in a deemed exchange, a U.S. Holder could recognize taxable gain or loss on the deemed exchange of its Old Notes for "new" Old Notes (i.e., as modified by the Proposed Amendments), unless such deemed exchange is treated as a tax-free recapitalization (which is the position we intend to take with respect to the Notes of non-tendering Holders, should the adoption of the Proposed Amendments result in a deemed exchange). See "Certain U.S. Federal Income Tax Consequences—Holders Not Tendering in the Exchange Offer."

Risks Related to the Exchange Offer

        The following risks specifically apply only to holders of New Notes issued in the Exchange Offer and should be considered, along with other risk factors, by holders. These risks are described elsewhere in this "Risk Factors" section under the headings "—Risks Related to Our Indebtedness and the New Notes" and "—Risks Related to our Business."

The Exchange Offer may be cancelled or delayed.

        The Issuers have the right to terminate or withdraw the Exchange Offer in their sole discretion at any time and for any reason, including failure to satisfy any condition to the Exchange Offer. Even if the Exchange Offer is consummated, it may not be consummated on the schedule described in this Offering Memorandum and holders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time such holders will not be able to effect transfers or sales of their Old Notes tendered pursuant to the Exchange Offer or their New Notes.

There is limited ability to withdraw tendered Old Notes.

        Tenders of Old Notes may be validly withdrawn at any time prior to the Withdrawal Deadline, but not at or thereafter. In addition, the Issuers may, in their sole discretion subject to applicable law, extend the Exchange Offer Expiration Time or, at any time prior to the Settlement Date, terminate the Exchange Offer. Payment of the Exchange Consideration will not be made prior to the Settlement Date, the occurrence of which is dependent upon the satisfaction or waiver of the conditions to the Exchange Offer. Therefore, holders that tender Old Notes at or before the Withdrawal Deadline could face a significant delay in receiving payment of their consideration and may not have the ability to validly withdraw or trade tendered Old Notes during that time. Old Notes tendered after the Withdrawal Deadline may not be withdrawn, and, if the Exchange Offer Expiration Time is extended, holders that tender those Old Notes could be forced to wait for an extended period of time before receiving payment for their Old Notes. The Settlement Date is expected to be in the second quarter of 2019. Accordingly, any holder who tenders its Old Notes (and does not validly withdraw such Old Notes prior to the Withdrawal Deadline) may not receive payment of the Exchange Consideration and may be unable to validly withdraw or trade its Old Notes, in each case for a substantial duration.

Upon consummation of the Exchange Offer and Consent Solicitation, holders who tender their Old Notes in exchange for New Notes will lose their rights and protections under the Old Notes, including, without limitation, rights to future cash and paid-in-kind interest and principal payments with respect to the Old Notes.

        If you tender your Old Notes pursuant to the Exchange Offer and your Old Notes are accepted for exchange, you will be giving up all of your rights as a holder of the Old Notes, including, without limitation, rights to future payment of cash and paid-in-kind interest on the Old Notes and the principal payment of the Old Notes at maturity. Specifically, if you tender your Old Notes pursuant to the Exchange Offer and your Old Notes are accepted for exchange, interest on the New Notes that you receive pursuant to the Exchange Offer will be payable entirely in the form of paid-in-kind interest and you will not have any right to receive cash interest.

The consideration to be received in the Exchange Offer is subject to market volatility.

        None of the Issuers, the Trustee, the Exchange Agent and Information Agent, the Sponsors or any of their respective affiliates, makes any recommendation as to whether holders of Old Notes should tender their Old Notes in the Exchange Offer. The trading price and the availability of a liquid market for the New Notes following the Exchange Offer cannot be assured. If a market does develop, the trading price of the New Notes will be impacted by numerous factors, including our credit ratings, the trading prices of the Old Notes and overall market conditions generally and in the media industry, in particular.

Old Notes that are not tendered in the Exchange Offer may subsequently be repurchased.

        After the Exchange Offer Expiration Time, we may, to the extent permitted by applicable law and covenants governing our existing debt, acquire Old Notes that are not tendered and accepted for exchange in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as it may determine. Any such prices may be more or less favorable to holders of Old Notes than the terms of the Exchange Offer. There can be no assurance as to which, if any, of these alternatives or combinations thereof we may choose to pursue in the future.

Your Old Notes may not be accepted for exchange if you fail to follow the applicable tender procedures.

        The Issuers will not be required to accept your Old Notes for exchange if you do not follow the applicable tender procedures. The Issuers will make payment of the Exchange Consideration after timely receipt of your Old Notes and all other required documents. Therefore, if you want to tender your Old Notes, please allow sufficient time to ensure timely delivery. If the Issuers do not receive your Old Notes and other required documents by the Exchange Offer Expiration Time, the Issuers will not be required to accept your Old Notes for exchange. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes. If there are defects or irregularities with respect to your tender of Old Notes, the Issuers will not be required to accept your Old Notes for exchange.

Risks Related to Our Indebtedness and the New Notes

Our substantial indebtedness could materially and adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the New Notes.

        After giving pro forma effect to the Exchange Offer and Consent Solicitation, we will continue to be a highly leveraged company. As of March 31, 2019, on a pro forma basis after giving effect to the Exchange Offer and Consent Solicitation, assuming (i) no Additional Notes are issued prior to the consummation of the Exchange Offer, (ii) all outstanding Old Notes are validly tendered and not withdrawn prior to or at the Exchange Offer Expiration Time and are accepted by the Issuers and (iii) all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, assuming a Settlement Date of June 25, 2019, we would have had approximately $547.1 million(4) face value of outstanding indebtedness. For the twelve months ended March 31, 2019, we would have had total pro forma cash debt service payment obligations on the Credit Facility and the New Notes of approximately $30.1 million, as compared to the actual debt service payments of approximately $46.0 million for this period. See footnotes (2) and (3) to the table on page 2 of this Offering Memorandum and the capitalization table on page 54 of this Offering Memorandum. Our substantial indebtedness could have important consequences for you as a holder of the New Notes. For example, it could:

  •
  limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

  •
  make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the New Notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the New Notes Indenture and the agreements governing our other indebtedness;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, thereby reducing funds available to us for other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our operations or business;

  •
  make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

  •
  make us more vulnerable to downturns in our business or the economy;

  •
  restrict us from making strategic acquisitions, engaging in development activities, introducing new technologies or exploiting business opportunities;

  •
  cause us to make non-strategic divestitures;

  •
  limit, along with the financial and other restrictive covenants in the agreements governing our indebtedness, among other things, our ability to borrow additional funds or dispose of assets;

  •
  prevent us from raising the funds necessary to repurchase all New Notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the New Notes Indenture; or

  •
  expose us to the risk of increased interest rates, as certain of our borrowings are at variable rates of interest.

        In addition, the Credit Agreement contains, and the New Notes Indenture will contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

(4)
Assumes no Additional Notes are issued prior to the consummation of the Exchange Offer. If the Additional Notes are issued prior to the consummation of the Exchange Offer, we would have had approximately $582.7 million face value of outstanding indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the New Notes.

        Any default under the agreements governing our indebtedness, including defaults under the Credit Agreement that are not waived by the required lenders, and the remedies sought by the holders of such indebtedness could leave us unable to pay principal, premium, if any, or interest on the New Notes and could substantially decrease the market value of the New Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the Credit Agreement), we could be in default under the terms of the agreements governing such indebtedness. Upon the occurrence of an event of default, the holders of such indebtedness could elect to (i) declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, (ii) terminate their commitments and cease making further loans and (iii) institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

        If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Credit Agreement to avoid being in default. If we breach our covenants under the Credit Agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the Credit Agreement, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

        Upon any such bankruptcy filing under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), we would be stayed from making any ongoing payments on the New Notes, and the holders of the New Notes would not be entitled to receive post-petition interest or applicable fees, expenses, costs or charges to the extent the amount of the obligations due under the New Notes exceeded the value of the Collateral (after taking into account all other senior debt that was also secured by the Collateral), or any "adequate protection" on account of any undersecured portion of the New Notes.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, including secured debt that is secured by a lien that is senior, pari passu or junior to the liens securing the New Notes, which could intensify the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of the Credit Agreement contains, and the New Notes Indenture will contain, restrictions on our and our subsidiaries' ability to incur additional indebtedness, including first-priority secured indebtedness that will be effectively senior to the New Notes, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. As of March 31, 2019, we had $15.0 million drawn on the revolving credit facility related to our Credit Agreement and had no borrowing capacity available. Such additional borrowing capacity under the Credit Agreement would be secured on a first-priority basis senior to the New Notes to the extent of the value of the Collateral securing the Credit Agreement. In addition to the New Notes and our borrowings under the Credit Agreement, the covenants under any other existing or future debt instruments could allow us to incur a significant amount of additional indebtedness and, subject to certain limitations, such additional indebtedness could be secured on a basis senior or junior to, or pari passu with, the New Notes or on a pari passu basis with the New Notes. The more leveraged we become, the more we, and in turn our security holders, will be exposed to certain risks described above under "—Our substantial indebtedness could materially and adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the New Notes."

All of the interest on the New Notes will be payable-in-kind rather than cash-pay.

        None of interest payable on the New Notes will be cash-pay and will instead be paid by either increasing the principal amount of the outstanding New Notes or by issuing additional New Notes (the "PIK Interest"). The payment of PIK Interest will increase the amount of our indebtedness and will increase the risks associated with our level of indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the New Notes, and to fund our working capital and capital expenditures, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

        Our ability to pay principal and interest on the New Notes and to satisfy our other debt obligations will depend upon, among other things:

  •
  our future financial and operating performance, which will be affected by prevailing economic, industry and competitive conditions and financial, business, legislative, regulatory and other factors, many of which are beyond our control; and

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  our future ability to borrow under the Credit Agreement, the availability of which depends on, among other things, our complying with the covenants in the Credit Agreement.

        We cannot assure you that our business will generate cash flow from operations, or that we will be able to draw under the Credit Agreement or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the New Notes.

        If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the New Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. We cannot assure you that we will be able to restructure or refinance any of our debt on commercially reasonable terms or at all. In addition, the terms of existing or future debt agreements, including the Credit Agreement and the New Notes Indenture, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could result in a material adverse effect on our business, results of operations and financial condition and could negatively impact our ability to satisfy our obligations under the New Notes.

        If we cannot make scheduled payments on our indebtedness, we will be in default and holders of the New Notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Agreement could terminate their commitments to loan money, our secured lenders (including the lenders under the Credit Agreement and the holders of the New Notes) could foreclose against the assets securing the indebtedness owing to them (and the proceeds of any such foreclosure may not be sufficient to satisfy their claims), and we could be forced into bankruptcy or liquidation. All of these events could cause you to lose all or part of your investment in the New Notes.

        If our indebtedness is accelerated, we may need to repay or refinance all or a portion of our indebtedness, including the New Notes, before maturity. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations, including the Credit Agreement, on commercially reasonable terms, or at all.

Repayment of our debt, including the New Notes, is dependent on cash flow generated by our subsidiaries.

        We are a holding company and have no direct operations other than holding the equity interests in our subsidiaries and activities directly related thereto. Accordingly, repayment of our indebtedness, including the New Notes, is dependent on the generation of cash flow by our subsidiaries and (if they are not guarantors of the New Notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the New Notes, our subsidiaries do not have any obligation to pay amounts due on the New Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the New Notes. Each of our subsidiaries is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from them and we may be limited in our ability to cause any future joint ventures to distribute their earnings to us. While the Credit Agreement limits, and the New Notes Indenture will limit, the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the New Notes.

The New Notes will be structurally subordinated to all liabilities of our current and future non-guarantor subsidiaries.

        The New Notes will be structurally subordinated to indebtedness and other liabilities of the Issuer's current and future subsidiaries that are not or will not be guaranteeing the New Notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the Issuer's non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts (secured and unsecured), holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. During the twelve months ended March 31, 2019, non-guarantor subsidiaries generated approximately 24.57% of our total revenue and approximately 16.27% of our Adjusted EBITDA. As of March 31, 2019, non-guarantor subsidiaries held approximately 15.29% of our consolidated assets and no outstanding indebtedness, excluding intercompany obligations and the UK ABL Facility.

        In addition, the New Notes Indenture will, subject to some limitations, permit the Issuer's non-guarantor subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        The New Notes will not be guaranteed by any of the Issuer's non-U.S. subsidiaries or any subsidiaries that are not material or wholly owned. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that we or the Subsidiary Guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of New Notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

        The Credit Agreement contains, and the New Notes Indenture will contain, and any other existing or future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries ability to, among other things:

  •
  incur additional debt, guarantee indebtedness or issue certain preferred equity interests;

  •
  pay dividends on or make distributions in respect of, or repurchase or redeem, our equity interests or make other restricted payments;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans or certain investments;

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  sell certain assets;

  •
  create liens on certain assets;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates;

  •
  alter the businesses we conduct;

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  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the Credit Agreement requires us in certain circumstances to comply with financial covenants. See "Description of Other Indebtedness."

        As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

        A failure to comply with the covenants under the Credit Agreement or any of our other future indebtedness could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any such default, the lenders thereunder:

  •
  will not be required to lend any additional amounts to us;

  •
  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable and terminate all commitments to extend further credit;

  •
  could require us to apply all of our available cash to repay these borrowings; or

  •
  could effectively prevent us from making debt service payments on the New Notes;

any of which could result in an event of default under the New Notes Indenture.

        Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under the Credit Agreement could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the Credit Agreement.

        If any of our outstanding indebtedness under the Credit Agreement or our other indebtedness, including the New Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See "Description of Other Indebtedness" and "Description of the New Notes."

The Issuers may not be able to repurchase the New Notes upon a change of control.

        Upon the occurrence of certain specific kinds of change of control events, the Issuers will be required to offer to repurchase all of the outstanding New Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Additionally, under the Credit Agreement, a change of control constitutes an event of default that permits the lenders to accelerate the maturity of borrowings and terminate their commitments to lend. The source of funds for any repurchase of the New Notes and repayment of borrowings under the Credit Agreement would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. It is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of New Notes or that restrictions in the Credit Agreement will not allow such repurchases. We may require additional financing from third parties to fund any such repurchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the New Notes may be limited by law. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the New Notes Indenture. See "Description of the New Notes—Change of Control."

        Courts interpreting change of control provisions under New York law (which will be the governing law of the New Notes Indenture) have not provided clear and consistent meanings of such change of control provisions, which leads to subjective judicial interpretation. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the New Notes.

        Legal uncertainty regarding what constitutes a change of control and the provisions of the New Notes Indenture may allow us to enter into transactions, such as acquisitions, refinancings or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the New Notes. The definition of change of control for purposes of the New Notes includes a phrase relating to the transfer of "all or substantially all" of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase New Notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to void the New Notes and the New Notes Guarantees and the related security interests and require holders of New Notes to return payments received.

        If the Issuers or any Subsidiary Guarantor becomes a debtor in a case under the Bankruptcy Code, or any applicable law of any other jurisdiction or encounters other financial difficulty, under federal or state fraudulent transfer or fraudulent conveyance law, a court may void or otherwise decline to enforce the New Notes or the guarantees and the related security interests. A court might do so if it found that when the Issuers issued the New Notes or the Subsidiary Guarantor entered into its guarantee and granted the related security interests, or in some states when payments became due under the New Notes or the guarantees, the Issuers or the Subsidiary Guarantor received less than reasonably equivalent value or fair consideration and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was left with inadequate capital to conduct its business;

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay; or

  •
  was a defendant in an action for money damages or had a judgment for money damages docketed against the Issuers or the Subsidiary Guarantor if, in either case, the judgment is unsatisfied after final judgment.

        The court might also void an issuance of New Notes or a New Notes Guarantee or the related security interest, without regard to the above factors, if the court found that the Issuers issued the New Notes or the applicable Subsidiary Guarantor entered into its New Notes Guarantee and provided the related security interest with actual intent to hinder, delay or defraud its creditors.

        As a general matter, value is given for a transfer of an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that the Issuers or a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for the New Notes or its New Notes Guarantee or the related security interest if the Issuers or a Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the New Notes. Thus, if the New Notes Guarantees were legally challenged, any New Notes Guarantee could be subject to the claim that, since the New Notes Guarantee was incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the applicable Subsidiary Guarantor were incurred for less than reasonably equivalent value or fair consideration. If a court were to void the issuance of the New Notes or any New Notes Guarantee or the related security interest, you would no longer have any claim against the Issuers or the applicable Subsidiary Guarantor, or the right to enforce or otherwise benefit from the applicable security interest. Sufficient funds to repay the New Notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from the Issuers or a Subsidiary Guarantor. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Notes. Further, the avoidance of the New Notes could result in an event of default with respect to our and our subsidiaries' other debt, which could result in acceleration of that debt.

        The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred. Generally, however, the Issuers or a Subsidiary Guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature;

  •
  it engaged, or was about to engage, in business or a transaction, with unreasonably small capital; or

  •
  it could not pay its debts as they become due.

        We cannot assure you as to what standard a court would apply in determining whether the Issuers or the Subsidiary Guarantors were solvent at the relevant time or that a court would agree with our conclusions in this regard, or, regardless of the standard that a court uses, that it would not determine that the Issuers or a Subsidiary Guarantor were indeed insolvent on that date; that this exchange or any payments to the holders of the New Notes (including under the New Notes Guarantees) did not constitute preferences, fraudulent transfers or fraudulent conveyances on other grounds; or that the issuance of the New Notes and the guarantees would not be declared subordinated to either Issuer's or any Subsidiary Guarantor's other debt, including by way of equitable subordination.

        Although each New Notes Guarantee entered into by a Subsidiary Guarantor will contain a provision intended to limit that Subsidiary Guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its New Notes Guarantee to be a fraudulent transfer or fraudulent conveyance or otherwise avoidable, this provision may not be effective as a legal matter to protect those New Notes Guarantees from being voided under fraudulent transfer or fraudulent conveyance or other applicable law, or may reduce that Subsidiary Guarantor's obligation to an amount that effectively makes its New Notes Guarantee worthless.

        If a court were to void the issuance of the New Notes or any New Notes Guarantee or the related security interest, you would no longer have any claim against the Issuers or the applicable Subsidiary Guarantor, or the right to enforce or otherwise benefit from the applicable Collateral. Sufficient funds to repay the New Notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from the Issuers or a Subsidiary Guarantor. In the event of a finding that a fraudulent transfer or fraudulent conveyance occurred, you may not receive any repayment on the New Notes. Further, the avoidance of the New Notes could result in an event of default with respect to our and our subsidiaries' other debt, which could result in acceleration of that debt.

        In addition, any payment by an Issuer pursuant to the New Notes or by a Subsidiary Guarantor under a New Notes Guarantee made at a time such Issuer or such Subsidiary Guarantor were found to be insolvent could be voided and required to be returned to such Issuer or such Subsidiary Guarantor or to a fund for the benefit of such Issuer's or such Subsidiary Guarantor's creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party and such payment would give the recipient thereof more than such party would have received in a distribution under Chapter 7 of the Bankruptcy Code in a hypothetical Chapter 7 case.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the New Notes or New Notes Guarantees to other claims against us under the principle of equitable subordination if the court determines that (a) the holder of New Notes engaged in some type of inequitable conduct, (b) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of New Notes and (c) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        The New Notes and the borrowings under the Credit Agreement are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on certain of our variable rate indebtedness will increase even though our aggregate amount of indebtedness remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming our revolving credit facility is fully drawn, each 1% change in assumed interest rates under the Credit Agreement would result in an approximate $3.1 million change in annual interest expense on indebtedness incurred thereunder. In addition, assuming full participation in the Exchange Offer by the holders of Old Notes, each 1% change in assumed interest rates under the New Notes would result in a minimum of a $2.4 million change in annual interest expense on indebtedness under the New Notes, although none of the interest expense related to the New Notes will be payable in cash. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk, may prove disadvantageous or may create additional risks.

Changes to reference rates could materially adversely affect the Company's results of operations.

        Certain of our variable rate debt, including our HPS First Lien Credit Facilities, the Old Notes and ABL Facility, currently use, and the New Notes will use, the London interbank offered rate ("LIBOR") as a benchmark for establishing the interest rate. LIBOR is the subject of recent proposals for reform. As a result of these reforms and other pressures, LIBOR has been set to expire at the end of fiscal year 2021. Until such time, regulators are advancing their efforts to establish alternative benchmarks to the LIBOR. At this time, it is not possible to predict the effect that these developments may have on the markets, the Company, its access to funding, or its current floating rate debt instruments. Furthermore, the use of alternative reference rates or other reforms could cause the interest payable on the Company's outstanding floating rate debt instruments to be materially different, and potentially higher, than expected.

The lenders under the Intercreditor Agreement will have the discretion to release the Subsidiary Guarantors under the Intercreditor Agreement in a variety of circumstances, or such Subsidiary Guarantors may be automatically released, which will cause those Subsidiary Guarantors to be automatically released from their New Notes Guarantees.

        While any obligations under the Intercreditor Agreement remain outstanding, any New Notes Guarantee may be released without action by, or consent of, any holder of the New Notes or the Trustee, if the related Subsidiary Guarantor is no longer a guarantor of obligations under the Intercreditor Agreement or any other first priority obligations. The lenders under the Intercreditor Agreement will have the discretion to release the guarantees under the Intercreditor Agreement in a variety of circumstances and, in some circumstances, such Subsidiary Guarantors will be automatically released. You will not have a claim as a creditor against any subsidiary that is no longer a Subsidiary Guarantor, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the New Notes.

Your ability to transfer the New Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop, or if developed be maintained, for the New Notes.

        The New Notes are a new issue of securities for which there is no established trading market. We do not intend to have the New Notes listed on a national securities exchange or included in any automated quotation system. Therefore, an active market for any of the New Notes may not develop or, if developed, it may not continue. The liquidity of any market for the New Notes will depend upon the number of holders of the New Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the New Notes and other factors. A liquid trading market may not develop for the New Notes. If an active market does not develop or is not maintained, the price and liquidity of the New Notes may be materially and adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market, if any, for any of the New Notes may not be free from similar disruptions and any such disruptions may materially and adversely affect the prices at which you may sell your New Notes. In addition, the New Notes may trade at a discount from their value on the date you acquired the New Notes, depending upon prevailing interest rates, the market for similar New Notes, our performance and other factors. As a result, you may be required to hold the New Notes for an indefinite period of time unless you are willing to sell the New Notes for a loss.

The Issuers may be unable to repay or repurchase the New Notes or the Old Notes at maturity.

        At maturity, the entire outstanding principal amount of the New Notes, together with accrued and unpaid interest, if any, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If, upon the Maturity Date, other arrangements prohibit the Issuers from repaying the New Notes, the Issuers could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or they could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if the Issuers were not able to obtain such waivers or refinance these borrowings, they would be unable to repay the New Notes.

        Furthermore, the New Notes mature six months and one day prior to the maturity date of the Old Notes. To the extent there are Old Notes outstanding after the Issuers have repaid or repurchased the New Notes on the Maturity Date, we may not have the funds to fulfill these obligations or the ability to renegotiate these obligations.

We will not be subject to the Sarbanes-Oxley Act of 2002.

        We are not, and since we will not register the New Notes under the Securities Act, we will not be, subject to the requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). Sarbanes-Oxley requires public companies to have and maintain effective disclosure controls and procedures to ensure timely disclosure of material information and to have management review the effectiveness of those controls on a quarterly basis. Sarbanes-Oxley also requires public companies to have and maintain effective internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements and to have management review the effectiveness of those controls on an annual basis (and have the independent auditor for the company attest to the effectiveness of such internal controls). We are not currently required to comply, and will not be required to comply, with these requirements, and therefore we may not have comparable procedures in place as compared to U.S. public companies.

        We are currently not required and will not be required to file periodic reports or other information with the SEC. Holders of the New Notes will be entitled to receive reports only as described under the New Notes Indenture. These reports are, however, more limited than if we were subject to the reporting requirements of the Exchange Act.

        Additionally, because our equity securities are not and will not be registered under the securities laws of the United States or any other jurisdiction and are not and will not be listed on any securities exchange, we are not subject to certain of the corporate governance requirements of the U.S. securities authorities or to any corporate governance requirements of any securities exchange.

Many of the restrictive covenants contained in the New Notes Indenture will not apply during any period in which the New Notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services and the holders of the New Notes will lose the protection of these covenants during any such periods.

        Many of the covenants contained in the New Notes Indenture will not apply to us during any period in which the Issuers receive ratings for the New Notes, and the New Notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, provided that at the time such ratings are obtained no default or event of default has occurred and is continuing. Such covenants will include restrictions on, among other things, our ability to make certain distributions, incur indebtedness and enter into certain other transactions.

        We are not required under the New Notes Indenture to obtain or maintain credit ratings for the New Notes. There can be no assurance that the New Notes will ever be rated or receive an investment grade rating or that if the New Notes receive an investment grade rating they will maintain these ratings or any ratings at all. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. For example, during any such suspension of these covenants, we would be able to make dividends and distributions and incur substantial additional debt in amounts that would not otherwise be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the New Notes Indenture.

The New Notes may be treated as issued with original issue discount for U.S. federal income tax purposes, which amount will not be determinable prior to the exchange.

        The New Notes will be treated as issued with original issue discount for U.S. federal income tax purposes if the difference between the stated principal amount of the New Notes and their "issue price," as determined under U.S. Treasury regulations, is equal to or greater than a specified de minimis amount. The issue price of the New Notes for this purpose is expected to be based on the fair market value of the New Notes on the date the New Notes are issued. If the New Notes are treated as issued with original issue discount, holders subject to U.S. federal income tax will be required to include such original issue discount in gross income (as ordinary income) on a constant yield to maturity basis in advance of the receipt of the cash attributable to such original issue discount, regardless of such holders' method of accounting for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences."

Upon consummation of the Exchange Offer, the Sponsors will be significant holders of New Notes and will be able to amend certain terms of the New Notes Indenture.

        Without giving effect to the issuance of the Additional Notes, if all outstanding Old Notes are validly tendered and accepted by the Issuers in the Exchange Offer and assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, assuming consummation of the Exchange Offer on June 25, 2019, the Sponsors will hold approximately 68.6% of the outstanding New Notes. Without giving effect to the issuance of the Additional Notes, if all outstanding Old Notes are validly tendered and accepted by the Issuers in the Exchange Offer and assuming all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered pursuant to the Exchange Offer is paid in full in cash, assuming consummation of the Exchange Offer on June 25, 2019, Sponsors will hold approximately 69.4% of the outstanding New Notes. After giving effect to the issuance of the Additional Notes, if all outstanding Old Notes are validly tendered and accepted by the Issuers in the Exchange Offer and assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, assuming consummation of the Exchange Offer on June 25, 2019, the Sponsors will hold approximately 72.6% of the outstanding New Notes. After giving effect to the issuance of the Additional Notes, if all outstanding Old Notes are validly tendered and accepted by the Issuers in the Exchange Offer and assuming all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered pursuant to the Exchange Offer is paid in full in cash, assuming consummation of the Exchange Offer on June 25, 2019, Sponsors will hold approximately 73.4% of the outstanding New Notes. The restrictive covenants in the New Notes Indenture generally can be amended, subject to compliance with the Trust Indenture Act, with the consent of holders of a majority of the New Notes issued under the New Notes Indenture. Furthermore, with the consent of holders of at least 66 2/3% in aggregate principal amount of New Notes then outstanding, all of the collateral securing the New Notes can be released. The New Notes Indenture will provide that New Notes held by affiliates of the Issuers, including the Sponsors, will be treated as outstanding for voting purposes under the New Notes Indenture. As a result, the Sponsors will be able to amend certain terms of the New Notes Indenture without the consent of any other holders of New Notes and release all of the collateral securing the New Notes.

Risks Related to the Collateral

The New Notes and the New Notes Guarantees will be subject to the Intercreditor Agreement that provides that the New Notes and the New Notes Guarantees will be subordinated to the Credit Agreement and other creditors who have a first-priority security interest in our assets, and the liens securing the New Notes will be released upon the release of first-priority liens.

        Substantially all the assets owned by the Issuers and the Subsidiary Guarantors on the issue date or thereafter acquired, and all proceeds therefrom, will be subject to first-priority liens in favor of the lenders and other secured parties under the Credit Agreement. The Collateral Agent will be a party to the Intercreditor Agreement which will provide that, at any time that any obligations that are secured by first-priority liens remain outstanding, any actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) will be at the direction of the holders of such indebtedness. Under such circumstances, the Trustee and the Collateral Agent on behalf of the holders of New Notes will not have the ability to control or direct such actions, even if the rights of the holders of New Notes are materially and adversely affected. Further, in the event that the Issuers or a Subsidiary Guarantor files for or is declared bankrupt, becomes insolvent or is liquidated or reorganized, its obligations under the Credit Agreement will be entitled to be paid in full from its assets pledged as security for such obligations before any payment from such assets or the proceeds thereof may be made with respect to the New Notes. Holders of the New Notes would then participate ratably in the remaining assets pledged as collateral, with all holders of indebtedness that are deemed to rank equally with the New Notes based upon the respective amount owed to each creditor. Also, under the Intercreditor Agreement, the holders of the New Notes may be required to turn over certain funds they may receive in any insolvency or liquidation proceeding to the lenders under the Credit Agreement under certain circumstances.

        In addition, if the Issuers and/or any Subsidiary Guarantor defaults under the Credit Agreement, the lenders and other secured parties holding first-priority obligations could declare all of the funds borrowed thereunder, together with accrued and unpaid interest, immediately due and payable and foreclose on the pledged assets. However, if there were an event of default under the New Notes Indenture, the holders of obligations that are secured by first-priority liens could decide not to proceed against the collateral, regardless of whether or not there is a default under such obligations that are secured by first-priority liens.

        Furthermore, if the lenders and other secured parties under the Credit Agreement foreclose and sell the pledged equity interests in any Subsidiary Guarantor, then that Subsidiary Guarantor will be released from its guarantee of the New Notes automatically and immediately upon such sale. Similarly, any release of all first-priority liens upon any collateral approved by the holders of first-priority liens (other than in connection with the payment in full of the first-priority obligations) will also release the second-priority liens securing the New Notes on substantially the same collateral, and holders of New Notes will have no control over such release. By virtue of the direction of the administration of the pledges and security interests and the release of collateral, actions may be taken under the collateral documents that may be adverse to holders of the New Notes.

        The liens on the Collateral securing the New Notes will be subordinated in the manner set forth in the Intercreditor Agreement to all senior liens thereon governed by the Intercreditor Agreement (including the liens granted to the lenders under the Credit Agreement and other creditors that may have the benefit of first-priority liens on such collateral from time to time, whether on or after the date the New Notes and related guarantees are issued), irrespective of the time, order or method of creation, attachment or perfection of any such junior or senior liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing. Accordingly, the liens of the holders of the New Notes on the collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by our creditors with prior liens thereon. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral as well as the ability of the Collateral Agent to realize or foreclose on such collateral.

        In addition, the Intercreditor Agreement will provide that if the holders of the New Notes obtain possession of any collateral (or subject interests (as defined below)) or realize any proceeds or payment in respect of any such collateral (or subject interests) pursuant to their security documents or by the exercise of any rights available to them under applicable law or in any bankruptcy proceeding or through any other exercise of remedies, at any time prior to the associated discharge of the obligations under the Credit Agreement and any other first-priority obligations secured, or intended to be secured, by such collateral, then such holders will be obligated to hold such collateral (or subject interests), proceeds or payment in trust for the lenders under the Credit Agreement and the holders of any other first-priority obligations and transfer such collateral (or subject interests), proceeds or payment, as the case may be, to the representative thereof. Thus, there can be no assurances that under the Intercreditor Agreement the holders of the New Notes would not be obligated to turn over to the lenders under the Credit Agreement and the holders of any other first-priority obligations certain funds they may receive in respect of the collateral (or subject interests) (including funds they may receive from such collateral (or subject interests) pursuant to a plan of reorganization in a bankruptcy proceeding).

        Under the Intercreditor Agreement, the authorized representative of the holders of the New Notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the collateral to secure that financing that has been consented to by the lenders under the Credit Agreement, subject to certain conditions and limited exceptions, and is also restricted in taking various other actions or objecting to certain other matters in any insolvency or liquidation proceeding of Holdings or a Subsidiary Guarantor. See "Description of the New Notes—Security Documents—Intercreditor Agreement." After such a filing, the value of such collateral could materially deteriorate, and the holders of the New Notes would be unable to raise an objection.

        "Subject interests" refers to our assets that are incapable of being the subject of a lien in favor of the collateral agent for the New Notes or are otherwise excluded from the pledge under the Security Documents.

Because each Subsidiary Guarantor's liability under its New Notes Guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Subsidiary Guarantors.

        The New Notes Guarantee by each Subsidiary Guarantor will be limited to the maximum amount that such Subsidiary Guarantor is permitted to guarantee under applicable law. As a result, any such Subsidiary Guarantor's liability under its New Notes Guarantee could be reduced to zero, depending on the amount of other obligations of such Subsidiary Guarantor. Further, under the circumstances discussed more fully below, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or any related security interests or further subordinate it to all other obligations of the Subsidiary Guarantor. See "—Federal and state statutes allow courts, under specific circumstances, to void the New Notes and New Notes Guarantees and the related security interests, and require holders of New Notes to return payments received."

        In addition, the Subsidiary Guarantors will be automatically released from their New Notes Guarantees upon the occurrence of certain events, including the following:

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  the designation of a Subsidiary Guarantor as an unrestricted subsidiary pursuant to the New Notes Indenture;

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  such subsidiary ceasing to be a subsidiary as a result of any foreclosure of any pledge or security interest in favor of the Credit Agreement or other exercise of remedies in respect thereof; or

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  the release or discharge of any guarantee or indebtedness that resulted in the creation of the New Notes Guarantee by a Subsidiary Guarantor subject to the terms of the New Notes Indenture; or

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  the sale or other disposition of the capital stock of a Subsidiary Guarantor in a transaction not prohibited under the New Notes Indenture.

        If the New Notes Guarantee of any Subsidiary Guarantor is released, no holder of the New Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred equity interests, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the New Notes. See "Description of the New Notes—Subsidiary Guarantees."

It may be difficult to realize the value of the Collateral securing the New Notes.

        The Collateral securing the New Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could materially and adversely affect the value of the Collateral securing the New Notes as well as the ability of the Collateral Agent to realize or foreclose on such Collateral.

        The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Collateral as of the date of this Offering Memorandum equals or exceeds the principal amount of the debt secured thereby. The value of the assets pledged as Collateral for the New Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the New Notes. After the payment of all first lien obligations, any claim for the difference between the amount, if any, realized by holders of the New Notes from the sale of the Collateral securing the New Notes and the obligations under the New Notes and other obligations secured on a pari passu basis with the New Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case or similar proceeding is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the New Notes and all other senior secured second-priority obligations, interest, fees and expenses may cease to accrue on the New Notes from and after the date such case or proceeding is commenced. See "—If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the Collateral."

        The security interest of the Collateral Agent will be subject to practical problems generally associated with the realization of security interests in Collateral. For example, the Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the Collateral Agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the Collateral Agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

        In addition, the Collateral securing the New Notes will be subject to liens permitted under the terms of the New Notes Indenture, whether arising on or after the date the New Notes are issued, such as purchase money indebtedness and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the Collateral. Such liens may be senior to or pari passu with the lien of the holders of the New Notes. The existence of any permitted liens could materially and adversely affect the value of the Collateral securing the New Notes, as well as the ability of the Collateral Agent to realize or foreclose on such Collateral.

        Furthermore, not all of the Issuers' and Subsidiary Guarantors' assets will secure the New Notes. See "Description of the New Notes—Security." For example, the Collateral will not include, among other things:

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  certain real property;

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  certain motor vehicles and certain commercial tort claims;

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  those assets over which the pledging or granting of security interests in such assets would be prohibited by applicable law, rule, regulation or certain contractual obligations (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code);

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  assets to the extent that such security interests would require obtaining the consent of any governmental authority (to the extent not obtained) or would result in materially adverse tax consequences as reasonably determined by Holdings in writing delivered to the Collateral Agent; or

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  certain other assets.

        Some of these assets may be material to us and such exclusion could have a material adverse effect on the value of the Collateral.

        To the extent that the claims of the holders of the New Notes exceed the value of the assets securing the New Notes and other liabilities, those claims will rank equally with the claims of the holders of any of our unsecured unsubordinated indebtedness. As a result, if the value of the assets pledged as security for the New Notes and other liabilities is less than the value of the claims of the holders of the New Notes and other secured liabilities, those claims may not be satisfied in full before the claims of our unsecured creditors are also satisfied in full or in part.

Security over some of the Collateral may not be in place on the issue date of the New Notes or may not be perfected on such date, and any unresolved issues may impact the value of the Collateral. Rights in the Collateral may be materially and adversely affected by the failure to perfect security interests in Collateral now or in the future.

        The Collateral will include substantially all of the Issuers' and the Subsidiary Guarantors' tangible and intangible assets that secure indebtedness under the Credit Agreement, whether now owned or acquired or arising in the future, subject to certain exceptions. Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. Certain security interests in the Collateral may not be in place on the issue date of the New Notes or will not be perfected on such date. The liens in the Collateral securing the New Notes may not be perfected with respect to the claims of the New Notes if the Collateral Agent for the New Notes is not able to take the actions necessary to perfect any of these liens on or prior to the issue date of the New Notes. We will be required to file or cause to be filed financing statements under the Uniform Commercial Code to perfect the security interests that can be perfected by such filings. We and the Subsidiary guarantors have limited obligations to perfect the security interest of the holders of the New Notes in specified Collateral other than the filing of financing statements, delivery of certain stock certificates and instruments, if permitted by the Intercreditor Agreement, and filings with the United States Patent and Trademark Office and the

United States Copyright Office, as applicable, and the filing of mortgages, notation of liens on the certificates of title for the equipment subject to certificates of title and other perfection actions required by the security documents. We will be required to use commercially reasonable efforts to have all security interests that are required to be perfected by the security documents to be in place within a specified period of time after the issue date of the New Notes. Any issues that we are not able to resolve in connection with the delivery and recordation of such security interests may negatively impact the value of the Collateral. To the extent a security interest in certain Collateral is not perfected on the issue date of the New Notes, such security interest might be avoidable in bankruptcy as a preferential transfer or otherwise, which could impact the value of the Collateral. See "—If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the Collateral" below.

        The New Notes Indenture and the security documents entered into in connection with the issuance of the New Notes will not require us to take a number of actions that might improve the perfection or priority of the liens of the Collateral Agent for the benefit of the holders of the New Notes. As a result of these limitations, the security interest of the Collateral Agent for the New Notes in a portion of the Collateral may not be perfected or enforceable (or may be subject to other liens) under applicable law.

The security interests of holders of New Notes in after-acquired assets may not be perfected in a timely manner or at all.

        If additional domestic restricted subsidiaries are formed or acquired and become guarantors under the New Notes Indenture, additional financing statements would be required to be filed to perfect the security interest in the assets of such guarantors. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to be taken to perfect the security interest in such assets, such as the delivery of physical collateral, if permitted by the Intercreditor Agreement, or the execution and recordation of mortgages or deeds of trust. Applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, certain intellectual property and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The Collateral Agent for the New Notes will not monitor and has no obligation to monitor, and there can be no assurance that we will inform the Collateral Agent for the New Notes of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the Collateral Agent for the New Notes, as applicable, against third parties. Even if the Collateral Agent for the New Notes does take all actions necessary to create properly perfected security interests on Collateral acquired in the future, any such security interests that are perfected after the date of the New Notes Indenture would (as described further herein) remain at risk of being avoided under certain circumstances as a preferential transfer or otherwise in any bankruptcy even after the security interests perfected on the issue date of the New Notes were no longer subject to such risk. See "—Delivery of security interests in Collateral or any New Notes Guarantees after the issue date of the New Notes increases the risk that such security interests or New Notes Guarantees could be avoidable in bankruptcy."

The rights of holders of New Notes to the Collateral may be adversely affected by other issues generally associated with the realization of security interests in Collateral.

        The security interest of the Collateral Agent will be subject to practical challenges generally associated with the realization of security interests in Collateral. For example, the Collateral Agent may need to obtain the consent of third parties or make additional filings. If the Issuers are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the New Notes will not be entitled to the Collateral or any recovery with respect to the Collateral. The

Collateral Agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such Collateral. Accordingly, the Collateral Agent may not have the ability to foreclose upon those assets. These requirements may limit the number of potential bidders for certain Collateral in any foreclosure or other auction and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents and filings, be limited.

There are circumstances other than repayment or discharge of the New Notes under which the Collateral securing the New Notes and New Notes Guarantees will be released automatically, without your consent or the consent of the Trustee.

        Under various circumstances, Collateral securing the New Notes will be released automatically, including:

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  a sale, transfer or other disposition of such Collateral (other than to the Issuers or a Subsidiary Guarantor) in a transaction not prohibited under the New Notes Indenture;

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  with respect to Collateral held by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its New Notes Guarantee;

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  with respect to Collateral held by the Issuers, upon the release or discharge of the Issuers' obligations under the New Notes pursuant to the New Notes Indenture;

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  pursuant to the Intercreditor Agreement with respect to enforcement actions by the holders of the first-priority obligations; and

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  if the New Notes have been discharged or defeased pursuant to a legal defeasance or covenant defeasance under the New Notes Indenture.

        The New Notes Guarantee of a Subsidiary Guarantor will be automatically released to the extent it is released in connection with a sale or other disposition of such Subsidiary Guarantor in a transaction not prohibited by the New Notes Indenture. The New Notes Indenture also permits us to designate one or more of our restricted subsidiaries that is a Subsidiary Guarantor of the New Notes as an unrestricted subsidiary, which will result in the New Notes Guarantee of such guarantor being automatically released. If we designate a Subsidiary Guarantor as an unrestricted subsidiary for purposes of the New Notes Indenture, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any New Notes Guarantees by such subsidiary will be released under the New Notes Indenture but not necessarily under the Credit Agreement and the aggregate value of the Collateral securing the New Notes will be reduced. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries that is senior to the claim of the holders of the New Notes.

We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the New Notes and the New Notes Guarantees.

        The collateral documents for the New Notes will allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the New Notes and the New Notes Guarantees. See "Description of the New Notes—Security."

If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the Collateral.

        The right of the Collateral Agent to foreclose upon, repossess, and dispose of the Collateral upon the occurrence of an event of default under the New Notes Indenture is likely to be significantly impaired (or at a minimum delayed) by applicable bankruptcy or insolvency law if a bankruptcy case were to be commenced by or against the Issuers or a Subsidiary Guarantor before the Collateral Agent repossessed and disposed of the collateral (and sometimes even after). Upon the commencement of a case under the Bankruptcy Code or similar applicable law, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from such debtor, without prior bankruptcy court approval, which may not be given or could be delayed. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use cash and other collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral as of the commencement of the bankruptcy or insolvency case and may include cash payments or the granting of additional or replacement security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary power of a bankruptcy court, it is impossible to predict:

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  whether or when payments under the New Notes could be made following the commencement of a bankruptcy case by the Issuers or a Subsidiary Guarantor, or the length of any delay in making such payments;

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  whether or when the Collateral Agent could or would repossess or dispose of the Collateral;

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  the value of the Collateral at the time of the commencement of the bankruptcy or insolvency; or

  •
  whether or to what extent holders of the New Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Any disposition of the Collateral during a bankruptcy or insolvency case would also require permission from the bankruptcy court (which may not be given or could be delayed). Furthermore, in the event a court determines the value of the Collateral is not sufficient to repay all amounts due on debt which is to be paid first out of the proceeds of the Collateral, the holders of the New Notes would hold a secured claim only to the extent of the value of the Collateral to which the holders of the New Notes are entitled and an unsecured claim with respect to any shortfall. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs, expenses and attorneys' fees or "adequate protection" to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

        Also, the Intercreditor Agreement will provide that, in the event of a bankruptcy by the Issuers or a Subsidiary Guarantor, the holders of the New Notes will be subject to certain restrictions with respect to their ability to object to a number of important matters or to take other actions following the filing of a bankruptcy petition with respect to the Collateral prior to the discharge of the obligations under the Credit Agreement. In particular, the Intercreditor Agreement will impose certain limitations on the holders of the New Notes with respect to their rights to seek adequate protection with respect to the liens on the Collateral, to object to proposed debtor-in-possession financing or the use of cash collateral that has been consented to by the lenders under the Credit Agreement, or to raise certain objections to any sale of the Collateral that has been consented to by the lenders under the Credit Agreement. See "Description of the New Notes—Security Documents—Intercreditor Agreement."

Delivery of security interests in Collateral or any New Notes Guarantees after the Issue Date increases the risk that such security interests or New Notes Guarantees could be avoidable in bankruptcy.

        Certain Collateral, including after-acquired property, will be secured after the Issue Date and certain New Notes Guarantees may be granted and/or secured after the Issue Date. If the grantor of such security interest or such Subsidiary Guarantor were to become subject to a bankruptcy case after the Issue Date, any security interest in Collateral or any New Notes Guarantees delivered after the Issue Date would face a greater risk than security interests or New Notes Guarantees in place on the Issue Date of being avoided by the pledgor or Subsidiary Guarantor (as debtor in possession) or by its trustee in bankruptcy or potentially by other creditors as a preference under bankruptcy law if certain events or circumstances exist or occur.

        Specifically, security interests or antecedent debt or guarantees issued after the Issue Date may be treated under bankruptcy law as if they were delivered to secure or guarantee previously existing indebtedness. Any future pledge of collateral or future issuance of a guarantee in favor of the holders of the New Notes, including pursuant to security documents or guarantees delivered in connection therewith after the date the New Notes are issued, may be avoidable as a preference if, among other circumstances, (i) the pledgor or Subsidiary Guarantor is insolvent at the time of the pledge or the issuance of the guarantee, (ii) the pledge or the issuance of the guarantee permits the holders of the New Notes to receive a greater recovery in a hypothetical Chapter 7 case than if the pledge or guarantee had not been given, and (iii) a bankruptcy case in respect of the pledgor or Subsidiary Guarantor is commenced within 90 days following the pledge or the perfection thereof or the issuance of the guarantee (as applicable), or, in certain circumstances, a longer period. Accordingly, if the Issuers or any Subsidiary Guarantor were to file for bankruptcy protection after the Issue Date of the New Notes and (1) any liens granted after the Issue Date had been perfected, or (2) any guarantees issued after the Issue Date had been issued, less than 90 days before commencement of such bankruptcy case, such liens or guarantees are more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the Issue Date. To the extent that the grant of any such security interest and/or guarantee is avoided as a preference or otherwise, you would lose the benefit of the security interest and/or guarantee (as applicable).

In the event of a bankruptcy of any of the Issuers or Subsidiary Guarantors, holders of the New Notes may be deemed to have an unsecured claim to the extent that the Issuers' obligations in respect of the New Notes exceed the fair market value of the Collateral and the New Notes Guarantees.

        In any bankruptcy proceeding with respect to the Issuers or any of the Subsidiary Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the New Notes on the date of the bankruptcy filing was less than the then-current principal amount of the New Notes (including after taking into account any obligations under the Credit Agreement with respect to the Collateral). Upon a finding by the bankruptcy court that the New Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the New Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the Collateral. In such event, the secured claims of the holders of the New Notes would be limited to the value of the Collateral.

        The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the holders of the New Notes to receive post-petition interest, fees, and expenses and a lack of entitlement on the part of the unsecured portion of the New Notes to receive

"adequate protection" under federal bankruptcy laws, as discussed above. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the New Notes.

The Collateral is subject to casualty risks, which may limit your ability to recover as a secured creditor if there are losses to the Collateral, and which may have an adverse impact on our operations and results.

        We maintain insurance or otherwise insure against certain hazards in a manner appropriate and customary for our business. There are, however, losses that may be not be insured, either because they are uninsurable or not economically insurable. If there is a total or partial loss of any of the pledged Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the New Notes, the Credit Agreement and New Notes Guarantees. In the event of a total or partial loss affecting any of our assets, certain items may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to obtain replacement units or inventory may cause significant delays, which may have an adverse impact on our operations and results. In addition, certain zoning or other laws and regulations may prevent rebuilding substantially the same facilities in the event of a loss, which may have an adverse impact on our operations and results. Such adverse impacts may not be covered, or fully covered, by property or business interruption insurance.

USE OF PROCEEDS

        The Issuers will not receive any cash proceeds after giving effect to the Exchange Offer. The Old Notes exchanged in connection with the Exchange Offer will be retired and cancelled and will not be reissued.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2019:

  •
  on an actual basis; and

  •
  on a pro forma as adjusted basis to give effect to the consummation of the Exchange Offer and Consent Solicitation (assuming that all outstanding Old Notes are validly tendered and not withdrawn and accepted by the Issuers and assuming that all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn is paid in full in-kind in the form of additional New Notes, assuming a Settlement Date of March 31, 2019).

        You should read this table in conjunction with the financial statements and the related notes incorporated by reference in this Offering Memorandum.

	As of March 31, 2019
	(Unaudited)
(in thousands)	Actual	Pro Forma As Adjusted
Cash	$9,288	$8,186	(1)
Restricted Cash	2,795	2,795
Total Cash	$12,083	$10,981

Long-term debt, including current portion:
Credit Agreement	$307,068	$307,068
Old Notes	221,830	—
Balance of accrued interest (PIK and cash)	9,357	—
New Notes	—	231,187	(2)(3)
ABL Facility	494	494

Total long-term debt, including current portion	$538,749	$538,749
Total equity (deficit)	$(120,069)	$(120,069)

Total capitalization	$418,680	$418,680

(1)
Assumes estimated fees and expenses associated with the Exchange Offer and Consent Solicitation, including transaction costs and professional fees, of $1,102.

(2)
Assumes all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, assuming a Settlement Date of March 31, 2019. If all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, assuming a Settlement Date of June 25, 2019, the principal amount of New Notes to be issued would be $240,024. If all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer by holders other than the Sponsors is paid in full in cash, assuming a Settlement Date of June 25, 2019, the principal amount of New Notes to be issued would be $237,016. A delay of one day to the assumed

  Settlement Date, assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional New Notes, would increase the principal amount of New Notes to be issued by approximately $104. A delay of one day to the assumed Settlement Date, assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered and not withdrawn pursuant to the Exchange Offer by holders other than the Sponsors is paid in full in cash, would increase the principal amount of New Notes to be issued in the Exchange Offer by approximately $87.

(3)
Assumes no Additional Notes are issued prior to the consummation of the Exchange Offer. If the Additional Notes are issued prior to the consummation of the Exchange Offer, assuming a Settlement Date of March 31, 2019, the principal amount of New Notes to be issued would be $266,795.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the date of this Offering Memorandum, regarding the beneficial ownership of shares of our common shares by (a) each of our directors, (b) each of our executive officers, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common shares. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and dispositive power with respect to such shares.

        The percentages included in the table below are based on an aggregate of 131,165,328 common shares outstanding as of the date of this Offering Memorandum, including stock options that will vest within 60 days of the date hereof. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Mood Media Corporation, 2100 S IH 35 Frontage Road #200, Austin, Texas 78704.

Name	Number of Common Shares Beneficially Owned		% of All Shares
Salim Hirji(1)	—		—
Jodi Kahn	31,842		*
Steven Price	63,959		*
Reed Rayman(1)	—		—
David Sambur(1)	—		—
Lee Solomon(1)	—		—
Lee Stewart	—		—
Lauren Krueger	—		—
David Hoodis	—		—
Stephen Duggan	—		—
Ken Eissing	322,932	(4)	*
Randal J. Rudniski	212,662	(5)	*
Michael F. Zendan II	252,711	(6)	*
All executive officers and directors as a group (13 people)	884,106		*
More than 5% Beneficial Owners
AP Mixtape Holdings, L.P.(2)	52,171,623		39.8%
Affiliates of FS/KKR Advisor, LLC(3)	33,644,802		25.7%

*
less than 1%

(1)
Salim Hirji, Reed Rayman, David Sambur and Lee Solomon are each affiliated with AP Mixtape Holdings, L.P. and its affiliated investment managers and advisors. Messrs. Hirji, Rayman, Sambur and Solomon each disclaim beneficial ownership of the common shares that are beneficially owned by AP Mixtape Holdings, L.P. The address of each of Messrs. Hirji, Rayman, Sambur and Solomon is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)
AP Mixtape Holdings GP, LLC ("Mixtape GP") is the general partner of AP Mixtape Holdings, L.P. ("Mixtape Holdings"), the record holder of the common shares. Apollo Management VIII, L.P. ("Management VIII") serves as the non-member manager of Mixtape GP. The general partner of Management VIII is an affiliate of Apollo Management Holdings, L.P. ("Management Holdings") and Apollo Management Holdings GP, LLC ("Management Holdings GP") is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP. The address of Mixtape Holdings and Mixtape GP is One Manhattanville Road,

  Suite 201, Purchase, New York 10577. The address of each of the remaining entities and individuals named in this paragraph is 9 West 57th Street, New York, New York 10019.

(3)
Shares shown as beneficially owned by affiliates of FS/KKR Advisor, LLC reflect an aggregate of the following record ownership: 16,243,967 shares held by FS Investment Corporation and 17,400,835 shares held by FS Investment Corporation II. Each of FS Investment Corporation and FS Investment Corporation II is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as business development company under the Investment Company Act of 1940, as amended. The investment adviser to each of FS Investment Corporation and FS Investment Corporation II is FS/KKR Advisor, LLC, which has investment and voting control over the shares.

(4)
Includes 196,779 common shares issuable within 60 days upon the exercise of options.

(5)
Includes 147,584 common shares issuable within 60 days upon the exercise of options.

(6)
Includes 147,584 common shares issuable within 60 days upon the exercise of options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The 2017 Restructuring

        On June 28, 2017, Mood completed the terms of an arrangement agreement (the "2017 Restructuring") with affiliates of several key stakeholders, including investment funds managed by affiliates of Apollo Global Management, LLC ("Apollo") and funds advised or sub-advised by GSO/Blackstone Debt Funds Management, LLC or its affiliates ("GSO"), to effect a comprehensive transaction pursuant to which all of the issued and outstanding common shares of Mood were acquired for 0.17 whole Canadian dollars in cash per share (the "Share Acquisitions") and cancelled, and substantially all of Mood's debt obligations were refinanced or redeemed.

        The 2017 Restructuring resulted in the refinancing of Mood's 9.25% Senior Unsecured Notes. This was accomplished through the issuance of $175 million aggregate principal amount of Old Notes to Company noteholders. For every $1,000 whole dollar aggregate principal amount of 9.25% Senior Unsecured Notes held, $500 whole dollar aggregate principal amount of Old Notes were exchanged with the remaining $500 whole dollar aggregate principal amount of 9.25% Senior Unsecured Notes exchanged for new common shares of Mood, in the following amounts: up to 175 new common shares if the 9.25% Senior Unsecured Note holder elected to participate in the new equity issuance described below or 150 new common shares of Mood if they did not elect to participate.

        A total of $339.2 million of the total $350 million 9.25% Senior Unsecured Note holders validly elected to participate and made the corresponding election through The Depository Trust Company in the new equity issuance and therefore received 175 new common shares for a total of 59,363,675 new common shares and the remaining Senior Unsecured Note holders that chose not to participate in the new equity issuance, or failed to make a valid election through The Depository Trust Company, received 150 new common shares for a total of 1,616,850 new common shares. The total amount of new common shares of Mood resulting from the exchange of the 9.25% Senior Unsecured Notes was 60,980,525 new common shares.

        Additionally, in connection with the 9.25% Senior Unsecured Notes refinancing, a new equity issuance resulted in 49,999,992 new common shares of Mood being issued in exchange for $40 million in cash. The proceeds of the new equity issuance were used to refinance or redeem Mood's other debt obligations.

        Pursuant to the 2017 Restructuring, Mood obtained funding from HPS Investment Partners, LLC ("HPS"), for a new first lien term loan facility and revolving credit facility in order to: (a) fund the refinancing of Mood's then-existing credit facilities; (b) fund the redemption of Mood's outstanding notes, deferred share units, options and outstanding shares; and (c) pay costs and expenses in connection with the 2017 Restructuring. The principal amount borrowed at closing of the 2017 Restructuring under the term loan facility was $292.6 million and the amount available to Mood under the revolving facility is $15.0 million.

The Incremental Funding

New Term Loans

        On July 2, 2018 (the "Closing Date"), the Issuer successfully raised an additional $12,886,598 of incremental term loans (the "New Term Loans") pursuant to a joinder agreement (the "Joinder Agreement"), dated as of the Closing Date, by and among Mood Media Holdings, LLC ("Holdings"), the Issuer, each subsidiary of the Issuer listed on the signature pages thereto as a "Guarantor", the lenders party thereto and HPS as administrative agent (the "Administrative Agent"). The Joinder Agreement supplemented the First Lien Credit and Guaranty Agreement, dated as of June 28, 2017 (as supplemented by the Joinder Agreement, as amended as of November 8, 2017, and as further amended by the Second Amendment to Credit Agreement, dated as of the Closing Date (the "Second Amendment to Credit Agreement"), the Third Amendment to Credit and Guaranty Agreement, dated as of July 20, 2018, and the Fourth Amendment to Credit Agreement, dated as of the date hereof, the "Credit Agreement"), by and among the Issuer, Holdings, the subsidiaries of the Issuer party thereto from time to time as guarantors thereunder, the lenders party thereto from time to time, the Administrative Agent and HPS, as collateral agent (the "Collateral Agent"), to provide for the incurrence by the Issuer of the New Term Loans. The net proceeds of the New Term Loans were used to finance a portion of Mood's acquisition of Focus Four LLC (the "Focus Four Acquisition").

Issuance of Focus Four Additional Old Notes

        On the Closing Date, the Issuers entered into a purchase agreement (the "Focus Four Additional Notes Purchase Agreement") with certain investment funds and special purpose vehicles managed by affiliates of Apollo Global Management, LLC, certain investment funds managed, advised or sub-advised by GSO Capital Partners LP or its affiliates and certain investment funds managed, advised or sub-advised by FS/KKR Advisor, LLC or its affiliates (collectively, the "Focus Four Additional Notes Purchasers"). Pursuant to the Focus Four Additional Notes Purchase Agreement, on the Closing Date the Issuers issued approximately $12.9 million aggregate principal amount of Old Notes (the "Focus Four Additional Old Notes") under the Old Notes Indenture, to the Focus Four Additional Notes Purchasers as set forth in the Focus Four Additional Notes Purchase Agreement at a price per $1.00 principal amount of Focus Four Additional Old Notes of $0.971118.

        The Focus Four Additional Old Notes have the same terms as the Old Notes issued on June 28, 2017 under the Old Notes Indenture (the "Initial Old Notes"), except that interest on the Focus Four Additional Old Notes began accruing on July 1, 2018. The Focus Four Additional Old Notes are treated as a single series with the Initial Old Notes and are fungible with the Initial Old Notes for U.S. federal income tax purposes.

        The proceeds from the sale of the Focus Four Additional Old Notes were used to finance a portion of the Focus Four Acquisition and the remaining proceeds was used for general corporate purposes.

Additional Transactions

        On the Closing Date, Mood and the Issuers entered into an investment agreement (as amended as of July 20, 2018, the "Investment Agreement"), pursuant to which certain investment funds and special purpose vehicles managed by affiliates of Apollo Global Management, LLC, certain investment funds managed, advised or sub-advised by GSO Capital Partners LP or its affiliates and certain investment funds managed, advised or sub-advised by FS/KKR Advisor, LLC or its affiliates, in each case as set forth in the Investment Agreement (collectively, the "Investment Sponsors") agreed to purchase following each Interest Payment Date (as defined in the Old Notes Indenture) additional Old Notes (the "Cash Investment Old Notes") to be issued under the Old Notes Indenture or shares of common stock of Mood (the "Cash Investment Equity Issuance"), as the case may be, in exchange for all cash interest received by such persons on such Interest Payment Date in respect of outstanding Old Notes then beneficially owned by such persons (net of any pre-funded accrued interest). The purchase price for such securities will be determined in good faith by a committee of the board of directors of Mood comprised entirely of one or more directors independent of the Investment Sponsors. The form and terms of the Cash Investment Old Notes are substantially identical to those of the Old Notes. The Cash Investment Old Notes are expected to be fungible with the Old Notes.

        On July 3, 2018, pursuant to the Investment Agreement, the Issuers issued approximately $5.0 million aggregate principal amount of Cash Investment Old Notes under the Old Notes Indenture to the Investment Sponsors at a price per $1.00 principal amount of Cash Investment Old Notes of $0.971118. Interest on the Cash Investment Old Notes issued on July 3, 2018 began accruing on July 1,

2018. The proceeds from the issuance of the Cash Investment Old Notes issued on July 3, 2018 were used for general corporate purposes.

        On January 3, 2019, pursuant to the Investment Agreement, the Issuers issued approximately $6.27 million aggregate principal amount of Cash Investment Old Notes under the Old Indenture to the Investment Sponsors at a price per $1.00 principal amount of Cash Investment Old Notes of $0.991578. Interest on the Cash Investment Old Notes issued on January 3, 2019 began accruing on January 1, 2019. The proceeds from the issuance of the Cash Investment Old Notes issued on January 3, 2019 were used for general corporate purposes.

Acquisition Financing

        On April 8, 2019, Mood entered into a purchase agreement (the "Acquisition Agreement") pursuant to which it agreed to acquire substantially all of the assets of an independent affiliate (the "Independent Affiliate") for an aggregate purchase price of $23.0 million (the "Acquisition").

        Mood intends to finance the Acquisition and to obtain additional financing for working capital purposes through the issuance to certain investment funds and special purpose vehicles managed by affiliates of Apollo Global Management, LLC and to certain investment funds managed, advised or sub-advised by FS/KKR Advisor, LLC or its affiliates (collectively, the "Additional Notes Purchasers") of additional Old Notes or additional New Notes (the "Additional Notes") under the Old Notes Indenture or the New Notes Indenture, as the case may be depending upon the timing of the consummation of the Acquisition, for an aggregate purchase price of $30.0 million. Of this $30.0 million, $2.0 million will be reserved and thereafter used for working capital purposes only pursuant to an allocation plan with respect to such funds approved from time to time by the board of directors of Mood. The Additional Notes will be sold to the Additional Notes Purchasers at a price per $1.00 principal amount of Additional Note of $0.8425, representing a 3.0% discount to the last reported trading price of the Old Notes as of May 8, 2019. If the Additional Notes are issued before the consummation of the Exchange Offer, the Additional Notes will be issued in the form of additional Old Notes under the Old Notes Indenture. If the Additional Notes are issued after the consummation of the Exchange Offer, the Additional Notes will be issued in the form of additional New Notes under the New Notes Indenture.

        There can be no assurance that the Acquisition will be consummated. If the Acquisition Agreement is terminated, Mood may be required to pay to the Independent Affiliate a termination fee of $750,000 under certain circumstances. If the Acquisition is not consummated, only a portion of the Additional Notes may be issued.

        If the Additional Notes are issued before the consummation of the Exchange Offer, the Additional Notes will have substantially the same terms as the Old Notes issued on June 28, 2017 under the Old Notes Indenture, will be treated as a single series with the Old Notes and will be fungible with the Old Notes for U.S. federal income tax purposes. If the Additional Notes are issued after the consummation of the Exchange Offer, the Additional Notes will have substantially the same terms as the New Notes to be issued under the New Notes Indenture, will be treated as a single series with the New Notes and will be fungible with the New Notes for U.S. federal income tax purposes.

GENERAL TERMS OF THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

General

        Upon the terms and subject to the conditions set forth in this Offering Memorandum and the Letter of Transmittal, the Issuers are offering to exchange validly tendered and accepted outstanding Old Notes listed on the front cover of this Offering Memorandum for the New Notes.

        The completion of the Exchange Offer is subject to the satisfaction or waiver of a number of conditions as set forth in this Offering Memorandum, including the Requisite Consent Condition and the General Conditions. See "Conditions of the Exchange Offer." In addition, the Issuers have the right to terminate or withdraw the Exchange Offer at any time and for any reason, including if any of the other conditions described under the "Conditions of the Exchange Offer" are not satisfied.

        The Issuers are also soliciting Consents to amend the Old Notes Indenture. The purpose of the Consent Solicitation is to obtain the Consents required to adopt the Proposed Amendments. The Proposed Amendments will eliminate or waive substantially all of the restrictive covenants, reporting requirements and certain events of default contained in the Old Notes Indenture, eliminate the requirement to make a 101% offer to repurchase the Old Notes upon the occurrence of a change of control and eliminate the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. Such restrictive covenants include, among other things, covenants that limit the Issuers' ability to incur indebtedness, make restricted payments, create or incur liens and engage in mergers or consolidations or transfer all or substantially all of the Issuers' property and assets. The Proposed Amendments would also release all of the collateral securing the Old Notes and approve all necessary actions to effectuate such release. If the Exchange Offer is consummated, the Proposed Amendments and the Collateral Release will become operative and holders of Old Notes left outstanding following the consummation of the Exchange Offer will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes, and the Issuers' obligations with respect to Old Notes remaining outstanding following the completion of the Exchange Offer will no longer be secured. The Old Notes will be effectively subordinated to the indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations.

        The Proposed Amendments, including the Collateral Release, with respect to the Old Notes will be set forth in the Old Notes Supplemental Indenture to the Old Notes Indenture.

        In order to be adopted, the Proposed Amendments (other than the Collateral Release) require the consent of the holders of a majority in aggregate principal amount of outstanding Old Notes. In order to be effected, the Collateral Release must be consented to by the holders of at least 66 2/3% in aggregate principal amount of Old Notes then outstanding. As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding

Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments."

        Tenders may be withdrawn and Consents may be revoked prior to 12:00 midnight, New York City time, at the end of June 25, 2019, unless extended or earlier terminated by the Issuers in their sole discretion (such time and date, as the same may be extended, the "Withdrawal Deadline"). Holders may withdraw tendered Old Notes at any time prior to the Withdrawal Deadline, but holders may not withdraw their tendered Old Notes at or after the Withdrawal Deadline. Prior to the Withdrawal Deadline, if a holder of Old Notes withdraws its tendered Old Notes, such holder will be deemed to have revoked its Consents and may not deliver Consents without re-tendering its Old Notes. All Old Notes validly tendered in accordance with the procedures set forth under "Procedures for Tendering Old Notes" and not properly withdrawn in accordance with the procedures set forth under "Withdrawal of Tenders" prior to the Withdrawal Deadline, will, upon the terms and subject to the conditions hereof, be accepted by the Issuers.

        Holders may not withdraw previously tendered Old Notes without revoking any Consents relating to such Old Notes. In each instance, any revocation is subject to the procedures described under "Withdrawal of Tenders and Revocation of Consents." For the avoidance of doubt, to the extent that a holder of Old Notes has tendered its Old Notes and delivered its corresponding Consents, in order for such holder to either withdraw the tender of its Old Notes or revoke its Consent with respect to such Old Notes, the holder must withdraw both its previously delivered tender and Consent prior to the Withdrawal Deadline.

        The Issuers' obligation to accept Old Notes that are tendered is subject to, among other things, the conditions described under "Conditions of the Exchange Offer."

        If the Exchange Offer is consummated and the Old Notes Supplemental Indenture has become operative, the Proposed Amendments will be binding on all holders of Old Notes. Accordingly, consummation of the Exchange Offer and the adoption of the Proposed Amendments and Collateral Release may have adverse consequences for holders who elect not to tender Old Notes affected thereby in the Exchange Offer. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes" and "Proposed Amendments."

        From time to time after the Exchange Offer Expiration Time, the Issuers and their affiliates may acquire any Old Notes that are not tendered and accepted in the Exchange Offer or any New Notes issued in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as the Issuers may determine (or as may be provided for in the indentures governing the Old Notes or the New Notes), which with respect to the Old Notes may be more or less than the consideration to be received by participating holders in the Exchange Offer and, in either case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Issuers or their affiliates may choose to pursue in the future.

Consideration

        In exchange for each $1.00 principal amount of Old Notes properly tendered (and not withdrawn) prior to or on the Exchange Offer Expiration Time and accepted by the Issuers, participating holders will be entitled to receive $1.00 in principal amount of New Notes per $1.00 principal amount of Old Notes so tendered.

        In addition, any and all accrued and unpaid cash interest on account of the outstanding Old Notes exchanged for New Notes (i) held by or on behalf of the Sponsors shall be paid in full in-kind in the form of additional New Notes and (ii) held by or on behalf of the remaining holders that elect to participate in the Exchange Offer, shall be paid, at the option of such holder, in full either in cash or in-kind in the form of $1.00 principal amount of New Notes for every $1.00 of accrued and unpaid cash interest, subject to a cap on cash payments in respect of accrued and unpaid interest of approximately $3.1 million. As of June 25, 2019, the Exchange Offer Expiration Time, the amount of the cash portion of accrued and unpaid interest due and owing in respect of Old Notes held by non-Sponsors would be approximately $3.0 million.

        The Issuers will not accept any tender of Old Notes that would result in the issuance of less than $1.00 principal amount of New Notes to a participating holder. Old Notes may be tendered and Consents may be delivered only in principal amounts equal to minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the minimum authorized denomination of $1.00 principal amount.

Extension, Termination or Amendment

        Subject to the applicable regulations of the SEC, the Issuers expressly reserve the right, in their sole discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer shall have occurred or shall have been determined by the Issuers to have occurred, to extend the period during which the Exchange Offer is open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. During any extension of the Exchange Offer, all Old Notes previously tendered and not withdrawn will remain subject to the Exchange Offer and may, subject to the terms and conditions of the Exchange Offer, be accepted by the Issuers. See also "—Announcements."

        The Issuers reserve the right, in their sole discretion, subject to applicable law, (i) to waive any and all of the conditions of the Exchange Offer in whole or in part, at any time and from time to time at or prior to the Exchange Offer Expiration Time and (ii) to amend the terms of the Exchange Offer. Any waiver, amendment or modification of the Exchange Offer will apply to all Old Notes tendered pursuant to the Exchange Offer. If the Issuers make a change that it determines to be material in any of the terms of the Exchange Offer, or waive a condition of the Exchange Offer that the Issuers determine to be material, the Issuers will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Exchange Agent and will disseminate additional Exchange Offer documents and extend the Exchange Offer and withdrawal rights as they determine necessary and to the extent required by law. Any extension, amendment, waiver or decrease or change, if not material, will not result in the reinstatement of any withdrawal or revocation rights if those rights had previously expired, except as specifically provided above.

        The Issuers may terminate or withdraw at their sole discretion the Exchange Offer at any time and for any reason, including if the conditions to the Exchange Offer are not met by the Exchange Offer Expiration Time. In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated at or prior to the Exchange Offer Expiration Time, no consideration will be received by holders who have validly tendered their Old Notes pursuant to the Exchange Offer. In such case, the Old Notes previously tendered pursuant to the Exchange will be promptly returned to the tendering holders.

        There can be no assurance that the Issuers will exercise their right to extend, terminate or amend the Exchange Offer. During any extension and irrespective of any amendment to the Exchange Offer, all Old Notes previously tendered and not withdrawn will remain subject to the Exchange Offer and may be accepted thereafter by the Issuers, subject to compliance with applicable law. In addition, the Issuers may waive conditions without extending the Exchange Offer in accordance with applicable law.

Announcements

        Any extension, termination or amendment of the Exchange Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Exchange Offer Expiration Time. See also "—Extension, Termination or Amendment."

 PROPOSED AMENDMENTS

        Upon consummation of the Exchange Offer, the Proposed Amendments will be set forth in the Old Notes Supplemental Indenture, which is expected to be executed by the Issuers and the Trustee promptly following the Withdrawal Deadline. However, the Old Notes Supplemental Indenture will provide that the Proposed Amendments (including the Collateral Release) will not become operative until immediately prior to the delivery of the Exchange Consideration on the Settlement Date.

        Upon consummation of the Exchange Offer, the Collateral Release will also be set forth in the Old Notes Supplemental Indenture, and any necessary amendments or supplements to, terminations of or releases under the related security and intercreditor documents, which, in each case, will be executed promptly following the Withdrawal Deadline but will not become operative until immediately prior to the delivery of the Exchange Consideration on the Settlement Date.

        Pursuant to the terms of the Old Notes Indenture, the Proposed Amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding amount of Old Notes, except for the Collateral Release, which requires the written consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding Old Notes. As of the date hereof and without giving effect to the issuance of the Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated."

        Upon consummation of the Exchange Offer, the Proposed Amendments will be binding on all non-tendering holders of Old Notes. Upon consummation of the Exchange Offer, the Proposed Amendments will also release all of the collateral securing the Old Notes and approve all necessary actions to effectuate such release.

        The Proposed Amendments, if they are adopted and become operative, will eliminate substantially all of the covenants in the Old Notes Indenture governing the actions of the Issuers and their subsidiaries, other than the covenants to pay principal of and interest on the Old Notes, and will eliminate or modify the related events of default. The Proposed Amendments (including the Collateral Release) constitute a single proposal and a tendering holder must consent to the Proposed Amendments as an entirety (including the Collateral Release) and may not consent selectively with respect to certain proposed amendments. For more complete information regarding the effects of the Proposed Amendments, reference is made to the Old Notes Indenture, an electronic copy of which may be obtained from the Exchange Agent.

        Upon consummation of the Exchange Offer, the Old Notes Supplemental Indenture will eliminate each of the following covenants and provisions from the Old Notes Indenture (which are also identified below by their respective section references in the Old Notes Indenture):

          (1)   the covenant entitled "Reports and Other Information" (§4.02);

          (2)   the covenant entitled "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (§4.03);

          (3)   the covenant entitled "Limitation on Restricted Payments" (§4.04);

          (4)   the covenant entitled "Dividend and Other Payment Restrictions Affecting Subsidiaries" (§4.05);

          (5)   the covenant entitled "Asset Sales" (§4.06);

          (6)   the covenant entitled "Transactions with Affiliates" (§4.07);

          (7)   the covenant entitled "Future Subsidiary Guarantors" (§4.11);

          (8)   the covenant entitled "Liens" (§4.12);

          (9)   the covenant entitled "After-Acquired Property" (§4.13); and

          (10) the section entitled "When the Company, the Co-Issuer and Subsidiary Guarantors May Merger or Transfer Assets" (§5.01);

        The Proposed Amendments will also eliminate all events of default under the Old Notes Indenture other than the failure to pay principal of, premium on, if any, or interest, if any, on the Old Notes and the commencement of bankruptcy proceedings or an order under bankruptcy law, in each case, with respect to the Issuers.

        Furthermore, the Proposed Amendments will eliminate the requirement to make a 101% offer to repurchase the Old Notes upon the occurrence of a Change of Control under Section 4.08 of the Old Notes Indenture.

        The Proposed Amendments and the Old Notes Supplemental Indenture will also release all of the collateral securing the Old Notes, approve all necessary actions to effectuate such release and eliminate the provisions entitled "Collateral" (Article 11) from the Old Notes Indenture. The Proposed Amendments will also permit any amendments to, restatements of, or terminations of, as applicable, the security and intercreditor documents relating to the Old Notes and any related documents, including, but not limited to, any acknowledgements, side letters, joinders and other agreements, in order to effectuate all of the transactions contemplated by the Exchange Offer, the Old Notes Supplemental Indenture and the Collateral Release.

        The Proposed Amendments relating to the Notes (including the Collateral Release) will be effected by the Old Notes Supplemental Indenture, which is expected to be executed by the Issuers and the Trustee promptly following the Withdrawal Deadline. Although the Old Notes Supplemental Indenture may be executed on an earlier date and will become effective upon execution thereof, the Proposed Amendments (including the Collateral Release) will not become operative until immediately prior to the delivery of the Exchange Consideration on the Settlement Date. The Old Notes Indenture, without giving effect to the Proposed Amendments, will remain in effect in the form in which it currently exists until the Requisite Consents are received and the Old Notes issued thereunder are accepted for purchase by the Issuers, whereupon the modification or elimination of the provisions subject to amendment under the Proposed Amendments (including the Collateral Release) will become operative as provided in the Proposed Amendments pursuant to the Old Notes Supplemental Indenture. If the Exchange Offer is terminated or withdrawn, the Requisite Consents are not received, or the Old Notes are not accepted for purchase hereunder, the Proposed Amendments (including the Collateral Release) will not become operative.

        The Proposed Amendments would also delete certain definitions from the Old Notes Indenture and existing Old Notes when references to such definitions would be eliminated as a result of the foregoing.

ACCEPTANCE OF OLD NOTES AND CONSENTS

Acceptance of Old Notes; Acceptance of Consents

        If the conditions to the Exchange Offer are satisfied, or if the Issuers waive all of the conditions that have not been satisfied, the Issuers will accept for exchange at the Settlement Date, after they receive validly completed and duly executed Letters of Transmittal or Agent's Messages (as defined in "Procedures for Tendering Old Notes—Tender of Old Notes Through ATOP" below) with respect to any and all of the Old Notes validly tendered (and not withdrawn), the Old Notes to be exchanged by notifying the Exchange Agent of the Issuers' acceptance, subject to the terms and conditions set forth in this Offering Memorandum. The notice may be oral if the Issuers promptly confirm such notice in writing.

        The Issuers expressly reserve the right, in their sole discretion, to delay acceptance for exchange of Old Notes tendered under the Exchange Offer (subject to Rule 14e-1(c) under the Exchange Act, which requires that the Issuers issue or pay the offered consideration, as applicable, or return the Old Notes deposited pursuant to the Exchange Offer promptly after termination or withdrawal of the Exchange Offer), or to terminate the Exchange Offer and not accept any Old Notes not previously accepted, (1) if any of the conditions to the Exchange Offer shall not have been satisfied or validly waived by the Issuers or (2) in order to comply in whole or in part with any applicable law.

        In all cases, the Exchange Consideration for Old Notes tendered pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) certificates representing the Old Notes, or timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes into the Exchange Agent's account at DTC, (2) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an Agent's Message in lieu thereof, and (3) any other documents required by the Letter of Transmittal. The Exchange Offer is scheduled to expire at the Exchange Offer Expiration Time, unless extended by the Issuers, in their sole discretion.

        For purposes of the Exchange Offer, the Issuers will have accepted validly tendered (and not withdrawn) Old Notes if, as and when the Issuers give oral or written notice to the Exchange Agent of the Issuers' acceptance of the Old Notes for exchange pursuant to the Exchange Offer. If, for any reason whatsoever, acceptance for exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Issuers' acceptance of the Old Notes) or the Issuers extend the Exchange Offer or is unable to accept the Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Issuers' rights set forth herein, the Issuers may instruct the Exchange Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, subject to the limited circumstances described in "Withdrawal of Tenders" below.

        Tenders of Old Notes pursuant to the Exchange Offer will be accepted only in principal amounts equal to permitted denominations for such Old Notes. The Issuers will not accept any tender that would result in the issuance of less than $1.00 principal amount of New Notes to a participating holder.

        The Issuers will pay or cause to be paid all transfer taxes with respect to the tender of any Old Notes unless the box titled "Special Payment or Issuance Instructions" or the box titled "Special Delivery Instructions" on the Letter of Transmittal has been completed, as described in the Instructions thereto.

        The Issuers will pay all reasonable fees and expenses of the Exchange Agent and the Information Agent in connection with the Exchange Offer.

 PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS

General

        In order to participate in the Exchange Offer, you must validly tender your Old Notes and deliver your Consents to the Exchange Agent as further described below. It is your responsibility to validly tender your Old Notes and deliver your Consents. The Issuers have the right to waive any defects. However, the Issuers are not required to waive defects and are not required to notify you of defects in your tender.

        Holders of Old Notes may not tender their Old Notes without delivering Consents with respect to the Old Notes tendered, and holders may not deliver a Consent with respect to any Old Notes without tendering the related Old Notes. The execution and delivery of a Letter of Transmittal or the tendering of Old Notes through ATOP by a holder tendering all or any portion of its Old Notes will, without any further action on the part of such holder, constitute such holder's delivery of its Consents to the Proposed Amendments (including the Collateral Release) with respect to such Old Notes.

        If you have any questions or need help in tendering your Old Notes, please contact the Exchange Agent and Information Agent whose address and telephone numbers are listed on the back cover of this Offering Memorandum.

Valid Tender of Old Notes and Delivery of Consents

        For a holder to validly tender Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) together with any signature guarantees and any other documents required by the Instructions to the Letter of Transmittal, or, in the case of Old Notes held at DTC, an Agent's Message in lieu thereof, must be received by the Exchange Agent at the address or facsimile number set forth on the back cover of this Offering Memorandum prior to the Exchange Offer Expiration Time, and, in the case of tendered Old Notes, either (1) certificates representing the Old Notes must be received by the Exchange Agent at such address, or (2) the Old Notes must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case at or prior to the Exchange Offer Expiration Time. Holders may not tender their Old Notes without delivering a Consent with respect to the Old Notes tendered, and holders may not deliver a Consent with respect to any Old Notes without tendering the related Old Notes. A Letter of Transmittal need not accompany tenders effected through ATOP.

        In all cases, exchange of Old Notes tendered and accepted pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

  •
  certificates representing such Old Notes, in the case of Old Notes held at DTC, or a Book-Entry Confirmation with respect to such Old Notes;

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  the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or, in the case of Old Notes held at DTC, an Agent's Message in lieu thereof; and

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  any required signature guarantees and other documents required by the Letter of Transmittal.

Tender of Old Notes Held in Physical Form

        The Issuers do not believe any Old Notes exist in physical form. If you believe you hold Old Notes in physical form, please contact the Exchange Agent regarding procedures for participating in the Exchange Offer.

Tendering With Respect to Old Notes Held through a Custodian

        Any holder whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such custodial entity promptly and instruct such custodial entity to tender the Old Notes on such holder's behalf.

Book-Entry Transfer

        The Exchange Agent has established or will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent at the address set forth on the back cover of this Offering Memorandum at or prior to the Exchange Offer Expiration Time.

Tender of Old Notes through ATOP

        If a holder wishes to participate in the Exchange Offer and the Consent Solicitation, and such holder's Old Notes are held by a custodial entity that is a DTC participant, the custodial entity must electronically transmit such holder's acceptance of the Exchange Offer only through DTC's Automated Tender Offer Program ("ATOP"), for which the Exchange Offer will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent's Message (as hereinafter defined) to the Exchange Agent for its acceptance.

        An "Agent's Message" is a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from you that you have received the Exchange Offer documents and agree to be bound by the terms of the Letter of Transmittal, and that the Issuers may enforce such agreement against you.

        If a holder of Old Notes transmits its acceptance through ATOP, delivery of such tendered Old Notes must be made to the Exchange Agent (pursuant to the book-entry delivery procedures set forth herein). Unless such holder delivers (by book-entry delivery) the Old Notes being tendered to the Exchange Agent, the Issuers may, at their option, treat such tender as defective for purposes of delivery of acceptance for exchange and for the right to receive New Notes. Delivery of documents to DTC (by electronic means) does not constitute delivery to the Exchange Agent. If you desire to tender your Old Notes on the day that the Exchange Offer Expiration Time occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date. The Issuers will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

        The Issuers have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under any of the Exchange Offer documents or other Exchange Offer materials provided therewith. Holders must timely tender their Old Notes in accordance with the procedures set forth in the Exchange Offer documents.

Effect of Letter of Transmittal

        Subject to and effective upon the acceptance of and the exchange of the Old Notes tendered thereby, by delivering Old Notes via ATOP or, in the case of Old Notes not held in DTC, by executing and delivering a Letter of Transmittal, a tendering holder (1) irrevocably sells, assigns and transfers to or upon the order of the Issuers all right, title and interest in and to all the Old Notes tendered thereby; and (2) irrevocably appoints the Exchange Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the Issuers' agent with respect to the tendered Old Notes, with full power coupled with an interest) to:

  •
  deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the Issuers' order, as applicable;

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  present the Old Notes for transfer on the relevant security register; and

  •
  receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes (except that the Exchange Agent will have no rights to or control over, the Issuers' funds), all in accordance with the terms of the Exchange Offer.

Signature Guarantees

        Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, a "Medallion Signature Guarantor"), unless the Old Notes tendered thereby are tendered (i) by a holder of Old Notes who has not completed either the box entitled "Special Payment or Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Old Notes not tendered are to be returned to a person other than the registered holder, then the signatures on the Letters of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Old Notes pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders of any Old Notes determined by the Issuers not to be in valid form, or if the acceptance of or exchange of such Old Notes may, in the opinion of the Issuers' counsel, be unlawful. The Issuers also reserve the right to waive any conditions to the Exchange Offer that the Issuers are legally permitted to waive.

        Your tender will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender will be determined by the Issuers in their sole discretion, which determination shall be final and binding. None of the Issuers, the Exchange Agent and Information Agent or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes, or will incur any liability for failure to give any such notification.

PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER OF THIS OFFERING MEMORANDUM AND NOT TO THE ISSUERS.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

        Old Notes tendered and not withdrawn prior to the Withdrawal Deadline may not be withdrawn at or after the Withdrawal Deadline, and Old Notes tendered at or after the Withdrawal Deadline may not be withdrawn at any time, unless, in each case, the Exchange Offer is terminated without any Old Notes being accepted. If such a termination occurs, the Old Notes will be returned to the tendering holder as promptly as practicable. A holder of Old Notes may not revoke a Consent without withdrawing the previously tendered Old Note to which such Consent relates.

        A holder who validly withdraws previously tendered Old Notes prior to the Withdrawal Deadline and does not validly re-tender Old Notes prior to the Exchange Offer Expiration Time will not receive the Exchange Consideration. A holder who validly withdraws previously tendered Old Notes prior to the Withdrawal Deadline and validly re-tenders Old Notes prior to the Exchange Offer Expiration Time will receive the Exchange Consideration (assuming such Old Notes are accepted for exchange). The valid withdrawal of tendered Old Notes prior to the Withdrawal Deadline will be deemed to be a concurrent revocation of the corresponding Consents to the Proposed Amendments.

        Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offer, as applicable, is delayed (whether before or after the Issuers' acceptance for exchange of Old Notes) or the Issuers extend the Exchange Offer, or are unable to accept for exchange, or exchange, the Old Notes tendered pursuant to the Exchange Offer, the Issuers may instruct the Exchange Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal and revocation rights set forth herein.

        For the avoidance of doubt, to the extent that a holder of Old Notes has tendered its Old Notes and thereby delivered its corresponding Consents, in order for such holder to either withdraw the tender of its Old Notes or revoke its Consents with respect to such Old Notes, the holder must withdraw its previously delivered tender. A valid withdrawal of tendered Old Notes prior to the Withdrawal Deadline will constitute the concurrent valid revocation of a holder's related Consents.

        To be effective, a written or facsimile transmission notice of withdrawal of a tender, in the case of Old Notes held at DTC, or a properly transmitted "Request Message" through DTC's ATOP system for a withdrawal of a tender must:

  •
  be received by the Exchange Agent at the address specified on the back cover of this Offering Memorandum prior to the Withdrawal Deadline;

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  specify the name of the holder of the Old Notes to be withdrawn;

  •
  contain the description of the Old Notes to be withdrawn or revoked, as applicable, the certificate numbers shown on the particular certificates representing such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the Old Notes withdrawn) and the aggregate principal amount represented by such Old Notes; and

  •
  in the case of Old Notes in physical form, be signed by the holder of the Old Notes in the same manner as the original signature on Letter of Transmittal or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of the Old Notes into the name of the person withdrawing the Old Notes.

        If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal or revocation, as applicable, is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a

Request Message) even if physical release is not yet effected. A withdrawal of Old Notes can only be accomplished in accordance with the foregoing procedures.

        The Issuers will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

        If you withdraw Old Notes, you will have the right to re-tender them prior to the Exchange Offer Expiration Time in accordance with the procedures described above for tendering Old Notes. If the Issuers amend or modify the terms of the Exchange Offer, or the information concerning the Exchange Offer in a manner determined by the Issuers to constitute a material change to holders of Old Notes, the Issuers will disseminate additional Exchange Offer materials and extend the period of such Exchange Offer, including any withdrawal rights, to the extent required by law and as the Issuers determine necessary. An extension of the Withdrawal Deadline or the Exchange Offer Expiration Time will not affect a holder's withdrawal rights unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law.

 CONDITIONS OF THE EXCHANGE OFFER

        The Issuers have the right to terminate or withdraw the Exchange Offer at any time and for any reason, including if any of the conditions described below are not satisfied. The Issuers also have the right to waive any condition precedent to the Exchange Offer, at their sole and absolute discretion.

        Notwithstanding any other provisions of the Exchange Offer, the Issuers will not be required to accept for exchange or to exchange Old Notes validly tendered (and not withdrawn) pursuant to the Exchange Offer, and may, in their sole discretion, terminate, amend or extend the Exchange Offer or delay or refrain from accepting for exchange or exchanging the Old Notes for any reason, including if (i) the receipt of the Requisite Consents and the Collateral Release Requisite Consents and (ii) the execution by the Issuers and the Trustee of the Old Notes Supplemental Indenture implementing the Proposed Amendments to the Old Notes Indenture and the Collateral Release and the Old Notes Supplemental Indenture remaining in full force and effect (collectively, the "Requisite Consent Condition") or (iii) the General Conditions (as defined below) shall not, in each case, have been obtained, satisfied or waived.

General Conditions

        The "General Conditions" shall be deemed to have been satisfied unless any of the following conditions shall have occurred on or after the date of this Offering Memorandum and prior to the Settlement Date:

  •
  there shall have been instituted, threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal) (or there shall have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentally, domestic or foreign, or by any other person, domestic or foreign, in connection with the Exchange Offer that, in the Issuers' sole judgment, either (a) is, or is reasonably likely to be, materially adverse to the Issuers' business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or (c) would materially impair the contemplated benefits of the Exchange Offer to the Issuers or be material to holders in deciding whether to accept the Exchange Offer;

  •
  an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Issuers' sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or (b) is, or is reasonably likely to be, materially adverse to the Issuers' business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects;

  •
  there shall have occurred or be likely to occur any event or condition affecting the Issuers' business or financial affairs and its subsidiaries that, in the Issuers' sole judgment, either (a) is, or is reasonably likely to be, materially adverse to the Issuers' business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or (c) would materially impair the contemplated benefits of the Exchange Offer;

  •
  the Trustee shall have objected in any respect to or taken action that could, in the Issuers' sole judgment, adversely affect the consummation of the Exchange Offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuers in the making of the Exchange Offer or the acceptance of, or payment for, some or all of the Old Notes pursuant to the Exchange Offer;

  •
  there exists, in the Issuers' sole judgment, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes; or

  •
  there has occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) a material impairment in the trading market for debt securities, (c) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Issuers' reasonable judgment, might affect the extension of credit by banks or other lending institutions, (e) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

        In addition, the Issuers' obligation to pay any Exchange Consideration is conditioned upon the Issuers' acceptance of Old Notes for exchange pursuant to the Exchange Offer.

        These conditions are for the Issuers' benefit and may be asserted by the Issuers or may be waived by the Issuers, including any action or inaction by the Issuers giving rise to any condition, in whole or in part at any time and from time to time, in their sole discretion. The Issuers may terminate the Exchange Offer if any condition is not satisfied at or after the Exchange Offer Expiration Time. Pursuant to the Exchange Offer, if any of these events occur, subject to the termination rights described above, the Issuers may (i) return Old Notes tendered thereunder to you, (ii) extend the Exchange Offer and retain all tendered Old Notes until the expiration of the extended Exchange Offer or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law.

        The Issuers have not made a decision as to what circumstances, if any, would lead the Issuers to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. The Issuers reserve the right to amend, at any time, the terms of the Exchange Offer. The Issuers will give holders notice of such amendments as may be required by applicable law.

 EXCHANGE AGENT; INFORMATION AGENT

Exchange Agent

        Global Bondholder Services Corporation has been appointed the exchange agent for the Exchange Offer (the "Exchange Agent"). Letters of Transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Old Notes, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone numbers set forth on the back cover of this Offering Memorandum. The Issuers will pay the Exchange Agent reasonable compensation for its services and will reimburse it for certain reasonable expenses in connection therewith.

Information Agent

        Global Bondholder Services Corporation has also been appointed as the information agent for the Exchange Offer (the "Information Agent"), and will receive reasonable compensation for its services. Questions concerning tender procedures and requests for additional copies of this Offering Memorandum or the Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offering Memorandum. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.

DESCRIPTION OF OTHER INDEBTEDNESS

The Credit Agreement

        The following summary of the material terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the underlying documents.

Overview

        In connection with the 2017 Restructuring, Mood obtained first lien senior secured financing from HPS Investment Partners, LLC in an aggregate principal amount of approximately $307.6 million, consisting of:

  •
  a term loan facility in an aggregate principal amount of approximately $292.6 million that will mature on the earlier of June 28, 2022 and the date on which all loans under the Credit Agreement become due and payable in full, whether by acceleration or otherwise (the "original term loans"); and

  •
  a revolving credit facility in an aggregate committed principal amount of $15 million that will mature on the earliest of June 27, 2022, the date on which the revolving credit facility commitments are terminated or permanently reduced to zero under the Credit Agreement and the date on which the first lien term loans are repaid or prepaid in full (the "revolving credit facility").

        In July 2018, Mood obtained approximately $12.9 million aggregate principal amount of incremental term loans (the "incremental term loans") under the term loan facility pursuant to an incremental joinder agreement, which will mature on the earlier of June 28, 2022 and the date on which all loans under the Credit Agreement become due and payable in full, whether by acceleration or otherwise. We refer to the original term loans and the incremental term loans as our "first lien term loans".

        As of the date of this Offering Memorandom, we have approximately $292.1 million outstanding under the first lien term loan and $15.0 million in outstanding revolver loans. We have no open revolver borrowing capacity.

        In addition, we may request one or more additional incremental term loan facilities in an aggregate amount of up to $47.1 million, subject to certain conditions and receipt of commitments by existing or additional lenders.

Interest Rates

        The first lien term loans and loans outstanding under the revolving credit facility bear interest at a rate per annum equal to then-current 3 month LIBOR, subject to a 1.00% floor, plus an applicable margin of 7.25%.

        In addition, we are required to pay a commitment fee of 50 basis points per annum to the lenders under the revolving credit facility in respect of unutilized commitments thereunder.

Amortization and Prepayments

        The original term loans and the incremental term loans require scheduled quarterly amortization payments in an annual amount equal to 3.0%, in each case, of the original principal amount of such first lien term loans, with the balance to be paid at maturity.

        In addition, the Credit Agreement requires us to repay outstanding first lien term loan borrowings, subject to certain exceptions, with (i) 100% of net cash proceeds from non-ordinary course asset sales and casualty events, subject to certain reinvestment rights, and other extraordinary receipts, (ii) 85% of annual excess cash flow, as defined under the Credit Agreement, subject to stepdowns to 50% and 25% if we achieve certain first lien leverage ratios, (iii) 100% of net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Credit Agreement, and (iv) 100% of any equity cure amounts.

        We may voluntarily repay outstanding term loans at any time, subject to customary breakage costs and the prepayment premiums described below. We are required to pay a prepayment premium in connection with any repayment or prepayment of the original term loans or the incremental term loans (including as a result of mandatory prepayments, voluntary prepayments or payments made following acceleration of the first lien term loans, subject to certain exceptions) as follows: (i) prior to the first anniversary of the closing date for such first lien term loans, 3.00% of the principal amount of such first lien term loans repaid or prepaid, plus a "make-whole" premium, (ii) on or after the first anniversary of the closing date for such first lien term loans but prior to the second anniversary of the closing date for such first lien term loans, 3.00% of the principal amount of such first lien term loans repaid or prepaid, (iii) on or after the second anniversary of the closing date for such first lien term loans but prior to the third anniversary of the closing date for such first lien term loans, 1.00% of the principal amount of such first lien term loans repaid or prepaid and (iv) par thereafter.

Collateral and Guarantors

        All obligations under the Credit Agreement are fully and unconditionally guaranteed by Holdings and each of Holdings' existing and future direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions. The obligations will be secured by substantially all of our assets and those of Holdings and each subsidiary guarantor, including a pledge of the capital stock of all entities directly held by us or any guarantor (which pledge will be limited to 65% of the voting capital stock of first-tier foreign subsidiaries), in each case subject to certain exceptions. Such security interests will consist of a first-priority lien with respect to the collateral.

        Under the terms of the security documents and intercreditor agreements, until the obligations under the Credit Agreement have been paid in full (including any prepayment premium), any amounts received in respect of the collateral or certain other property or, in each case, proceeds thereof by the collateral agent or any other secured party in respect of the Credit Agreement, the Old Notes or the New Notes will be applied to repay the lenders and secured parties under the Credit Agreement in full (including any prepayment premium) prior to any payment to the holders of the Old Notes or the New Notes.

Restrictive Covenants and Other Matters

        The Credit Agreement contains restrictive covenants that may limit our ability and the ability of Holdings and its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) create liens; (iii) engage in mergers or consolidations; (iv) change our lines of business; (v) sell or transfer assets; (vi) pay dividends and distributions or repurchase capital stock; (vii) amend material agreements governing our junior lien, unsecured and subordinated indebtedness (including any agreements governing the New Notes); (viii) prepay, repay or repurchase certain junior lien, unsecured and subordinated indebtedness (including the New Notes); (ix) engage in transactions with affiliates; and (x) make investments, acquisitions, loans and advances. In addition, the Credit Agreement contains limitations on the ability of Holdings to engage in any business or activity or own any assets other than the equity interests of Mood and the performance of obligations and activities incidental thereto. Each of these covenants is subject to agreed-upon exceptions, baskets and thresholds.

        In addition, the Credit Agreement requires Holdings and its subsidiaries on a consolidated basis to comply on a quarterly basis with (a) a minimum fixed charge coverage ratio (as defined in the Credit Agreement) of 1.00:1.00 and (b) a maximum first lien leverage ratio (as defined in the Credit

Agreement) of (i) 3.75:1.00 for the fiscal quarters ending March 31, 2019 to December 31, 2019, (ii) 3.625:1.00 for the fiscal quarters ending March 31, 2020 to December 31, 2020, (iii) 3.50:1.00 for the fiscal quarters ending March 31, 2021 to December 31, 2021 and (iv) 3.375:1.00 for the fiscal quarter ending March 31, 2022 and thereafter.

        As of March 31, 2019, we were in compliance with all of our covenants under the Credit Agreement and we would have been in compliance on a pro forma basis after giving effect to the Exchange Offer.

        The Credit Agreement also contains certain other affirmative covenants and events of default, including relating to a change of control, in each case subject to agreed-upon exceptions, baskets and thresholds (including equity cure provisions, subject to the mandatory prepayment provisions described above).

 DESCRIPTION OF THE NEW NOTES

General

        Mood Media Borrower, LLC, a Delaware limited liability company (the "Company"), and Mood Media Co-Issuer, Inc., a Delaware corporation (the "Co-Issuer" and together with the Company, the "Issuers"), will issue Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2023 (the "notes") under an indenture (as amended or supplemented from time to time, the "indenture"), to be entered into by and among themselves, the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon, as Trustee and Collateral Agent. In this description, (i) "we," "us" and "our" mean the Company and its Subsidiaries and (i) the term "Issuers" refers only to Mood Media Borrower, LLC and Mood Media Co-Issuer, Inc., but not to any of their Subsidiaries. Copies of the indenture may be obtained from the Issuers upon request.

        The following summary of certain provisions of the indenture, the notes, the Security Documents and the Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein. Capitalized terms used in this "Description of the New Notes" section and not otherwise defined have the meanings set forth in the section "—Certain Definitions." The terms of the notes include those provisions contained in the indenture, portions of which are described in this Offering Memorandum, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all of these terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement of those terms. See "Risk Factors—Risks Related to Our Indebtedness and the New Notes—Upon consummation of the Exchange Offer, the Sponsors will be significant holders of New Notes and will be able to amend certain terms of the New Notes Indenture."

        The Issuers will issue notes with an initial aggregate principal amount of up to $240,024,439(5), assuming (i) no Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer, (ii) all outstanding Adjusted LIBO Rate + 14.00% Second-Priority Senior Secured PIK Notes due 2024 ("Old Notes") are validly tendered and not withdrawn prior to or at the Exchange Offer Expiration Time and are accepted by the Issuers and (iii) all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional notes, assuming a Settlement Date of June 25, 2019. See footnotes (2) and (3) to the table on page 2 of this Offering Memorandum and the capitalization table on page 54 of this Offering Memorandum. The actual amount of notes issued in the Exchange Offer will depend on whether the Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer, the amount of Old Notes tendered in the Exchange Offer and the amount of notes issued as accrued and unpaid interest on account of the outstanding Old Notes exchanged for notes held by or on behalf of the holders of Old Notes that are not Sponsors that elect to participate in the Exchange Offer and elect to receive accrued and unpaid cash interest on account of their Old Notes in-kind in the form of additional notes. Following the Issue Date, the Issuers may issue Additional Notes from time to time. Any offering of Additional Notes is subject to the covenants described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." The notes and any Additional Notes subsequently issued under the indenture may, at our election, be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the Additional Notes will

(5)
Assumes no Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer. If the Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer, the principal amount of New Notes to be issued would be up to $275,632,748.

have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the indenture and this "Description of the New Notes," references to the notes include any Additional Notes actually issued, including any PIK Notes, and any increase of outstanding principal amount of notes in connection with PIK Interest.

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated office or agency of the Trustee).

        The notes will be issued only in fully registered form, without coupons, in minimum denominations of $1.00 and in integral multiples of $1.00 in excess thereof. No service charge will be made for any registration of transfer or exchange of notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the New Notes

        The notes will be senior obligations of the Issuers and will be secured only by the second-priority security interests in the Collateral described below under "—Security." The notes will mature on December 31, 2023. Interest on the notes will be payable only in-kind (or through increase of the principal amount at the Issuers' election), and the interest rate on each note will be Adjusted LIBO + 14.00% per annum. Each note will bear interest from the Issue Date or from the most recent date to which interest has been paid or duly provided for, payable semiannually to holders of record at the close of business on December 15 or June 15 immediately preceding the interest payment date on January 1 and July 1 of each year, commencing July 1, 2019.

Optional Redemption

        On or after the first anniversary of the Issue Date, the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by the Issuers by first-class mail to each holder's registered address, or delivered electronically if held by DTC, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on the anniversary of the Issue Date of the years set forth below:

Period	Redemption Price
2020	102.000%
2021	101.000%
2022 and thereafter	100.000%

        In addition, prior to the first anniversary of the Issue Date, the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by the Issuers by first-class mail to each holder's registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to the first anniversary of the Issue Date, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of Additional Notes and PIK Interest) in an amount equal to the amount of net cash proceeds of one or more

Equity Offerings (1) by Holdings or the Company or (2) by any direct or indirect parent of Holdings or the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 114%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of Additional Notes and PIK Interest) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed by the Issuers to each holder of notes being redeemed, or delivered electronically if held by DTC, and otherwise in accordance with the procedures set forth in the indenture.

        Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

Selection of Notes to be Redeemed; Notes Redeemed in Part

        In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed (and the Issuers shall notify the Trustee in writing of any such listing), or if the notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in each case, in such manner that complies with the requirements of DTC, if applicable); provided that no notes of $1.00 or less shall be redeemed in part. The Trustee shall make the selection from outstanding notes not previously called for redemption. Upon selection, the Trustee shall notify the Issuers promptly of the notes or portions of notes to be redeemed. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a note that is redeemed in part, the Issuers will execute and the Trustee will authenticate for the holder (at the Issuers' expense) a new note equal in principal amount to the unredeemed portion of the note surrendered and cancelled. If money sufficient to pay the redemption price of and accrued and unpaid interest on all notes (or portions thereof) to be redeemed on the redemption date is deposited with the paying agent on or before the redemption date and certain other conditions are satisfied, on or after such date, interest will cease to accrue on such notes (or such portions thereof) called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under the captions "—Change of Control" and "—Certain Covenants—Asset Sales."

        We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

        The indebtedness evidenced by the notes and the Subsidiary Guarantees, respectively, will be senior Indebtedness of the Issuers and the Subsidiary Guarantors, will rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuers and the Subsidiary Guarantors,

and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers and the Subsidiary Guarantors. The notes and the Subsidiary Guarantees will have the benefit of a second-priority security interest in the Collateral as described under "—Security," which will also secure First-Priority Lien Obligations on a senior basis and Pari Passu Lien Obligations on a pari passu basis, in each case, subject to Permitted Liens and exceptions described under the caption "—Security," which will also secure First-Priority Lien Obligations on a senior basis and Pari Passu Lien Obligations on a pari passu basis, in each case, subject to Permitted Liens and exceptions described under the caption "—Security."

        At March 31, 2019, on a pro forma basis after giving effect to the Exchange Offer and Consent Solicitation, assuming (i) no Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer, (ii) all outstanding Old Notes are validly tendered and not withdrawn prior to or at the Exchange Offer Expiration Time and are accepted by the Issuers, and (iii) all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered and not withdrawn pursuant to the Exchange Offer is paid in full in-kind in the form of additional notes, assuming a Settlement Date of June 25, 2019:

  1.
  The Issuers and their Subsidiaries would have had up to $240,024,439(6) of notes outstanding. The actual amount of New Notes issued in the Exchange Offer will depend on whether the Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer, the amount of Old Notes tendered in the Exchange Offer and the amount of accrued and unpaid cash interest on account of the outstanding Old Notes exchanged for notes held by or on behalf of the holders of Old Notes that are not Sponsors that elect to participate in the Exchange Offer and elect to receive accrued and unpaid cash interest on account of their Old Notes in-kind in the form of additional notes;

  2.
  The Issuers and their Subsidiaries would have had no Old Notes outstanding. Upon consummation of the Exchange Offer, the collateral securing the Old Notes will be released and the remaining Old Notes will be unsecured obligations and will be effectively junior to the notes to the extent of the value of the Collateral securing the notes. As of the date hereof and without giving effect to the issuance of the Acquisition Additional Notes, the Sponsors collectively own approximately 68.6% of the outstanding Old Notes and have indicated that they will tender their respective Old Notes, or cause the Old Notes beneficially owned by them to be tendered, and will deliver, or cause to be delivered, the related Consents in the Exchange Offer. This means that upon the consummation of the Exchange Offer, Old Notes that remain outstanding will no longer be entitled to the benefits of the covenants, certain events of default and other provisions that are eliminated pursuant to the Proposed Amendments, including the provision of the Old Notes Indenture that requires future guarantors to guarantee the Old Notes. In addition, the Issuers' obligations under the Old Notes will no longer be secured. The Old Notes will be effectively subordinated to the existing and future indebtedness of the Issuers and the guarantors, including under the Credit Agreement and the New Notes, to the extent of the value of the Collateral securing such obligations. See "Risk Factors—Risks to Holders of Non-Tendered Old Notes—The Sponsors beneficially own more than the majority of the outstanding Old Notes and will control the outcome of the Exchange Offer and the Consent Solicitation. The Proposed Amendments and the Collateral Release will become operative if the Exchange Offer is consummated" and "Proposed Amendments;" and

(6)
Assumes no Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer. If the Acquisition Additional Notes are issued prior to the consummation of the Exchange Offer, the principal amount of notes to be issued would be up to $275,632,748.

  3.
  The Issuers and their Subsidiaries would have had approximately $307.1 million outstanding under the Credit Agreement (which constitutes First-Priority Obligations) and $0.5 million outstanding under the UK ABL Facility(7), to all of which the notes and the Old Notes will be effectively subordinated with respect to the Liens on the Collateral shared by such Indebtedness.

        Although the indenture will limit the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuers and their Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries of the Issuers that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Pursuant to such qualifications and exceptions, the Issuers and their Subsidiaries may be able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens."

        Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuers that are not Subsidiary Guarantors.

        See "Risk Factors—Risks Related to Our Indebtedness and the New Notes—The New Notes will be structurally subordinated to all liabilities of our current and future non-guarantor subsidiaries."

Security

        The Notes Obligations will be secured by second-priority security interests (subject to Permitted Liens) in all property and assets of the Issuer and the Subsidiary Guarantors (collectively, the "Obligors") (other than Excluded Assets (as defined below)) that also secure the obligations of the Issuer and the Subsidiary Guarantors under the Credit Agreement on a first-priority basis (the "Collateral"). Holdings will guarantee the Issuer's obligations under the Credit Agreement but will not guarantee the notes, and the assets of Holdings pledged to secure Holdings' obligations under such guarantee of the obligations under the Credit Agreement will not secure the notes.

        The security interests in the Collateral securing the notes will rank junior to any and all security interests at any time granted to secure the Credit Agreement. In addition, under the terms of the Intercreditor Agreement, any amounts received by the Credit Agreement Agent in respect of the Collateral and the Subject Interests (as defined below) shall be applied to repay the lenders under the Credit Agreement prior to any payment to the holders of the notes. The security interests in the

(7)
On May 21, 2018, Mood's wholly owned British subsidiary, Mood Media Limited ("MUK"), completed a US denominated $2.5 million asset-based revolving credit facility (as amended, the "UK ABL Facility") with Bank of America, N.A. The UK ABL Facility is secured by MUK's receivables. In addition, Mood Media UK Holdings Limited, the parent company of MUK, also another wholly owned British subsidiary, has guaranteed the UK ABL Facility. Interest accrues at a rate of LIBOR + 2.25% per annum (or + 4.25% per annum as described below). Financing costs associated with the issuance of the UK ABL Facility totaling $166,000 were deducted from the UK ABL Facility and are accreted over the life of the facility. On October 12, 2018, MUK amended the UK ABL Facility. The amendment provided that the interest coverage ratio requirement does not apply as long as MUK maintains a balance of $500,000 or less, however the interest rate spread over LIBOR increases from 2.25% to 4.25% during the time the interest coverage ratio is not met. There were no financing costs associated with the amendment.

Collateral securing the notes will also be subject to all other Permitted Liens. The Credit Agreement Agent will also have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral or the ability of the holders of the notes to cause a realization or foreclosure on the Collateral, particularly the rights described below under "—Security—Intercreditor Agreement."

        The Collateral does not include, subject to certain exceptions, (i) any real property (owned or leased), other than fee owned real property with a fair market value, individually or in the aggregate, in excess of $3 million, (ii) any lease, license, contract, property rights or agreement to which any Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; (iii) margin stock; (iv) any equity interests in any partnership (to the extent such partnership is not a wholly owned subsidiary of such Obligor), joint venture, or other non-wholly owned subsidiary, in each case to the extent the grant of a security interest therein is prohibited by the organizational documents, joint venture agreements or shareholder agreements of the issuer of such equity interests, except to the extent such prohibitions or restrictions are ineffective under applicable law; (v) any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed, or, if filed, has not been deemed in conformance with applicable law; (vi) certain equipment of an Obligor which is subject to, or is secured by, a capital lease obligation or purchase money indebtedness; (vii) any of the outstanding equity interests of a CFC and certain related holding companies in excess of 65% of the voting power of all classes of equity interests in such entity entitled to vote; (viii) pledges and security interests prohibited by applicable law, rule or regulation or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (ix) motor vehicles and other assets to the extent subject to a certificate of title statute with a value of less than $100,000 (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1) and (x) any collateral expressly identified by the Collateral Agent to the Issuer as to which Collateral Agent has determined in its sole discretion that the collateral value is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein (all such excluded assets referred to as "Excluded Assets"). The foregoing Excluded Property will not secure the Credit Agreement or the Notes Obligations. The security interests in the Collateral securing the notes are second in priority to any and all security interests at any time granted to secure the First-Priority Lien Obligations (including the Credit Agreement) and are also subject to all other Permitted Liens.

        The Issuers and the Subsidiary Guarantors are able to Incur additional Indebtedness in the future that could share in the Collateral, including additional First Priority-Lien Obligations and additional Indebtedness that would be secured on a pari passu basis with the notes. The amount of such First-Priority Lien Obligations and additional Indebtedness is limited by the covenants described under "—Certain Covenants—Liens" and "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock." Under certain circumstances, the amount of such First-Priority Lien Obligations and additional Indebtedness could be significant.

Security Documents

        The Issuers, the Subsidiary Guarantors and the Collateral Agent will enter into the Security Documents defining the terms of the security interests that secure the notes. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Subsidiary Guarantors under the notes, the Subsidiary Guarantees, the indenture and the Security Documents, as provided in the Security Documents.

        Subject to the terms of the Security Documents and the indenture, the Issuers and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Intercreditor Agreement

        The Collateral Agent, as collateral agent for the holders of the Second Lien Obligations (as defined below), and HPS Investment Partners, LLC, as collateral agent for the holders of the First Lien Obligations (as defined below) (the "Credit Agreement Agent"), will enter into an intercreditor agreement (as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement") with respect to the Collateral.

        The Intercreditor Agreement will govern the relative rights and privileges with respect to the Collateral for the obligations under the Credit Agreement and the other Credit Agreement Documents, including any refinancings, replacements, extensions or increases thereof (the "First Lien Obligations"), and the obligations under the indenture and the other Notes Documents (the "Second Lien Obligations"). The Intercreditor Agreement will provide that, among other things, whether or not an insolvency or liquidation proceeding under the Bankruptcy Code or any other bankruptcy law has been commenced against the Issuer or any Subsidiary Guarantor:

  •
  Lien Priority.  Notwithstanding (i) the date, time, method, manner or order or grant, attachment or perfection of any liens securing the First Lien Obligations granted on Collateral or any liens securing the Second Lien Obligations granted on Collateral, (ii) any provisions of the Uniform Commercial Code or any other applicable law or the indenture and the other Notes Documents, (iii) any defect or deficiencies in, or failure to attach or perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the liens securing the First Lien Obligations or (iv) any other circumstance whatsoever, the liens securing the Second Lien Obligations will be junior and subordinated in all respects to the liens securing the First Lien Obligations.

  •
  Prohibition on Contesting Liens.  The Collateral Agent and the holders of the Second Lien Obligations may not contest or support any other person in contesting (i) the priority, attachment, validity, perfection or enforceability of a lien held, or purported to be held, by or on behalf of any of the holders of the First Lien Obligations in the Collateral securing the First Lien Obligations or the provisions of the Intercreditor Agreement or (ii) the amount of the First Lien Obligations.

  •
  Exercise of Remedies with respect to Collateral.  Until the Discharge of the Credit Agreement Obligations has occurred, except as provided in the next sentence, the Credit Agreement Agent and the holders of the First Lien Obligations will have the exclusive right to commence and maintain an enforcement action or otherwise enforce rights or exercise remedies (including set-off, recoupment and the right to credit bid its debt) with respect to the Collateral (or Subject Interests) (subject to the right of the Collateral Agent to take limited protective measures with respect to the liens securing the Second Lien Obligations and to take certain actions that would be permitted to be taken by unsecured creditors) and to make determinations regarding the release, disposition, or restrictions with respect to the Collateral (including the right to sell or otherwise dispose of Collateral upon foreclosure), without any consultation with or the consent of the Collateral Agent or any holder of the Second Lien Obligations. Notwithstanding the foregoing, the Collateral Agent may exercise its rights or remedies with respect to the Collateral or commence any action or proceeding with respect to such rights or remedies if (a) following an Event of Default under (and as defined in) the Credit Agreement, the Credit Agreement Agent is not diligently pursuing rights and remedies with respect to a material portion of the

    Collateral in good faith, and (b) (i) an Event of Default has occurred under (and as defined in) the indenture, (ii) the Collateral Agent has given written notice to the Credit Agreement Agent (a "Specified Notice") of such declaration of an Event of Default under the indenture and that the Collateral Agent has determined in good faith that the Credit Agreement Agent is not so diligently pursuing its rights and remedies with respect to a material portion of the Collateral in good faith and (iii) a period of 180 days has passed since the date the Credit Agreement Agent received the Specified Notice (the "Standstill Period"); provided that (x) in no event may the Collateral Agent or any holder of the Second Lien Obligations exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, (i) the Credit Agreement Agent or holders of the First Lien Obligations have commenced and, in good faith, are diligently pursuing an action or proceeding or other exercise of their rights or remedies with respect to all or any material portion of the Collateral or (ii) any insolvency or bankruptcy proceeding is pending with respect to the Issuer or any Subsidiary Guarantor at such time (and the Standstill Period will be tolled during any such insolvency or bankruptcy proceeding), and (y) in no event will any action or proceeding or such exercise of rights or remedies with respect to the Collateral by the Collateral Agent or any holder of the Second Lien Obligations affect the priority or other rights of the Credit Agreement Agent set forth in the Intercreditor Agreement. In addition, until the Discharge of the Credit Agreement Obligations has occurred, the Collateral Agent and the holders of the Second Lien Obligations may not (i) contest, protest or object to any foreclosure proceeding or action brought by the Credit Agreement Agent or any holder of the First Lien Obligations or any other exercise by the Credit Agreement Agent or any holder of the First Lien Obligations of any rights and remedies relating to the Collateral, (ii) subject to their rights in the preceding sentence, object to the forbearance by the Credit Agreement Agent or any holder of the First Lien Obligations from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral or (iii) take or receive any Collateral (or Subject Interests) or any proceeds of Collateral (or Subject Interests) in connection with the exercise of any right or remedy (including set-off, recoupment and the right to credit bid its debt) with respect to any Collateral (or Subject Interests).

  •
  No New Liens.  So long as the Discharge of Credit Agreement Obligations has not occurred, the Issuer may not, and may not permit any Subsidiary Guarantor to grant or permit any additional liens on any asset or property to secure any Second Lien Obligation or First Lien Obligation unless it has granted or concurrently grants a lien on such asset or property to secure the First Lien Obligations or the Second Lien Obligations, as the case may be.

  •
  Application of Proceeds and Turn-Over Provisions.  Until the discharge of the Credit Agreement Obligations has occurred, any proceeds of the Collateral received in connection with the sale or other disposition of, or collection on, any Collateral will be applied by the Credit Agreement Agent to the First Lien Obligations in such order as specified in the Credit Agreement Documents. Upon the discharge of the Credit Agreement Obligations, the Credit Agreement Agent will deliver to the Collateral Agent all remaining proceeds of the Collateral held by it to be applied by the Collateral Agent to the Second Lien Obligations in such order as specified in the Notes Documents. Until the Discharge of the Credit Agreement Obligations has occurred, any Collateral or proceeds thereof or any distribution of money or other property in respect of the Collateral, in each case, received by the Collateral Agent or any holder of Second Lien Obligations will be required to be turned over to the Credit Agreement Agent for application in accordance with the first sentence of this paragraph. With respect to the right, title and interest of the Issuer or any Subsidiary Guarantor in (i) Shares in a CFC or FSHCO, (ii) assets, licenses, rights or privileges that are incapable of being the subject of a lien in favor of the Credit Agreement Agent or the Collateral Agent or (iii) any assets that are otherwise excluded from the pledge under the security documents with respect to the First Lien Obligations or the

    Second Lien Obligations, irrespective of whether the Credit Agreement Documents or the Notes Documents attempt (or purport) to encumber such assets, licenses, rights, or privileges (the "Subject Interests"), any distribution or recovery the Credit Agreement Agent or Collateral Agent may receive with respect to, or that is allocable to, the value of any such Subject Interests, or any proceeds thereof, whether received in their capacity as unsecured creditors or otherwise, will be required to be turned over to the Credit Agreement Agent for application to the First Lien Obligations in accordance with first sentence of this paragraph.

  •
  Release of Liens with Respect to Collateral.  Upon any sale or other disposition of any Collateral in connection with any enforcement action or any other exercise of the Credit Agreement Agent's remedies in respect of the Collateral or that is permitted under the Credit Agreement and not expressly prohibited by the indenture, in each case, which results in the release of the liens of the Credit Agreement Agent on such item of Collateral, the Liens securing the Second Lien Obligations on such item of Collateral will be automatically and simultaneously released.

  •
  Amendments and Refinancings.  Subject to certain limitations set forth in the Intercreditor Agreement, any waivers, amendments or consents with respect to any provision of the security documents with respect to the First Lien Obligations will be deemed to automatically apply to any comparable provisions of the security documents securing the Second Lien Obligations without any action by any person. The aggregate amount of the First Lien Obligations may be increased from time to time and the First Lien Obligations may be amended or otherwise modified or refinanced, all without affecting the subordination of the lien on the Collateral securing the Second Lien Obligations or the provisions of the Intercreditor Agreement defining the relative rights of the holders of the First Lien Obligations and the holders of the Second Lien Obligations.

  •
  Purchase Option.  Following (i) an acceleration of the First Lien Obligations in accordance with the terms of the Credit Agreement, (ii) a payment default under the Credit Agreement that has not been cured (or waived by the holders of the First Lien Obligations) within 60 days of the occurrence thereof, (iii) the commencement of any bankruptcy or insolvency proceeding or (iv) the exercise of any enforcement action by the holders of the First Lien Obligations of a material portion of the Collateral (each, a "Purchase Event"), the holders of the Second Lien Obligations will have the right, at their sole expense and effort, upon notice from the Credit Agreement Agent, within 30 days after the initial occurrence of any Purchase Event, to irrevocably elect to purchase all, but not less than all, of the First Lien Obligations and all rights of the holders of the First Lien Obligations under the Credit Documents, without warranty, representation or recourse (other than a representation as to title), at a price equal to 100% of the principal amount of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees and premiums (including any prepayment premium), if applicable, and any breakage costs and expenses plus all the other First Lien Obligations then outstanding.

        In addition, the Intercreditor Agreement will provide that if the Issuer or any Subsidiary Guarantor is subject to an insolvency or liquidation proceeding under the Bankruptcy Code or any other bankruptcy law:

  •
  Until the Discharge of the Credit Agreement Obligations has occurred, if the Credit Agreement Agent desires to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Credit Agreement Agent or any other creditor has a lien or to permit the Issuer or any Subsidiary Guarantor to obtain financing, whether from the holders of the First Lien Obligations or any other person under Section 364 of the Bankruptcy Code or any other bankruptcy law (a "DIP Financing"), then the Collateral Agent and the holders of the Second Lien Obligations (i) will consent to such Cash Collateral use or such DIP Financing and will not be entitled to raise (or support any person in raising) any objection to such use of Cash Collateral or DIP Financing, (ii) will not request adequate protection in connection therewith (unless (A) such adequate protection is in the form of a replacement lien, (B) the Credit Agreement Agent is granted a senior lien on such adequate protection lien and (C) such adequate protection lien is subordinated to the adequate protection requested by the Credit Agreement Agent, in each case to the same extent as the Second Lien Obligations are subordinated to the First Lien Obligations) and (iii) to the extent the liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Collateral Agent will subordinate its liens in the Collateral to (x) the liens securing such DIP Financing (and all obligations relating thereto), (y) any adequate protection liens provided to the holders of the First Lien Obligations and (z) any "carve-out" for professional and United States Trustee fees agreed to by the holders of the First Lien Obligations, in the case of clauses (x) and (y), on the same basis as the liens securing the Second Lien Obligation are subordinated to the liens securing the First Lien Obligations under the Intercreditor Agreement. No holder of Second Lien Obligations will be permitted to provide DIP Financing to the Issuer or any Subsidiary Guarantor.

  •
  The Collateral Agent and the holders of the Second Lien Obligations will not raise an objection or oppose a motion to sell or otherwise dispose of any Collateral under Section 363 of the Bankruptcy Code if the requisite holders of the First Lien Obligations have consented to such sale or disposition of such assets.

  •
  Until the Discharge of the Credit Agreement Obligations has occurred, the Collateral Agent and the holders of the Second Lien Obligations may not seek relief from the automatic stay or any other stay in respect of the Collateral, without the prior written consent of the Credit Agreement Agent, or oppose any request by the Credit Agreement Agent for relief from such stay.

  •
  The Collateral Agent and the holders of the Second Lien Obligations may not contest (i) any request by the Credit Agreement Agent or the holders of the First Lien Obligations for adequate protection under any bankruptcy law, (ii) any objection by the Credit Agreement Agent or the holders of the First Lien Obligations claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Credit Agreement Agent or any other holder of First Lien Obligations under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding the foregoing if the holders of the First Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral in connection with any Cash Collateral use or DIP Financing, then the Collateral Agent and the holders of the Second Lien Obligations may seek or request adequate protection in the form of a lien on such additional or replacement collateral, which lien will be subordinated to the adequate protection and other liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under the Intercreditor Agreement; provided that the Collateral Agent and the holders of the Second Lien Obligations may only be permitted to seek adequate protection with respect to their rights in the Collateral in the form of (A) additional collateral, (B) replacement liens on the Collateral and (C) an administrative expense claim so long as, in each case, adequate protection for the holders of the First Lien Obligations is also granted a lien thereon senior to that granted to the holders of the Second Lien Obligations.

  •
  If any holder of the Second Lien Obligations receives adequate protection payments ("Second Lien Adequate Protection Payments") and the holders of the First Lien Obligations do not receive payment in full in cash of all First Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, such proceeding, then, each holder of the Second Lien Obligations will, if requested by the Credit Agreement Agent, pay over to the holders of the First Lien Obligations an amount equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such holders of the Second Lien Obligations and (ii) the amount of the short-fall in payment in full in cash of the First Lien Obligations.

  •
  Neither the Collateral Agent nor any holder of the Second Lien Obligations will oppose or seek to challenge any claim by the Credit Agreement Agent or any holder of the First Lien Obligations for allowance of First Lien Obligations consisting of post-petition interest to the extent of the value of any lien of the holders of the First Lien Obligations.

  •
  The Collateral Agent and holders of the Second Lien Obligations (whether in the capacity of a secured creditor or an unsecured creditor) will not propose, support or vote in favor of any plan of reorganization unless such plan pays off, in cash in full, all First Lien Obligations or is accepted by the class of holders of First Lien Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

Release of Collateral

        The Issuers and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

  1.
  to enable the Issuers or any Subsidiary Guarantor to consummate the disposition (other than any disposition to the Issuers or another Subsidiary Guarantor) of such property or assets to the extent not prohibited under the covenant described under "—Certain Covenants—Asset Sales";

  2.
  in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the last paragraph under "—Subsidiary Guarantees" below;

  3.
  in respect of the property and assets of the Issuers, upon the release or discharge of the Issuers' Notes Obligations in accordance with the indenture;

  4.
  in respect of any property and assets securing the First Priority Lien Obligations, upon the release of the security interests securing such assets or property securing any First Priority Lien Obligations, other than in connection with a Discharge of Senior Lender Claims;

  5.
  as provided in the Intercreditor Agreement with respect to enforcement actions by the holders of First Priority Lien Obligations;

  6.
  pursuant to an amendment or waiver as described under "—Amendments and Waivers" below; and

  7.
  if the notes have been discharged or defeased pursuant to a legal defeasance or covenant defeasance under the indenture as described below under "—Defeasance."

        In addition, (i) the security interests granted pursuant to the Security Documents securing the Obligations will automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral will revert to the applicable Obligors (as defined in the Collateral Agreement), as of the date when all the Obligations under the indenture, the notes and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; and (ii) the security interests granted pursuant to the Security Documents securing the Obligations will automatically terminate as of the date when the holders of at least two thirds in aggregate principal amount of all notes issued under the indenture consent to the termination of the Security Documents.

Subsidiary Guarantees

        Each of the Company's Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries and that are borrowers or guarantors under the Credit Agreement will jointly and severally irrevocably and unconditionally guarantee, on a senior basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of either Issuer under the indenture and the notes, whether for payment of principal of, premium, if any, or interest on the notes and all other monetary obligations of either Issuer under the indenture and the notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of either Issuer whether for fees, expenses, indemnification or otherwise under the indenture, the Security Documents, the Intercreditor Agreement and the notes all (such obligations being herein called, the "Guaranteed Obligations"). The Guaranteed Obligations of all Subsidiary Guarantors shall be secured by security interests (subject to Permitted Liens and Liens permitted under "—Certain Covenants—Liens") in the Collateral owned by such Subsidiary Guarantor pursuant to the terms of the Security Documents (but subject to the terms and conditions of the Security Documents and the Intercreditor Agreement). Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee, the Collateral Agent or the holders in enforcing any rights under the Subsidiary Guarantees.

        Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates. See "Risk Factors—Risks Related to Our Indebtedness and the New Notes—Because each subsidiary guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Subsidiary Guarantors." After the Issue Date, the Issuers will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary that guarantees or becomes a borrower under the Credit Agreement or that guarantees any other Indebtedness of an Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes on the same senior basis. See "—Certain Covenants—Future Guarantors."

        Each Subsidiary Guarantee will be a continuing guarantee and shall:

  (1)
  remain in full force and effect until payment in full of all the Guaranteed Obligations;

  (2)
  subject to the succeeding paragraph, be binding upon each such Subsidiary Guarantor and its successors and assigns; and

  (3)
  inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

        Each Subsidiary's Subsidiary Guarantee will be automatically released upon any of the following:

  (1)
  the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) of the applicable Subsidiary Guarantor, if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture;

  (2)
  the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

  (3)
  the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement (and any other Indebtedness of such Subsidiary Guarantor under clause (a) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on

    Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") and any other Indebtedness which resulted in the obligation to guarantee the notes;

  (4)
  the Issuers' exercise of their legal defeasance option or covenant defeasance option as described under "—Defeasance" or if the Issuers' obligations under the indenture are discharged in accordance with the terms of the indenture;

  (5)
  such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First Priority Lien Obligations or other exercise of remedies in respect thereof, subject to, in each case, the application of the proceeds of such foreclosure or exercise of remedies in the manner described in the Security Documents; and

  (6)
  the occurrence of a Covenant Suspension Event.

Change of Control

        Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously or concurrently elected to redeem notes as described under "—Optional Redemption."

        In the event that at the time of such Change of Control, the terms of any Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then within 30 days following any Change of Control, the Issuers shall:

  (1)
  repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

  (2)
  obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

        See "Risk Factors—Risks Related to Our Indebtedness and the New Notes—We may not be able to repurchase the New Notes upon a change of control."

        Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the notes as described under "—Optional Redemption," the Issuers shall mail to each holder (or deliver electronically if held by DTC), with a copy to the Trustee, a notice (a "Change of Control Offer") stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts and financial information regarding such Change of Control;

  (3)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically); and

  (4)
  the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        Notwithstanding the foregoing provisions of this covenant, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchase all of the notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days' prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

        Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

        The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

        The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers' capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to Our Indebtedness and the New Notes—We may not be able to repurchase the New Notes upon a change of control."

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Issuers and their Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relating to the Issuers' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

        Set forth below are summaries of certain covenants that will be contained in the indenture. If on any date following the Issue Date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the indenture, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the covenants specifically listed under the following captions in this "Description of the New Notes" section of this Offering Memorandum will not be applicable to the notes (collectively, the "Suspended Covenants"):

  (1)
  "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (2)
  "—Certain Covenants—Limitation on Restricted Payments";

  (3)
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (4)
  "—Certain Covenants—Asset Sales";

  (5)
  "—Certain Covenants—Transactions with Affiliates";

  (7)
  "—Certain Covenants—Future Guarantors;" and

  (8)
  clause (iv) of the first paragraph under the heading, "—When the Company, the Co-Issuer and Subsidiary Guarantors May Merge or Transfer Assets".

        If and while the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The Issuers shall provide the Trustee with notice in the form of an Officer's Certificate executed by each Issuer of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof.

        On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below or one of the clauses set forth in the second paragraph of "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (e) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Certain Covenants—Limitation on Restricted Payments" will be made as though the covenant described under "—Certain Covenants—Limitation on Restricted Payments" had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of "—Certain Covenants—Limitation on Restricted Payments." No Default or Event of Default under the Suspended Covenants will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuers or the Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of the covenant described under "—Certain Covenants—Future Guarantors."

        For purposes of the "—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The indenture will provide that:

  (1)
  the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

  (2)
  the Issuers shall not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuers and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuers that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of a principal amount or liquidation preference at the time of Incurrence, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this paragraph, together with any Refinancing Indebtedness thereof pursuant to clause (o) under the paragraph below, equal to, after giving pro forma effect to such Incurrence (including pro forma effect to the application of the net proceeds therefrom), the greater of $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred, or Disqualified Stock of Preferred Stock is issued, and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

        The foregoing limitations shall not apply to:

          (a)   the Incurrence by either Issuer or any Restricted Subsidiary of Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed an amount equal to the sum of (x) $415.0 million plus (y) an additional aggregate principal amount of Consolidated Total Indebtedness that at the time of Incurrence does not cause the Senior Secured Leverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 4.60 to 1.00;

          (b)   (i) the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness, including Indebtedness represented by the notes (including any PIK Notes issued as interest or increases in principal amount as a result of a PIK Payment from time to time and any guarantees thereof, but not including any Additional Notes) and the Subsidiary Guarantees, up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed $275,632,748 (plus any PIK Notes issued as interest or increases in principal amount as a result of a PIK Payment from time to time and any guarantees thereof);

             (ii)  the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness and the Subsidiary Guarantees, up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed $50.0 million, including for the Acquisition Additional Notes (plus any PIK Notes issued as interest or increases in principal amount as a result of a PIK Payment from time to time and any guarantees thereof);

          (c)   Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b) above);

          (d)   Indebtedness (including Capitalized Lease Obligations) Incurred by either Issuer or any Restricted Subsidiary, Disqualified Stock issued by either Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred, or Disqualified Stock of Preferred Stock is issued, and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

          (e)   Indebtedness Incurred by either Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (f)    Indebtedness arising from agreements of either Issuer or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with the Arrangement Transactions, any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (g)   Indebtedness of either Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuers and their Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of either Issuer under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

          (h)   shares of Preferred Stock of a Restricted Subsidiary issued to an Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to an Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

          (i)    Indebtedness of a Restricted Subsidiary to an Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuers and their Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

          (j)    Hedging Obligations that are not Incurred for speculative purposes;

          (k)   obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by either Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

          (l)    Indebtedness or Disqualified Stock of either Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred, or Disqualified Stock of Preferred Stock is issued, and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

          (m)  Indebtedness or Disqualified Stock of either Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) hereof, not greater than an amount equal to 200.0% of the amount of net cash proceeds received by the Issuers and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to an Issuer or any of the Restricted Subsidiaries) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, any Issuer or Subsidiary) to the extent such net cash proceeds or cash have not been applied to increase the calculation of the Cumulative Credit pursuant to clauses (2) or (3) of the definition thereof or applied to make Restricted Payments specified in clauses (2) or (9) in the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" or to make Permitted Investments specified in clause (12) of the definition thereof (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

          (n)   any guarantee by an Issuer or any Restricted Subsidiary of Indebtedness or other obligations of an Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations by such Issuer or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Subsidiary Guarantee of any Issuer or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of an Issuer, such guarantee is Incurred in accordance with, or not in contravention of the covenant described under "—Certain Covenants—Future Guarantors" solely to the extent such covenant is applicable;

          (o)   the Incurrence by either Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a), (b), (c), (d), (l), (m), (o), (p), (t) and (w) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this covenant in accordance with clause (3) below) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (a), (b), (c), (d), (l), (m), (o), (p), (t) and (w) of paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations);

            (2)   to the extent such Refinancing Indebtedness refinances (a) Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

            (3)   shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of an Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

          (p)   Indebtedness, Disqualified Stock or Preferred Stock of (x) an Issuer or any Restricted Subsidiary Incurred to finance an acquisition or (y) Persons that are acquired by an Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into an Issuer or any Restricted Subsidiary in accordance with the terms of the indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

            (1)   the Issuers would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

            (2)   the Fixed Charge Coverage Ratio of the Issuers would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

  provided, further, that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors Incurred under this clause (p) (solely if Incurred in contemplation of such acquisition or merger, consolidation or amalgamation) and outstanding at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred under clause (o) hereof, shall not exceed the greater of $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

          (q)   Indebtedness in connection with Permitted Securitization Financings;

          (r)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (s)   Indebtedness of either Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

          (t)    Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) hereof, does not exceed the greater of $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

          (u)   Indebtedness of either Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (v)   Indebtedness consisting of Indebtedness issued by an Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent of the Company to the extent permitted by clause (4) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

          (w)  Indebtedness of, Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of any Issuer or any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (w), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (w) at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) hereof, does not exceed the greater of $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

          (x)   guarantees by the Issuers and the Restricted Subsidiaries of Indebtedness under customer financing lines of credit entered into in the ordinary course of business;

          (y)   Indebtedness in respect of Obligations of an Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

          (z)   Indebtedness of an Issuer or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuers and the Restricted Subsidiaries; and

          (aa) Indebtedness of either Issuer or any Restricted Subsidiary in respect of letter of credit or bank guarantee facilities, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (aa) does not exceed $10.0 million.

        For purposes of determining compliance with this covenant:

  (1)
  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (aa) above or is entitled to be Incurred or issued pursuant to the first paragraph of this covenant, then the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant;

  (2)
  at the time of Incurrence, classification or reclassification, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in the first paragraph of this covenant or clauses (a) through (aa) above (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred, classified or reclassified pursuant to any other clause or paragraph hereof (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; and

  (3)
  in connection with (x) the Incurrence or issuance, as applicable, of revolving loan Indebtedness under this covenant or (y) any commitment to Incur or issue Indebtedness, Disqualified Stock or Preferred Stock under this covenant and the granting of any Lien to secure such Indebtedness, the applicable Issuer or Restricted Subsidiary may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the "Deemed Date"), and any related subsequent actual Incurrence or issuance or granting of such Lien will be deemed for all purposes under the indenture to have been Incurred or issued or granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Senior Secured Leverage Ratio, the Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

        Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness (including any PIK Notes or increase in the principal amount of the notes as a result of a PIK Payment), Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount or deferred financing costs, the accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of Indebtedness will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuers and the Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

Limitation on Restricted Payments

        The indenture will provide that the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on account of any of the Issuers' or any of the Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, an Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (2)
  purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

  (3)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

  (a)
  no Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, the Issuers could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (6)(c), (8) and (13)(b) of the paragraph below, but excluding all other Restricted Payments permitted by the paragraph below), is less than the amount equal to the Cumulative Credit.

        The foregoing provisions shall not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of notice thereof, as applicable, if at the date of declaration or the giving notice of such redemption, as applicable, such payment would have complied with the provisions of the indenture;

   (a)the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of any Issuer, any direct or indirect parent of the Company or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of an Issuer or to another Issuer) (collectively, including any such contributions, "Refunding Capital Stock"),

  (b)
  the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer or to another Issuer) of Refunding Capital Stock, and

  (c)
  if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

  (3)
  the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

  (a)
  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses Incurred in connection therewith),

  (b)
  such Indebtedness is subordinated to the notes or the related Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

    (c)
    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

    (d)
    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director, officer or consultant of the Company or any direct or indirect parent of the Company or any Subsidiary of the Issuers pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed, $20.0 million in any calendar year (which shall increase to $40.0 million subsequent to the consummation of an underwritten public Equity Offering of Capital Stock of the Company or any direct or indirect parent of the Company), with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $40.0 million in any calendar year (which shall increase to $80.0 million subsequent to the consummation of an underwritten public Equity Offering of Capital Stock of the Company or any direct or indirect parent of the Company); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the cash proceeds received by an Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) to employees, directors, officers or consultants of the Issuers and the Restricted Subsidiaries or any direct or indirect parent of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph of this covenant), plus

  (b)
  the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) or the Restricted Subsidiaries after the Issue Date;

  provided that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided, further, that cancellation of Indebtedness owed to an Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of any Issuer, any Restricted Subsidiary or the direct or indirect parents of the Company in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

  (5)
  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of an Issuer or any Restricted Subsidiary issued or Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

       (a)the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

    (b)
    a Restricted Payment to any direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

    (c)
    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

    provided, however, in the case of each of clauses (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuers would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

  (7)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the sum of, (x) the greater of $35.0 million and 0.40 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters and (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (7) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of Permitted Investments and shall cease to have been made pursuant to this clause (7) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

  (8)
  (a) the payment of dividends after a public offering of Capital Stock of the Company or any direct or indirect parent of the Company on the Company's Capital Stock (or a Restricted Payment to any such direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity's Capital Stock) of up to 6% per annum of the Market Capitalization or (b) in lieu of all or a portion of the dividends permitted by sub-clause (a), repurchases of the Company's Capital Stock (or a Restricted Payment to any direct or indirect parent of the Company to fund the repurchase by such direct or indirect parent of the Company of such entity's Capital Stock) for aggregate consideration that, when taken together with dividends permitted by sub-clause (a) in such year, does not exceed the amount otherwise permitted by sub-clause (a);

  (9)
  Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

  (10)
  other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of the greater of $65.0 million and 0.74 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters;

  (11)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to an Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose principal assets consist of cash and Cash Equivalents to the extent such cash and Cash Equivalents were invested in such Unrestricted Subsidiary pursuant to an Investment made under clause (7) above or a Permitted Investment);

  (12)
  (a) with respect to any taxable period for which the Issuers and/or any of their Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of the Company is the common parent, or for which the Company is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Company in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Issuers and/or their Subsidiaries, as applicable, would have paid for such taxable period had the Issuers and/or their Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (b) with respect to any taxable period ending after the Issue Date for which the Company is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)), distributions to any direct or indirect parent of the Company in an amount necessary to permit such direct or indirect parent of the Company to make a pro rata distribution to its owners such that each direct or indirect owner of the Company receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Issuers and their Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

  (13)
  any Restricted Payment, if applicable:

  (a)
  in amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) in connection with the maintenance of its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees and consultants of any direct or indirect parent of the Company and general corporate operating and overhead, legal, accounting and other professional fees and expenses of any direct or indirect parent of the Company in each case to the extent such fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Subsidiaries (which (x) with respect to Holdings shall be 100% at any time that Holdings owns no material assets other than the Equity Interests of the Company and assets incidental to such equity ownership, (y) with respect to any parent entity shall be 100% at any time that such parent entity owns directly or indirectly no material assets other than Equity Interests of Holdings (with Holdings owning no material assets other than the Equity Interests of the Company and assets incidental to such equity ownership) and any other parent entity and assets incidental to such equity ownership and (z) in all other cases shall be as determined in good faith by the Issuers);

    (b)
    in amounts required for any direct or indirect parent of the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to an Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, an Issuer Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

    (c)
    in amounts required for any direct or indirect parent of the Company to pay fees and expenses related to any equity or debt offering of such parent (whether or not successful);

  (14)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (15)
  any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing;

  (16)
  Restricted Payments by an Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person;

  (17)
  the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock or any Subordinated Indebtedness pursuant to provisions similar to those described under the captions "—Change of Control" and "—Certain Covenants—Asset Sales"; provided that all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (18)
  payments or distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law, pursuant to or in connection with the Arrangement Transactions or a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuers and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under "Certain Covenants Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

  (19)
  any Restricted Payment used to fund the Arrangement Transactions and the payment of fees and expenses Incurred in connection with the Arrangement Transactions or owed by either Issuer, any direct or indirect parent of the Company or Restricted Subsidiaries of the Issuers to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Company to enable it to make payments in connection with the consummation of the Arrangement Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under "—Certain Covenants—Transactions with Affiliates";

  (20)
  any Restricted Payment made under the Acquisition Documents (as in effect on the Issue Date); and

  (21)
  any Restricted Payment used to fund the Focus Four Acquisition and the payment of fees and expenses Incurred in connection with the July Transactions or owed by either Issuer, any direct or indirect parent of the Company or Restricted Subsidiaries of the Issuers to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Company to enable it to make payments in connection with the consummation of the July Transactions;

  (22)
  other Restricted Payments so long as, immediately after giving effect to such Restricted Payment, the Secured Leverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding such Restricted Payment is not greater than 5.30 to 1.00 on a pro forma basis;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11), (13)(b) and (20) of this covenant, no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuers) of such property.

        For purposes of determining compliance with the limitation on Restricted Payments, (i) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or portion thereof) described in the above clauses or the definitions thereof but may be permitted in part under any combination thereof and (ii) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof, the Issuers may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with the limitation on Restricted Payments and at the time of classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof. In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is classified or reclassified under clause (xxi) above, the first proviso of clause (19) of the definition of Permitted Investments or clause (26) of the definition of Permitted Investments (such clauses, the "Incurrence Clauses"), the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Incurrence Clauses shall be made without giving pro forma effect to any substantially concurrent Incurrence of Indebtedness to finance any other Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) classified or reclassified under any of the above clauses or the definitions thereof other than an Incurrence Clause.

        As of the Issue Date, all of the Subsidiaries of the Issuers will be Restricted Subsidiaries. The Issuers will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The indenture will provide that the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  (i) pay dividends or make any other distributions to an Issuer or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to an Issuer or any Restricted Subsidiary;

  (b)
  make loans or advances to an Issuer or any Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its properties or assets to an Issuer or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

  (1)
  (A) contractual encumbrances or restrictions in effect on the Issue Date and (B) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents, the Notes Documents and, in each case, any similar contractual encumbrances or restrictions or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

  (2)
  the indenture, the notes or the Subsidiary Guarantees;

  (3)
  applicable law or any applicable rule, regulation or order;

  (4)
  any agreement or other instrument of a Person acquired by an Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

  (5)
  contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

  (6)
  Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (8)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (9)
  purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) of the first paragraph of this covenant on the property so acquired;

  (10)
  customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

  (11)
  in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including, without limitation, licenses of intellectual property) or other contracts;

  (12)
  any encumbrances or restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary;

  (13)
  other Indebtedness, Disqualified Stock or Preferred Stock (a) of an Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers' ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Issuers); provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (14)
  any Restricted Investment not prohibited by the covenant described under "—Limitation on Restricted Payments" and any Permitted Investment; or

  (15)
  any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to an Issuer or a Restricted Subsidiary to other Indebtedness Incurred by an Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

        The indenture will provide that the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) an Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by an Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

  (a)
  any liabilities (as shown on an Issuer's or a Restricted Subsidiary's most recent balance sheet or in the notes thereto) of an Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

  (b)
  any notes or other obligations or other securities or assets received by such Issuer or such Restricted Subsidiary from such transferee that are converted by such Issuer or such

    Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

  (c)
  Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuers and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

  (d)
  consideration consisting of Indebtedness of an Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not another Issuer or any Restricted Subsidiary, and

  (e)
  any Designated Non-cash Consideration received by an Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of $35.0 million and 0.40 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the receipt of such Designated Non-cash Consideration and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be deemed to be Cash Equivalents for the purposes of this provision.

        Within 360 days after an Issuer's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

  (1)
  to repay (A) Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (B) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (C) Obligations under the notes or (D) other Pari Passu Indebtedness (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Obligations under Pari Passu Indebtedness that does not constitute First Priority Lien Obligations under this clause (D) (which, for the avoidance of doubt, does not include Indebtedness described in clauses (A), (B) and (C) even if such Indebtedness may also constitute Pari Passu Indebtedness), the Issuers will equally and ratably reduce notes Obligations under the notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase a pro rata principal amount of notes at a purchase price equal to 100% of the principal amount thereof (or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any); or

  (2)
  to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuers or in an increase in the percentage ownership by the Issuers (or a Restricted Subsidiary) in such Restricted Subsidiary), assets, or property or capital expenditures, in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale or, in each case, to reimburse the cost of any of the foregoing Incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.

        In the case of clause (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason after the 360th day after the receipt of such Net Proceeds but before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless such Issuer or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within six months of such cancellation or termination of the prior binding commitment; provided, further, that such Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the two immediately preceding paragraphs of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1)(C) above, shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuers shall make an offer to all holders of notes (and, at the option of the Issuers, to holders of any Pari Passu Lien Obligations or, unless the Asset Sale is with respect to Collateral, other Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such Pari Passu Lien Obligations or other Pari Passu Indebtedness), that is at least $1.00 and an integral multiple of $1.00 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Lien Obligations or other Pari Passu Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Lien Obligations or other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Lien Obligations or other Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $40.0 million by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Pari Passu Lien Obligations or other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose that is not prohibited by this indenture. If the aggregate principal amount of notes (and such Pari Passu Lien Obligations or other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of notice from the Issuers of the aggregate principal amount to be selected, shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

        If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed (and the Issuers shall notify the Trustee in writing of any such listing or delisting, as the case may be), or if such notes are not so listed, on a pro rata basis, to the extent practicable, by lot or by such other method as the Trustee shall deem fair and appropriate (and, in each case, in such manner as complies with the requirements of DTC, if applicable); provided that no notes of $1.00 or less shall be purchased in part. Selection of such other Pari Passu Lien Obligations or other Pari Passu Indebtedness shall be made pursuant to the terms of such other Pari Passu Lien Obligations or other Pari Passu Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by the Issuers by first class mail, postage prepaid, or delivered electronically if held by the Depository (with a copy to the Trustee), at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

        The indenture will provide that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $25.0 million, unless:

  (a)
  such Affiliate Transaction is on terms that are not materially less favorable to the relevant Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Issuers deliver to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among an Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Company and any direct parent of the Company; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

  (2)
  Restricted Payments permitted by the provisions of the covenant described under "—Limitation on Restricted Payments" and Permitted Investments;

  (3)
  the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of an Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Company;

  (4)
  transactions in which any Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (5)
  payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

  (6)
  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date, as determined in good faith by the Issuers) or any transaction contemplated thereby;

  (7)
  the existence of, or the performance by an Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders or other agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Plan of Arrangement Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by an Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date or described in the Plan of Arrangement Circular, as determined in good faith by the Issuers;

  (8)
  the execution of the Arrangement Transactions, the July Transactions, the January Transactions and the Exchange Offer, and the payment of all fees, expenses, bonuses and awards related to the Arrangement Transactions, the July Transactions, the January Transactions and the Exchange Offer, including fees to the Sponsors;

  (9)
  (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of the indenture, which are fair to the Issuers and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice or industry norm;

  (10)
  any transaction pursuant to any Permitted Securitization Financing;

  (11)
  the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

  (12)
  the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company, any direct or indirect parent of the Company or of a Restricted Subsidiary, as appropriate, in good faith;

  (13)
  the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under "—Limitation on Restricted Payments" and the performance under any such agreement or arrangement;

  (14)
  any contribution to the capital of the Company;

  (15)
  transactions permitted by, and complying with, the provisions of the covenant described under "—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets";

  (16)
  transactions between any Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

  (17)
  pledges of Equity Interests of Unrestricted Subsidiaries;

  (18)
  the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

  (19)
  any employment agreements entered into by an Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

  (20)
  (A) the entering into of any agreement (and any amendment or modification of any such agreement so long as, in the good faith judgment of the Board of Directors of the Company, any such amendment or modification is not more disadvantageous, taken as a whole, to holders in any material respect as compared to the agreement as in effect on the Issue Date) to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees payable to the Sponsors (x) in an aggregate amount in any fiscal year not to exceed the sum of (i) the greater of $4.0 million and 2.0% of Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which financial statements have been internally prepared, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (ii) any deferred fees (to the extent such fees were within such amount in clause (i) above originally) plus (y) in an amount not to exceed 1% of transaction value with respect to any transaction in which any Sponsor provides any transaction, advisory or other services, including the Arrangement Transactions, and (B) the payment of the present value of all amounts payable pursuant to any agreement described in clause (20)(A) in connection with the termination of such agreement;

  (21)
  payments by an Issuer or any of the Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company in good faith;

  (22)
  transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuers in an Officer's Certificate) for the purpose of improving the consolidated tax efficiency of the Issuers and their Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture; and

  (23)
  investments by the Sponsors in securities of an Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses Incurred by the Sponsors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

        Notwithstanding the first paragraph of this covenant, the Sponsors and any portfolio company that is an Affiliate of the Sponsors shall not be considered an Affiliate of the Issuers or their Subsidiaries with respect to any transaction, so long as such transaction is in the ordinary course of business.

Liens

        The indenture will provide that the Issuers will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of such Issuer or such Subsidiary Guarantor securing Indebtedness of an Issuer or a Subsidiary Guarantor.

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and at the time of Incurrence, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph of this covenant without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph (or portion thereof) at such time. In addition, with respect to any revolving loan Indebtedness or commitment to Incur Indebtedness that is designated to be Incurred on any Deemed Date pursuant to the last paragraph of the covenant described under "—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" any Lien that does or that will secure such Indebtedness may also be designated by an Issuer or any Restricted Subsidiary to be Incurred on such Deemed Date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under the indenture to be Incurred on such prior date, including for purposes of calculating usage of any "Permitted Lien."

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness will mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of an Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of "Indebtedness."

Reports and Other Information

        The indenture will provide that for so long as any notes are outstanding, the Issuers must furnish to the Trustee a copy of all of the information and reports referred to below:

  (1)
  within 105 days after the end of each fiscal year (provided, for the fiscal year prior to or during which the Arrangement is consummated, within 120 days after the end of such fiscal year), annual reports of the Reporting Entity for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC or by IFRS;

  (2)
  within 60 days after the end of each of the first three fiscal quarters of each fiscal year (provided, for the fiscal quarters prior to or during which the Arrangement is consummated, within 90 days after the end of such fiscal quarters), quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC or by IFRS; and

  (3)
  within 15 days after the time period specified in the SEC's rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2 and 4, Items 5.01, 5.02(a), (b) and (c) and Item 9.01(a) and (b) (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act; provided, however, that no such current reports (or Items thereof or all or a portion of the financial statements that would have otherwise been required thereby) will be required to be delivered (or included) if the Issuers determine in their good faith judgment that such event (or information) is not material to holders or the business, assets, operations, financial position or prospects of the Issuers and the Restricted Subsidiaries, taken as a whole.

        In addition to providing such information and reports to the Trustee, the Issuers shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts the information required to be provided pursuant to the foregoing clauses (1), (2) and (3), by posting such information to its website (or the website of any of the Company's parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website. If at any time the Company or any direct or indirect parent of the Company has made a good faith determination to file a registration statement with the SEC with respect to an initial public offering of such entity's Capital Stock, the Issuers will not be required to disclose any information about such initial public offering or take any other actions with respect to such initial public offering that, in the good faith view of the Issuers, would violate the securities laws or the SEC's "gun jumping" rules or otherwise have an adverse effect on such initial public offering.

        Notwithstanding the foregoing, (A) none of the Issuers nor any Reporting Entity will be required to furnish any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (B) such reports will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K and (C) such reports shall not be required to present compensation or beneficial ownership information and such reports may be presented in accordance with IFRS prior to an Accounting Conversion Date.

        The Issuers will make such information and reports available to prospective investors upon request. The Issuers shall, for so long as any notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, the Issuers will be deemed to have furnished the reports and information referred to above to the Trustee, the holders, prospective investors, market makers and securities analysts for all purposes of this indenture if the Issuer or another Reporting Entity has filed (i) such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available or (ii) analogous reports pursuant to Canadian Securities Legislation on the Canadian Securities Administrators' SEDAR website (or successor system) and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied and the Issuers will be deemed to have delivered such reports and information referred to in this covenant to the Trustee, holders, prospective investors, market makers and securities analysts for all purposes of the indenture by the posting of reports and information that would be required to be provided on the Issuer's website (or that of any of the Company's parent companies, including the Reporting Entity).

        The Issuers will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all holders of the notes, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (1) or (2) of the first paragraph of this covenant and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the notes, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

        Delivery of such reports, information and documents to the Trustee pursuant to this covenant is for informational purposes only and the Trustee's receipt thereof shall not constitute actual or constructive notice of any information contained therein, including each Issuer's respective compliance with any covenant (as to which the Trustee is entitled to conclusively rely on Officer's Certificates). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with the indenture or the transactions contemplated thereby.

Future Guarantors

        The indenture will provide that the Issuers will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary and that guarantees or becomes a borrower under the Credit Agreement or that guarantees any other Indebtedness of an Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee the Issuers' Obligations under the notes and the indenture and supplements to the Security Documents and take all actions required by the Security Documents to perfect the Liens created thereunder.

        Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee or the indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

        Each Subsidiary Guarantee shall be released in accordance with the provisions of the indenture described under "—Subsidiary Guarantees."

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

        The indenture will provide that the Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  (1)
  the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the "Successor Company"); provided that in the event that the Successor Company is not a corporation, a co-obligor of the notes is a corporation;

  (2)
  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the indenture and the Security Documents pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee;

  (3)
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

  (4)
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, or such Restricted Subsidiary at the time of such transaction), either

  (a)
  the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

  (b)
  the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be no less than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such transaction;

  (5)
  if the Company is not the Successor Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the indenture and the notes; and

  (6)
  the Successor Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

        The Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under the indenture, the notes and the Security Documents, and in such event the Company will automatically be released and discharged from its obligations under the indenture, the notes and the Security Documents. Notwithstanding the foregoing clauses (3) and (4) of this covenant, (A) the Company or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary, and (B) the Company may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia (collectively, "Permitted Jurisdictions") or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuers and the Restricted Subsidiaries is not increased thereby. This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and the Restricted Subsidiaries, including, for the avoidance of doubt, pursuant to Permitted Securitization Financings.

        The indenture will further provide that, subject to certain provisions in the indenture governing release of Liens and release of a Subsidiary Guarantee, a Subsidiary Guarantor shall, and the Company shall not permit the Co-Issuer or any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not the Co-Issuer or such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

  (1)
  either (A) the Co-Issuer or such Subsidiary Guarantor, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Co-Issuer or such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation (in the case of the Co-Issuer) or a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Co-Issuer or such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Successor Co-Issuer" or "Successor Subsidiary Guarantor," as applicable) and the Successor Co-Issuer (if other than the Co-Issuer) or the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor), as applicable, expressly assumes all the obligations of the Co-Issuer or such Subsidiary Guarantor, as applicable, under the indenture, the Security Documents and the notes or the Co-Issuer or such Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments in form reasonably satisfactory to the Trustee, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption "—Certain Covenants—Assert Sales"; and

  (2)
  the Successor Co-Issuer (if other than the Co-Issuer) or the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor), as applicable, shall have delivered or caused to be delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Except as otherwise provided in the indenture, the Successor Co-Issuer (if other than the Co-Issuer) or the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor), as applicable, will succeed to, and be substituted for, the Co-Issuer or such Subsidiary Guarantor, as applicable, under the indenture, the notes and the Security Documents and the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor, as applicable, will automatically be released and discharged from its obligations under the indenture, the notes and the Security Documents and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) the Co-Issuer or a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Co-Issuer or such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of the Co-Issuer or such Subsidiary Guarantor, as applicable, is not increased thereby and (2) the Co-Issuer or a Subsidiary Guarantor may merge, amalgamate or consolidate with the Company, the Co-Issuer or any Subsidiary Guarantor.

        In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer, Co-Issuer or any Restricted Subsidiary.

Defaults

        An "Event of Default" will be defined in the indenture as:

  (1)
  a default in any payment of interest on any note when due and payable, and such default continues for a period of 30 days;

  (2)
  a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  the failure by the Issuers for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in "—Reports and Other Information";

  (4)
  the failure by an Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the notes or the indenture;

  (5)
  the failure by an Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay any Indebtedness (other than Indebtedness owing to an Issuer or a Restricted Subsidiary or any Permitted Securitization Financing) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent (the "cross acceleration provisions");

  (6)
  certain events of bankruptcy, insolvency or reorganization of an Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary other than any Special Purpose Securitization Subsidiary) (the "bankruptcy provisions");

  (7)
  the failure by an Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay final judgments aggregating in excess of $75.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision");

  (8)
  the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or an Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Subsidiary Guarantee with respect to the notes (except as contemplated by the terms thereof) and such Default continues for 10 days,

  (9)
  unless such Liens have been released in accordance with the provisions of the indenture, the Security Documents or the Intercreditor Agreement, the Liens in favor of the holders of the notes with respect to all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days; or

  (10)
  the failure by an Issuer or any Subsidiary Guarantor for 60 days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of notes then outstanding (with a copy to the Trustee) to comply with their other agreements contained in the Security Documents except for a failure that would not be material to the holders of the notes and would not materially affect the value of the Collateral taken as a whole.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clauses (3), (4) or (10) above will not constitute an Event of Default until the Trustee or the holders of at least 30% in aggregate principal amount of outstanding notes notify the Issuers, with a copy to the Trustee, of the default and the Issuers do not cure such default within the time specified in clauses (3), (4) or (10) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." The Issuers shall deliver to the Trustee, within five Business Days after the occurrence of any default under clauses (3), (4) or (10), written notice in the form of an Officer's Certificate executed by each Issuer of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or proposes to take with respect thereto.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer) occurs and is continuing, the Trustee by notice to the Issuers or the holders of at least 30% in aggregate principal amount of outstanding notes by notice to the Issuers (with a copy to the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuers deliver an Officer's Certificate executed by each Issuer to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture, the Intercreditor Agreement, the notes or the Security Documents at the written request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it in its sole discretion against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the Trustee written notice that an Event of Default is continuing;

  (2)
  holders of at least 30% in aggregate principal amount of the outstanding notes have requested in writing that the Trustee pursue the remedy;

  (3)
  such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to certain limitations, that is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture will provide that if a Default occurs and is continuing and is actually known to a Trust Officer, the Trustee must mail, or deliver electronically if held by the Depository, to each holder of the notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee at the Corporate Trust Office. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the noteholders. In addition, the Issuers are required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year and whether such Default is continuing and, if so, proposed steps to cure such Default. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the indenture, the notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement may be amended with the consent of the Issuers and the holders (with a copy to the Trustee) of at least a majority in principal amount of the notes then outstanding voting as a single class and any past default or compliance with any provisions hereof may be waived with the consent of the holders of at least a majority in principal amount of the notes then outstanding voting as a single class (in each case, including consents obtained in connection with a tender offer or exchange for the notes). However, without the consent of each holder of an outstanding Note affected, an amendment may not:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or change the Stated Maturity of any note;

  (4)
  reduce the premium payable upon the redemption of any note or change the dates on which any such premium is payable upon redemption pursuant to "—Optional Redemption" above;

  (5)
  make any note payable in money other than that stated in such note;

  (6)
  expressly subordinate the notes or any Subsidiary Guarantee to any other Indebtedness of the Issuers or any Subsidiary Guarantor;

  (7)
  impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder's note,

  (8)
  make any change in the amendment provisions or in the waiver provisions which require each holder's consent, or

  (9)
  make any change to the provisions of the indenture, the Intercreditor Agreement or the Security Documents with respect to the pro rata application of proceeds of Collateral in respect of the notes required thereby in a manner that by its terms modifies the application of such proceeds in respect of the notes required thereby to be on a less than pro rata basis to the holder of such note.

        Except as expressly provided by the indenture, the Security Documents or the Intercreditor Agreement, without the consent of the holders of at least 66.67% in aggregate principal amount of the notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the indenture and the Security Documents with respect to the notes or reduce such voting requirement.

        Without the consent of any holder, the Issuers, the Trustee and the Collateral Agent may amend the indenture, the notes, the Subsidiary Guarantees, the Security Documents and/or the Intercreditor Agreement:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for the assumption by a Successor Company (with respect to an Issuers) of the obligations of an Issuers under the indenture, the notes, the Security Documents and the Intercreditor Agreement;

  (3)
  to provide for the assumption by a Successor Co-Issuer (with respect to the Co-Issuer) or a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of the Co-Issuer or Subsidiary Guarantor, as applicable, under the indenture, the notes, its Subsidiary Guarantee, the Security Documents and the Intercreditor Agreement;

  (4)
  to provide for uncertificated notes in addition to or in place of certificated notes, provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

  (5)
  to add a Subsidiary Guarantee or collateral with respect to the notes;

  (6)
  to release or subordinate Collateral as permitted by the indenture, the Security Documents or the Intercreditor Agreement;

  (7)
  to add additional secured creditors holding other First Priority Lien Obligations, Pari Passu Lien Obligations or Junior Lien Obligations so long as such obligations are not prohibited by the indenture;

  (8)
  to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power herein conferred upon the Issuers;

  (9)
  to comply with any requirement of the SEC in connection with the qualifying or maintaining the qualification of the indenture under the TIA;

  (10)
  to make any change that does not adversely affect the rights of any holder in any material respect (as determined in good faith by the Issuers);

  (11)
  to make changes to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities;

  (12)
  to effect any provision of the indenture;

  (13)
  in the event that PIK Notes are issued in certificated form, to make appropriate changes to the indenture to reflect an approximate minimum denomination of certificated PIK Notes and to establish minimum redemption amounts for certificate PIK Notes; or

  (14)
  to amend any provision of the indenture to eliminate the effect of any change from IFRS to GAAP (as determined in good faith by the Issuers).

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        If all outstanding Old Notes are validly tendered and accepted by the Issuers in the Exchange Offer and assuming all accrued and unpaid cash interest on account of the outstanding Old Notes validly tendered pursuant to the Exchange Offer is paid in full in-kind in the form of additional notes, assuming consummation of the Exchange Offer on June 25, 2019 and without giving effect to the issuance of the Acquisition Additional Notes, the Sponsors will hold approximately 68.6% of the outstanding notes. If all outstanding Old Notes are validly tendered and accepted by the Issuers in the Exchange Offer and assuming all accrued and unpaid cash interest on account of the outstanding Old Notes held by non-Sponsors validly tendered pursuant to the Exchange Offer is paid in full in cash, assuming consummation of the Exchange Offer on June 25, 2019, Sponsors will hold approximately 69.4% of the outstanding notes. The restrictive covenants in the indenture generally can be amended, subject to compliance with the Trust Indenture Act, with the consent of holders of a majority of the notes issued under the indenture. Furthermore, with the consent of holders of at least 66 2/3% in aggregate principal amount of notes then outstanding, all of the collateral securing the notes can be released. The indenture will provide that notes held by affiliates of the Issuers, including the Sponsors, will be treated as outstanding for voting purposes under the indenture. As a result, the Sponsors will be able to amend certain terms of the indenture without the consent of any other holders of notes and release all of the collateral securing the notes. See "Risk Factors—Risks Related to Our Indebtedness and the New Notes—Upon consummation of the Exchange Offer, the Sponsors will be significant holders of New Notes and will be able to amend certain terms of the New Notes Indenture."

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

        No director, officer, employee, manager, incorporator or holder of any Equity Interests in an Issuer, any Subsidiary Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of an Issuer or any Subsidiary Guarantor under the notes, the Subsidiary Guarantees or the indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Transfer and Exchange

        A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the indenture. The Issuers are not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to a selection of notes to be redeemed or between a record date and the related interest payment date. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge of Indenture; Defeasance

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights, indemnities and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes not delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

  (2)
  the Issuers and/or the Subsidiary Guarantors have paid all other sums due and payable under the indenture; and

  (3)
  the Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

        Subject to the survival of certain terms and subject to certain conditions to defeasance, the Issuers at any time may terminate all of their obligations under the notes, the indenture and the Security Documents with respect to the holders of the notes ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes and the rights, indemnities and immunities of the Trustee. The Issuers at any time may terminate their obligations under the covenants described under "—Certain Covenants" for the benefit of the holders of the notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Defaults" (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under "—Change of Control" and "—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" ("covenant defeasance") for the benefit of the holders of the notes. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents.

        The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes so defeased may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the notes so defeased may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7), (8), (9) or (10) under "—Defaults" or because of the failure of the Issuers to comply with clause (4) under "—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets."

        In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law); provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

        The Bank of New York Mellon will be the Trustee and Collateral Agent under the indenture and has been appointed by the Issuers as registrar and a paying agent with regard to the notes.

Governing Law

        The indenture will provide that it, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

Certain Definitions

        "Acquired Indebtedness" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

        "Acquisition Additional Notes" means the Additional Notes that may be issued from time to time, including to certain investment funds and special purpose vehicles managed by affiliates of Apollo Global Management, LLC and to certain investment funds managed, advised or sub-advised by FS/KKR Advisor, LLC or its affiliates, for an aggregate purchase price of up to $50.0 million to fund the acquisition by Mood Media Corporation of substantially all of the assets of an independent affiliate and/or to provide additional financing for working capital purposes.

        "Acquisition Documents" means the Arrangement Agreement dated as of April 12, 2017 among Mood Media Corporation, a corporation continued under the federal laws of Canada, AP Mixtape Holdings, L.P., a Delaware limited partnership, FS Investment Corporation, a Maryland corporation, FS Investment Corporation II, a Maryland corporation, Cobbs Creek LLC, a Delaware limited liability company, Juniata River LLC, a Delaware limited liability company, Race Street Funding LLC, a Delaware limited liability company, and Blackstone / GSO Strategic Credit Fund, a Delaware statutory trust (the "Arrangement Agreement") and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

        "Additional Notes" means the notes issued under the terms of the indenture subsequent to the Issue Date (other than any PIK Notes issued (and any increase in the aggregate principal amount of the notes as a result of the payment of PIK Interest)).

        "Additional Refinancing Amount" means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, as determined by the Issuers, the greater of:

          (1)   1% of the then outstanding principal amount of the note; and

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the note, at the first anniversary of the Issue Date (such redemption price being set forth in paragraph 5 of the note) plus (ii) all required interest payments due on the note through the first anniversary of the Issue Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the note.

        "Arrangement" has the meaning specified in the Arrangement Agreement.

        "Arrangement Transactions" means the transactions described under "Part I—The Arrangement—Details of the Arrangement", "Part I—The Arrangement—Financing of the Arrangement" and "Part I—The Arrangement—Effect of the Arrangement" in the Plan of Arrangement Circular.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) outside the ordinary course of business of the Issuers or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to an Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

          (a)   a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business or consistent with past practice or industry norm or assets otherwise no longer used or useful in the business of the Issuers and the Restricted Subsidiaries (as determined in good faith by the Issuers);

          (b)   the disposition of all or substantially all of the assets of the Issuers in a manner permitted pursuant to the provisions described under "—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

          (c)   any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

          (d)   any disposition of assets of an Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of an Issuer or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuers) of less than $25.0 million;

          (e)   any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to an Issuer or by an Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

          (f)    any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuers and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers;

          (g)   foreclosure or any similar action with respect to any property or other asset of an Issuer or any of the Restricted Subsidiaries;

          (h)   any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (j)    any sale of inventory or other assets in the ordinary course of business;

          (k)   any grant in the ordinary course of business of any license or sublicense of patents, trademarks, know-how or any other intellectual property;

          (l)    any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuers and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuers;

          (m)  any disposition (including by capital contribution), pledge, factoring, transfer or sale of (i) Securitization Assets to any Special Purpose Securitization Subsidiary or otherwise and (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financings;

          (n)   any financing transaction with respect to property built or acquired an Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the indenture;

          (o)   dispositions in connection with Permitted Liens;

          (p)   any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than an Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

          (q)   the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

          (r)   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (s)   any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

          (t)    any disposition made pursuant to the Acquisition Documents (as in effect on the Issue Date) or in connection with the Arrangement Transactions; and

          (u)   to the extent constituting an Asset Sale, any termination, settlement or extinguishment of Hedging Obligations.

        "Bank Indebtedness" means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to either Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuers to not be included in the definition of "Bank Indebtedness") and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuers to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Bankruptcy Code" means Title 11 of the United States Code.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency or receivership law for the relief of debtors.

        "Board of Directors" means, as to any Person, the board of directors or managers or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

        "Calculation Date" has the meaning set forth in the definition of "Fixed Charge Coverage Ratio."

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock or shares;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS; provided that obligations of the Issuers or their Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuers and their Restricted Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Issuers as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuers and their Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Issue Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with IFRS, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

          (4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper issued by a corporation (other than an Affiliate of the Issuers) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

          (6)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

          (7)   Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

          (8)   investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

          (9)   instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

          (10) credit card receivables to the extent included in cash and cash equivalents on the consolidated balance sheet of such Person.

        "Cash Management Services" means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

        "Change of Control" means the occurrence of either of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

          (2)   the Issuers become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company.

        Notwithstanding the foregoing: (A) the transfer of assets between or among the Issuers and their Restricted Subsidiaries shall not itself constitute a Change of Control; and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

        "Collateral Agent" means The Bank of New York Mellon, acting in its capacity as "Collateral Agent" under the indenture and under the Security Documents and any successor thereto in such capacity.

        "Collateral Agreement" means the Second Lien Pledge and Security Agreement among the Issuers, each Subsidiary Guarantor party thereto and the Collateral Agent, entered into on the Issue Date, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with the indenture.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing fees, Capitalized Software Expenditures, development costs, capitalized customer acquisition costs, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with IFRS.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under IFRS); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

          (3)   commissions, discounts, yield and other fees and charges Incurred in connection with any Permitted Securitization Financing which are payable to Persons other than the Issuers and the Restricted Subsidiaries; minus

          (4)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

          (1)   any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to closing costs, rebranding costs, acquisition integration costs, opening costs, project start-up costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or Incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Arrangement Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses Incurred before, on or after the Issue Date), in each case, shall be excluded;

          (2)   effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of revenue) in amounts required or permitted by IFRS, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

          (3)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (4)   any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

          (5)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuers) shall be excluded;

          (6)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

          (7)   (a) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (a);

          (8)   solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of "Cumulative Credit," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

          (9)   an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (7) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

          (10) any impairment charges or asset write-offs, in each case pursuant to IFRS, and the amortization of intangibles and other fair value adjustments arising pursuant to IFRS shall be excluded;

          (11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

          (12) any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

          (13) accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with IFRS or as a result of adoption or modification of accounting policies shall be excluded;

          (14) (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded, (ii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded, (iv) cash received from landlords for tenant allowances shall be included and (v) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included (for the avoidance of doubt, the net effect of the adjustments in this clause (14)(a) as well as any related adjustments pursuant to clause (2) above shall be to compute rent expense and rental income on a cash basis for purposes of determining Consolidated Net Income) and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under IFRS and related interpretations shall be excluded;

          (15) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

          (16) (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

          (17) Capitalized Software Expenditures and software development costs shall be excluded;

          (18) non-cash charges for deferred tax asset valuation allowances shall be excluded;

          (19) [reserved];

          (20) any other costs, expenses or charges resulting from facility, branch, office or business unit closures or sales, including income (or losses) from such closures or sales, shall be excluded;

          (21) any deductions attributable to non-controlling interests shall be excluded; and

          (22) any gain, loss, income, expense or charge resulting from the application of any LIFO shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

        "Consolidated Taxes" means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate contractual original principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Indebtedness for borrowed money, less the principal amount of any subsequent redemptions, prepayments and/or repayments of such Indebtedness prior to such date of determination, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuers and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in the case of this subclause (2), as determined on a consolidated basis in accordance with IFRS.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds:

            (a)   for the purchase or payment of any such primary obligation; or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Corporate Trust Office" means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuers).

        "Credit Agreement" means (i) the First Lien Credit and Guarantee Agreement entered into on June 28, 2017 among the Company, Holdings, the Subsidiaries of Holdings party thereto, the financial institutions named therein, the other parties thereto and HPS Investment Partners, LLC, as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuers to not be included in the definition of "Credit

Agreement") and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuers to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

        "Cumulative Credit" means the sum of (without duplication):

          (1)   (a) $35.0 million plus (b) an amount, not less than zero in the aggregate, equal to 50% of the Consolidated Net Income of the Issuers for the period (taken as one accounting period) from April 1, 2017 to the end of the Issuers' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

          (2)   100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash, received by the Company after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to an Issuer or a Restricted Subsidiary), plus

          (3)   100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), plus

          (4)   100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of any Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent of the Company (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

          (5)   100% of the aggregate amount received by any Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuers) of property other than cash received by any Issuer or any Restricted Subsidiary from:

            (A)  the sale or other disposition (other than to an Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuers and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuers and the Restricted Subsidiaries by any Person (other than the Issuers or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments"),

            (B)  the sale (other than to an Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

            (C)  a distribution or dividend from an Unrestricted Subsidiary, plus

          (6)   in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuers) of the Investment of the Issuers or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such Investment shall exceed, $50.0 million, shall be determined by the Board of Directors of the Company) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" or constituted a Permitted Investment).

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by the Issuers) of non-cash consideration received by an Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), that is issued for cash (other than to the Issuers or any of their Subsidiaries or an employee stock ownership plan or trust established by the Issuers or any of their Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate, on the issuance date thereof.

        "Discharge of Credit Agreement Obligations" means, except to the extent otherwise expressly provided in the Intercreditor Agreement:

          (1)   payment in full in cash of the principal, premium (including the Prepayment Premium (as defined in the Credit Agreement), if applicable) and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) constituting First Lien Obligations;

          (2)   payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations and expense reimbursement obligations, in each case, for which no claim or demand for payment, whether oral or written, has been made at such time); and

          (3)   termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations.

        "Discharge of Senior Lender Claims" means, except to the extent otherwise provided in the Intercreditor Agreement, with respect to any First Priority Lien Obligations, (a) payment in full in immediately available funds of the principal of, and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed or allowable in the proceeding) accrued on, all outstanding Indebtedness included in such First Priority Lien Obligations after or concurrently with the termination of all commitments to extend credit thereunder (other than, if applicable, pursuant to cash management agreements or hedge agreements secured by such First Priority Lien Obligations, in each case as permitted under the relevant document evidencing such First Priority Lien Obligation or as to which reasonably satisfactory arrangements have been made with the relevant bank providing such cash management or hedges, as applicable, or their respective Affiliates, as the case may be), (b) with respect to any letters of credit or letters of credit guaranties that may be outstanding in respect of any First Priority Lien Obligations, termination or delivery of cash collateral, backstop letters of credit or other credit support in respect thereof in an amount and manner in compliance with the relevant document evidencing such First Priority Lien Obligation, and (c) payment in full in immediately available funds of any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than in respect of contingent indemnification and expense reimbursement claims not then due); provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such First Priority Lien Obligations.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

          (1)   matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

          (3)   is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuers or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

          (1)   Consolidated Taxes; plus

          (2)   Fixed Charges and costs of surety bonds in connection with financing activities; plus

          (3)   Consolidated Depreciation and Amortization Expense; plus

          (4)   Consolidated Non-Cash Charges; plus

          (5)   any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, New Project, disposition, recapitalization or the Incurrence, modification or repayment of Indebtedness permitted to be Incurred by the indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Arrangement Transactions, the offering of the notes or any Bank Indebtedness, (ii) any amendment or other modification of the notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing; plus

          (6)   business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and Pre-Opening Expenses; plus

          (7)   the amount of loss or discount in connection with a Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts; plus

          (8)   any costs or expense Incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of an Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

          (9)   the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (a) such losses are reasonably identifiable and factually supportable and certified by a responsible financial or accounting officer of the Issuers and (b) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause; plus

          (10) the amount of any management, monitoring, consulting, transaction, advisory and similar fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under "Certain Covenants—Transactions with Affiliates", including, if applicable, the amount of termination fee paid pursuant to clause (20) of the second paragraph under "—Certain Covenants—Transactions with Affiliates"; plus

          (11) the amount of any management, monitoring, consulting, transaction, advisory and similar fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under "—Certain Covenants—Transactions with Affiliates", including, if applicable, the amount of termination fee paid pursuant to clause (20) of the second paragraph under "—Certain Covenants—Transactions with Affiliates"; plus

          (12) with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (7) of the definition of "Consolidated Net Income," an amount equal to the proportion of those items described in clauses (1) and (2) above relating to such joint venture corresponding to the Issuers' and the Restricted Subsidiaries' proportionate share of such joint venture's Consolidated Net Income (determined as if such joint venture were a Subsidiary); plus

          (13) one-time costs associated with commencing Public Company Compliance; plus

          (14) [reserved]; and

less, without duplication, to the extent the same increased Consolidated Net Income,

          (15) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Company or any direct or indirect parent of the Company as applicable (other than Disqualified Stock), other than:

          (1)   public offerings with respect to the Company's or such direct or indirect parent's common stock registered on Form S-4 or Form S-8;

          (2)   issuances to any Subsidiary of the Company; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Offer" means the Issuers' offer to exchange any and all of their outstanding Old Notes for newly issued notes pursuant to the Offering Memorandum, dated as of May 28, 2019.

        "Excluded Collateral" has the meaning set forth in the Collateral Agreement.

        "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Company) received by the Company after the Issue Date from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate.

        "Excluded Subsidiary" means (a) each Unrestricted Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) each Domestic Subsidiary that is prohibited from guaranteeing the notes by any requirement of law or that would require consent, approval, license or authorization of a governmental (including regulatory) authority to guarantee the notes (unless such consent, approval, license or authorization has been received), (d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the notes on the Issue Date or at the time such Subsidiary becomes a Subsidiary (and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (e) any Foreign Subsidiary, (f) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are CFCs or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (g) any Special Purpose Securitization Subsidiary, (h) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of the Issuers most recently ended, have assets with a value in excess of 5% of the Total Assets or revenues representing in excess of 5% of total revenues of the Issuers and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries being excluded pursuant to this clause (h), as of the last day of the fiscal quarter of the Issuers most recently ended, did not have assets with a value in excess of 10% of the Total Assets or revenues representing in excess of 10% of total revenues of the Issuers and the Restricted Subsidiaries on a consolidated basis as of such date and (i) any Subsidiary for which providing a Subsidiary Guarantee could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Issuers.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, which, in the case of an Asset Sale, shall be determined either, at the option of the Issuer, at the time of the Asset Sale or as of the date of the definitive agreement with respect to such Asset Sale.

        "First Priority Lien Obligations" means (i) all Secured Bank Indebtedness (which include Obligations in respect of the Credit Agreement) and (ii) if such Hedging Obligations or obligations in respect of Cash Management Services have been secured in the collateral that secures the First Priority Lien Obligations, all other obligations of any Issuer or any of the Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of Cash Management Services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder on the Issue Date or at the time of entry into such Hedging Obligations or obligations in respect of Cash Management Services; provided that no additional obligations shall constitute First Priority Lien Obligations unless such obligations become subject to the Intercreditor Agreement.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuers or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Permitted Securitization Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations that the Issuers or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer's Certificate, to reflect operating expense reductions, other operating improvements, synergies or cost savings reasonably expected to result from the applicable event.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

        For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter's operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Issuers in good faith.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs, discounts or premiums) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America, as in effect on the Accounting Conversion Date (as defined in the definition of "IFRS").

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "holder" or "noteholder" means the Person in whose name a Note is registered on the Registrar's books.

        "Holdings" means Mood Media Holdings, LLC, a Delaware limited liability company, together with its successors or assigns.

        "IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the Issue Date; provided that, at any time after adoption of GAAP by the Company (or another Reporting Entity), the Company (or another Reporting Entity) may elect, by notice to the Trustee, to apply GAAP for all purposes of the indenture (the date of any such notice, the "Accounting Conversion Date"), and, upon any such election, all references in the indenture to IFRS shall be construed to mean GAAP; provided, further, that, if the Issuers notify the Trustee that the Issuers wish to amend any provision of the indenture to eliminate the effect of any change from IFRS to GAAP, regardless of whether any such notice is given before or after the Accounting Conversion Date, then such provision will be interpreted on the basis of IFRS as in effect on the Issue Date until such notice shall have been withdrawn or such provision shall have been amended in accordance with the indenture. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" means, with respect to any Person:

          (1)   the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money (including any capitalized or payment-in-kind interest on the principal amount of any indebtedness for borrowed money), (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

          (2)   to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

          (3)   to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuers) of such asset at such date of Incurrence, and (b) the principal amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Permitted Securitization Financings; (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business; (6) obligations under the Acquisition Documents; (7) obligations in respect of Third Party Funds; (8) in the case of the Issuers and the Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuers and the Restricted Subsidiaries; and (9) any obligations under Hedging Obligations that are not Incurred for speculative purposes.

        Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuers, qualified to perform the task for which it has been engaged.

        "Insolvency Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Issuer or any Subsidiary Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Issuer or any Subsidiary Guarantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Issuer or any Subsidiary Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except to the extent permitted by the Credit Agreement Documents or notes Documents or any other documents establishing any other First Priority Lien Obligations or Pari Passu Lien Obligations, as applicable) or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Issuer or any Subsidiary Guarantor.

        "Intercreditor Agreement" means (i) the Intercreditor Agreement, to be dated as of the Issue Date, among HPS Investment Partners, LLC, as First Lien Collateral Agent (as defined therein), and The Bank of New York Mellon, as Second Lien Collateral Agent (as defined therein), as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the indenture or (ii) any replacement thereof or other intercreditor agreement that contains terms not materially less favorable to the holders of the notes than the intercreditor agreement referred to in clause (i).

        "Interest Payment Date" means January 1 and July 1 of each year, commencing on July 1, 2019.

        "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and exclude July 1, 2019 (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

          (2)   securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody's and BBB– (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuers and their Subsidiaries,

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of loans), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the applicable Issuer's equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuers) of the net assets of a Subsidiary of an Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a

  Restricted Subsidiary, such Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

            (a)   such Issuer's "Investment" in such Subsidiary at the time of such redesignation less

            (b)   the portion (proportionate to such Issuer's equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuers) of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuers) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Issue Date" means the date on which the notes are originally issued.

        "January Transactions" means the issuance by the Issuers of approximately $6.27 million aggregate principal amount of Old Notes on January 3, 2019.

        "July Transactions" means (i) the acquisition by Mood Media Corporation of Focus Four LLC on July 2, 2018 for aggregate consideration of approximately $15 million; (ii) the issuance of approximately $12.9 million in incremental term loans under the Credit Agreement on July 2, 2018; (iii) the issuance by the Issuers of approximately $12.9 million aggregate principal amount of Old Notes on July 2, 2018; and (iv) the issuance by the Issuers of approximately $5 million aggregate principal amount of Old Notes on July 3, 2018.

        "Junior Lien Obligations" means the Obligations with respect to other Indebtedness permitted to be Incurred under the indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the notes; provided such Lien is permitted to be Incurred under the indenture; provided, further, that no Junior Lien Obligations exist on the Issue Date.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

        "Management Group" means the group consisting of the directors, executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuers or any direct or indirect parent of the Issuers, as applicable, was approved by a vote of a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable, then still in office who were either directors on the Issue Date after giving effect to the Arrangement Transactions or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as applicable, hired at a time when the directors on the Issue Date after giving effect to the Arrangement Transactions together with the directors so approved constituted a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable.

        "Market Capitalization" means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Company or any direct or indirect parent of the Company on the date of the declaration of the relevant dividend or repurchase multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividend or repurchase.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with IFRS and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by an Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to clause (1) of the second paragraph of the covenant described under "—Certain Covenants—Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuers as a reserve in accordance with IFRS against any liabilities associated with the asset disposed of in such transaction and retained by the Issuers after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and payments made to holders of non-controlling interests in Wholly Owned Subsidiaries as a result of such Asset Sale.

        "New Project" means (x) each plant, facility, branch, office or business unit which is either a new plant, facility, branch, office or business unit or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing plant, facility, branch, office or business unit owned by the Issuers or the Restricted Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit, product line or information technology offering to the extent such business unit commences operations or such product line or information technology is offered or each expansion (in one or series of related transactions) of business into a new market or through a new distribution method or channel.

        "Notes Documents" means the indenture, the notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement.

        "Notes Obligations" means Obligations in respect of the notes, the indenture, the Subsidiary Guarantees and the Security Documents.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee.

        "Officer" means the chairman of the Board of Directors, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of an Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuers by an Officer of each Issuer who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, which meets the requirements set forth in the indenture.

        "Opinion of Counsel" means a written opinion from legal counsel in form reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Sponsors.

        "Pari Passu Indebtedness" means: (a) with respect to the Issuers, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

        "Pari Passu Lien Obligations" means other Indebtedness of the Issuers and the Restricted Subsidiaries that is equally and ratably secured with the notes as permitted by the indenture and is designated by the Issuers as a Pari Passu Lien Obligation in accordance with the Collateral Agreement; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents. No Pari Passu Lien Obligations exist on the Issue Date and any Incurrence of Pari Passu Lien Obligations after the Issue Date shall be evidenced by a separate agreement or instrument.

        "Permitted Holders" means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Company, any direct or indirect parent of the Company and other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii) and (iii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (a "Permitted Holder Group"), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holder) and (2) no Person or other "group" (other than Permitted Holders specified in clauses (i), (ii) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in an Issuer or any Restricted Subsidiary;

          (2)   any Investment in Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by an Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary;

          (4)   any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain Covenants—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the indenture;

          (6)   loans and advances to officers, directors, employees or consultants of the Issuers or any of their Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued in good faith by the Issuers at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $20.0 million and 0.23 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person's purchase of Equity Interests of the Company or any direct or indirect parent of the Company solely to the extent that the amount of such loans and advances shall be contributed to the Company in cash as common equity;

          (7)   any Investment acquired by an Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by such Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by an Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (9)   any Investment by an Issuer or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuers), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the sum of, (x) the greater of (i) $50.0 million and (ii) 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters, plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

          (10) additional Investments by an Issuer or any Restricted Subsidiary in an aggregate outstanding amount (valued in good faith by the Issuers at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of, (x) the greater of (i) $50.0 million and (ii) 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters, plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

          (11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person's purchase of Equity Interests of the Company or any direct or indirect parent of the Company;

          (12) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit;

          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

          (14) [reserved];

          (15) guarantees issued in accordance with the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Future Guarantors" including, without limitation, any guarantee or other obligation issued or Incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuers or any of their Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

          (16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

          (17) Investments consisting of Securitization Assets or arising as a result of, or in connection with, Permitted Securitization Financings, including Investments of funds held in accounts permitted or required by the arrangements governing a Permitted Securitization Financing or any related indebtedness;

          (18) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells Securitization Assets pursuant to a Permitted Securitization Financing;

          (19) additional Investments in joint ventures (valued in good faith by the Issuers) not to exceed, at any one time in the aggregate outstanding under this clause (19), the sum of (x) the greater of (i) $50.0 million and (ii) and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters, plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the value of each

  Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that an Issuer or any Restricted Subsidiary may make additional Investments in joint ventures if the Secured Leverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding such Investment is not greater than 6.30 to 1.00 on a pro forma basis after giving effect to such Investment as if it had occurred at the beginning of such four fiscal quarters; provided, further, however, that if any Investment pursuant to this clause (19) is made in any Person that is not an Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes an Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be an Issuer or a Restricted Subsidiary;

          (20) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with an Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the first paragraph of the covenant described under "—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (21) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

          (22) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuers or the Restricted Subsidiaries;

          (23) any Investment in any Subsidiary of the Issuers or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (24) guarantees of Indebtedness under customer financing lines of credit in the ordinary course of business;

          (25) Investments made pursuant to the Acquisition Documents or in connection with the Arrangement Transactions; and

          (26) other Investments so long as, immediately after giving effect to such Investment, the Secured Leverage Ratio for the most recently ended four fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such Investment is not greater than 6.30 to 1.00 on a pro forma basis.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits and other Liens granted by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances Incurred in the ordinary course of business or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   (A)    Liens on assets of a Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of a Subsidiary that is not a Subsidiary Guarantor permitted to be Incurred pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (B)  (x) Liens securing Obligations in respect of (x) Indebtedness Incurred pursuant to clause (a) or (aa) of the second paragraph described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (y) any other Indebtedness permitted to be Incurred under the indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of the Issuers does not exceed 6.30 to 1.00;

            (C)  Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (d), (l) (or (n) to the extent it guarantees any such Indebtedness), (p) or (t) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (provided that (i) in the case of clause (p), such Liens securing Indebtedness Incurred pursuant to clause (p) shall only be permitted under this clause (C) if, on a pro forma basis after giving effect to the Incurrence of such Indebtedness and Liens, the Secured Leverage Ratio of the Issuer does not exceed 6.30 to 1.00 or the Secured Leverage Ratio of the Issuer would be no greater than immediately prior to such Incurrence and (ii) in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Restricted Subsidiary that is not a Subsidiary Guarantor); and

            (D)  Liens securing the Notes Obligations, in respect of Indebtedness permitted to be Incurred pursuant to clauses (b)(i) and (b)(ii) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock".

          (7)   Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement and Liens securing the Notes Obligations);

          (8)   Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and

  Preferred Stock") are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by an Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

          (9)   Liens on assets or property at the time an Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into an Issuer or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) under the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by an Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

          (10) Liens securing Indebtedness or other obligations of an Issuer or a Restricted Subsidiary owing to another Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations not Incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness (other than Hedging Obligations constituting Secured Bank Indebtedness);

          (12) Liens on inventory or other goods and proceeds of any Person securing such Person's obligations in respect of documentary letters of credit, bank guarantees or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of an Issuer or any of the Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

          (15) Liens in favor of an Issuer or any Subsidiary Guarantor;

          (16) Liens in respect of Permitted Securitization Financings that extend only to the assets subject thereto and Liens on the Equity Interests of Special Purpose Securitization Subsidiaries;

          (17) pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

          (18) Liens on the Equity Interests of Unrestricted Subsidiaries;

          (19) leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

          (20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15), (25) and (37) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable), or, if greater, committed amount, of the applicable Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15), (25) and (37) at the time the original Lien became a Permitted Lien under the indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C); provided, further, however, that any Lien securing any refinancing of any Indebtedness secured by a Lien referred to in clause (37) shall be a junior Lien;

          (21) Liens on equipment of an Issuer or any Restricted Subsidiary granted in the ordinary course of business to such Issuer's or such Restricted Subsidiary's client at which such equipment is located;

          (22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

          (24) Liens Incurred to secure Cash Management Services or to implement cash pooling arrangements in the ordinary course of business;

          (25) other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens Incurred under this clause (25) and any Liens to secure any refinancing, refunding, extension or renewal in respect thereof Incurred pursuant to clause (20) that are at that time outstanding, exceed the greater of (i) $50.0 million and 0.57 multiplied by the Pro Forma EBITDA of the Issuers for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such event and giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters;

          (26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

          (27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of an Issuer or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

          (28) Liens (i) arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

          (29) Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

          (30) Liens disclosed by the title insurance policies delivered on (with respect to all mortgages delivered on the Issue Date) or subsequent to the Issue Date and pursuant to the Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under the indenture;

          (31) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of an Issuer or any Restricted Subsidiary in the ordinary course of business;

          (32) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

          (33) Liens in respect of Third Party Funds;

          (34) agreements to subordinate any interest of an Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by an Issuer or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

          (35) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

          (36) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and

          (37) Liens on the Collateral securing Junior Lien Obligations; provided that the notes are secured on a senior priority basis to the obligations so secured until such time as such obligations are no longer secured by a Lien.

        "Permitted Securitization Documents" means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

        "Permitted Securitization Financing" means one or more securitization transactions pursuant to which (i) Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinancing) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedging Obligations or hedging agreements entered into in connection with such Securitization Assets; provided that recourse to an Issuer or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by an Issuer in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a "true sale"/"absolute transfer" opinion with respect to any transfer by an Issuer or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)).

        "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PIK Interest" means interest paid with respect to the notes by (i) increasing the outstanding principal amount of the notes or (ii) issuing PIK Notes.

        "PIK Notes" means additional notes issued under the indenture on the same terms and conditions as the notes issued on the Issue Date in connection with the payment of PIK Interest.

        "Plan of Arrangement Circular" means the Management Information Circular, dated May 18, 2017.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (other than interest expense) Incurred that are classified as "pre-opening rent", "opening costs" or "pre-opening expenses" (or any similar or equivalent caption).

        "Pro Forma EBITDA" means, with respect to any Person, at any date, the EBITDA of such Person for the full four fiscal quarters for which internal financial statements are available immediately preceding such date, subject to the following adjustments. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which Pro Forma EBITDA is being calculated but prior to the event for which the calculation of Pro Forma EBITDA is made (the "Pro Forma EBITDA Calculation Date"), then Pro Forma EBITDA shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations that an Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Pro Forma EBITDA Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer's Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Pro Forma EBITDA Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

        For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter's operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Issuers in good faith.

        "Public Company Compliance" means compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors' and officers' insurance, legal and other professional fees, and listing fees.

        "Rating Agency" means (1) each of Moody's and S&P (and their respective successors and assigns) and (2) if Moody's or S&P ceases to rate the notes for reasons outside of the Issuers' control, a "nationally recognized statistical rating organization" within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by an Issuer or any direct or indirect parent of the Company as a replacement agency for Moody's or S&P, as the case may be.

        "Receivables Assets" means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by an Issuer or any Subsidiary.

        "Record Date" has the meaning specified in Exhibit A hereto.

        "Restricted Cash" means cash and Cash Equivalents held by Restricted Subsidiaries that would appear as "restricted" on a consolidated balance sheet of the Issuers or any of their Restricted Subsidiaries.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of the New Notes," all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuers.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by an Issuer or a Restricted Subsidiary whereby such Issuer or such Restricted Subsidiary transfers such property to a Person and such Issuer or such Restricted Subsidiary leases it from such

Person, other than leases between an Issuer and a Restricted Subsidiary or between Issuers or Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Bank Indebtedness" means any Bank Indebtedness that is secured by a Permitted Lien Incurred or deemed Incurred pursuant to clause (6) of the definition of "Permitted Liens," as designated by the Issuers to be included in this definition.

        "Secured Indebtedness" means any Consolidated Total Indebtedness secured by a Lien.

        "Secured Leverage Ratio" means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations that an Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer's Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

        For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter's operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Issuers in good faith.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Securitization Assets" means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by an Issuer or any Restricted Subsidiary or in which an Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) Receivables Assets, (2) franchise fee payments and other revenues related to franchise agreements, (3) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (4) revenues related to distribution and merchandising of the products of an Issuer and the Restricted Subsidiaries, (5) rents, real estate taxes and other non-royalty amounts due from franchisees, (6) intellectual property rights relating to the generation of any of the foregoing types of assets, (7) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, (8) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (9) any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Special Purpose Securitization Subsidiary to operate in accordance with its stated purposes, (10) any rights and obligations associated with gift card or similar programs and (11) any other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuers in good faith).

        "Security Documents" means the Collateral Agreement and the security agreements, pledge agreements, collateral assignments and mortgages, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Trustee, the Collateral Agent and the holders of the notes as contemplated by the indenture.

        "Senior Secured Leverage Ratio" means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries constituting First Priority Lien Obligations as of such date of calculation (determined on a consolidated basis in accordance with IFRS) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that an Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured Leverage Ratio is made (the "Senior Secured Leverage Calculation Date"), then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations that an Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured Leverage Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officer's Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Senior Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

        For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter's operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Issuers in good faith.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuers within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

        "Similar Business" means any business, the majority of whose revenues are derived from (i) the business or activities of the Issuers and their Subsidiaries as of the Issue Date, (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Issuers' good faith business judgment constitutes a reasonable diversification of business conducted by the Issuers and their Subsidiaries.

        "Special Purpose Securitization Subsidiary" means (i) a direct or indirect Subsidiary of an Issuer established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein and/or Equity Interests in other Special Purpose Securitization Subsidiaries, and which is organized in a manner (as determined by an Issuer in good faith) intended to reduce the likelihood that it would be substantively consolidated with an Issuer or any of the Restricted Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event such Issuer or any such Restricted Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

        "Sponsors" means (i) one or more investment funds managed by affiliates of Apollo Global Management, LLC and any of their respective Affiliates (collectively, the "Apollo Sponsors"), (ii) one or more investment funds affiliated with FS/KKR Advisor, LLC (the "FS Sponsors") and (iii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Apollo Sponsors or the FS Sponsors; provided that, collectively, the Apollo Sponsors and the FS Sponsors control a majority of the voting power of such group.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

        "Subordinated Indebtedness" means (a) with respect to an Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means any guarantee of the obligations of the Issuers under the indenture and the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture.

        "Subsidiary Guarantor" means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

        "Suspension Period" means the period of time between a Covenant Suspension Event and the related Reversion Date.

        "Tax Distributions" means any distributions described in clause (12) of the covenant entitled "—Certain Covenants—Limitation on Restricted Payments."

        "Third Party Funds" means any accounts or funds, or any portion thereof, received by either Issuer or any of their Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon either Issuer or one or more of their Subsidiaries to collect and remit those funds to such third parties.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as amended and as in effect on the date of the indenture.

        "Total Assets" means the total consolidated assets of the Issuers and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuers, without giving effect to any impairment or amortization of the amount of intangible assets since the Issue Date, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

        "Treasury Rate" means, as of the applicable redemption date, as determined by the Issuers, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date or, in the case of a satisfaction or discharge, two days prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the first anniversary of the Issue Date; provided, however, that if the period from such redemption date to the first anniversary of the Issue

Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Officer" means any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of the indenture.

        "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

        "Uniform Commercial Code" or "UCC" means the New York Uniform Commercial Code as in effect from time to time.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of an Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary;

        The Issuers may designate any Subsidiary of the Issuers (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, an Issuer or any other Restricted Subsidiary of an Issuer that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that (i) the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of an Issuer or any of the Restricted Subsidiaries unless otherwise permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and (ii) an Issuer may not designate any Subsidiary of an Issuer to be an Unrestricted Subsidiary during any Suspension Period; provided, further, however, that either:

          (a)   the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

          (b)   if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments".

        The Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x)   (1) the Issuers could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (2) the Fixed Charge Coverage Ratio of the Issuers and the Restricted Subsidiaries would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

          (y)   no Event of Default shall have occurred and be continuing.

        Any such designation by the Issuers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain U.S. federal income tax consequences relating to the Exchange Offer and the ownership and disposition of New Notes acquired in the Exchange Offer but does not purport to be a complete analysis of all the potential U.S. federal income tax considerations related thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and court decisions, all as in effect as of the date hereof and all of which may be subject to change or differing interpretations, in each case possibly with retroactive effect. We have not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel regarding the matters described below. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion.

        This summary assumes that the Old Notes and New Notes are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and only addresses the consequences of holding New Notes acquired in the Exchange Offer. This summary is not a complete description of all of the U.S. federal income tax consequences of the Exchange Offer, and does not address persons subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities or currencies, traders that mark to market, former citizens or long-term residents of the United States, persons who hold their Notes as part of a hedge, straddle or conversion transaction, insurance companies, regulated investment companies, real estate investment trusts, entities treated as partnerships for U.S. federal income tax purposes and holders of interests therein, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt entities, or persons subject to special tax accounting rules as a result of any item of gross income with respect to the Old Notes or New Notes being taken into account in an applicable financial statement). In addition, this summary does not address U.S. federal estate or gift tax laws, the Medicare tax on net investment income or the tax considerations arising under the laws of any state, local or foreign jurisdiction.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Old Notes or the New Notes, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. A partner of a partnership holding Old Notes is urged to consult its tax advisor about the U.S. federal income tax consequences of the Exchange Offer.

        This summary of certain U.S. federal income tax consequences is not intended, and should not be construed, to be tax or legal advice to any particular holder of Old Notes. Holders of Old Notes are urged to consult their tax advisors concerning the application of the U.S. federal income, estate and gift and Medicare tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

Tax Consequences to Participating U.S. Holders

        The following discussion is limited to certain U.S. federal income tax consequences relevant to a holder of Old Notes that is a U.S. Holder. A "U.S. Holder" is any beneficial owner of Old Notes that is, for U.S. federal income tax purposes:

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  an individual who is a U.S. citizen or U.S. resident alien;

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  a corporation that was created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Exchange of Old Notes Pursuant to the Exchange Offer.

        Under U.S. federal income tax law, the exchange of an existing debt instrument for a new debt instrument is a significant modification of the existing debt instrument resulting in an "exchange" for U.S. federal income tax purposes upon which gain or loss may be recognized if, based on all the facts and circumstances and taking into account all modifications of the existing debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. In addition to the general rule, the Treasury regulations provide specific rules under which certain modifications will be treated as significant modifications.

        Under one specific rule, the Treasury regulations provide that a modification that changes the timing of payments (including any resulting change in the amounts of payments) due under a debt instrument is a significant modification if it results in the material deferral of scheduled payments. The deferral may occur either through an extension of the final maturity date of an instrument or through a deferral of payments due prior to maturity. The materiality of the deferral depends on all the facts and circumstances, including the length of the deferral, the original term of the instrument, the amounts of the payments that are deferred, and the time period between the modification and the actual deferral of payments ("Change in Timing of Payments Rule"). Because the exchange of the Old Notes for the New Notes defers interest payments until the Maturity Date, we intend to take the position that such exchange will be a significant modification of the Old Notes under the Change in Timing of Payments Rule.

        Treatment of the Exchange.    If the exchange of the Old Notes for the New Notes is a significant modification of the Old Notes, as is expected, a U.S. Holder will be deemed to exchange Old Notes for New Notes, and will recognize gain or loss in full upon the exchange unless such exchange qualifies as a as a tax-free recapitalization under Section 368(a)(1)(E) of the Code (a "Recapitalization"). For such exchange to qualify as a Recapitalization, the Old Notes and the New Notes must both be treated as "securities" under the relevant provisions of the Code. Neither the Code nor Treasury regulations define the term "security" and it has not been clearly defined by judicial decisions. Whether a debt instrument constitutes a "security" for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Although the matter is not free from doubt, given the terms of the New Notes and the position adopted by the IRS in Revenue Ruling 2004-78 that may allow the term of the Old Notes to carry over to the New Notes in determining whether the New Notes are securities , we intend to take the position that the New Notes qualify as "securities" and, thus, that the Exchange would qualify as a Recapitalization.

        Under such characterization, a U.S. Holder that received New Notes in the Exchange would not recognize gain or loss on the Exchange (less any amounts attributable to accrued but unpaid stated interest, which amounts will be taxable as ordinary income to the extent such stated interest has not previously been included in income). A U.S. Holder's tax basis in the New Notes received in the Exchange would be equal to the tax basis in the Old Notes exchanged therefor, increased by any gain recognized on the Exchange, and the holding period for such New Notes would include the period during which the Old Notes surrendered in the Exchange were held.

        Our position that the Exchange should qualify as a Recapitalization is not free from doubt, however, and it is Our position that the Exchange should qualify as a Recapitalization is not free from doubt, however, and it is possible that the IRS might assert that either the Old Notes or the New Notes are not "securities" for U.S. federal income tax purposes, or that the Exchange otherwise fails to qualify as a Recapitalization. If the Exchange fails to qualify as a Recapitalization, a U.S. Holder will be treated as exchanging the Old Notes for the New Notes in a fully taxable transaction for U.S. federal income tax purposes. Under such treatment, a U.S. Holder would determine gain or loss separately for each Old Note and recognize gain or loss with respect to an Old Note (subject to the possible application of the wash sale rules) equal to the difference, if any, between the amount realized for such Old Note (less any amounts attributable to accrued but unpaid stated interest, which amounts will be taxable as ordinary income to the extent such stated interest has not previously been included in income) and the U.S. Holder's adjusted tax basis in such Old Note on the date of the exchange. The amount realized on the exchange is generally equal to the sum of the "issue price" of the New Notes received (determined as described below under "Issue Price of the New Notes") and any cash received. A U.S. Holder's adjusted tax basis in an Old Note is generally equal to such U.S. Holder's initial tax basis in such Old Note (i) increased by the amount of any OID (as defined below) and any market discount (as described below) previously included in income by such U.S. Holder with respect to such Old Note and (ii) reduced by the amount of any payments (other than payments of qualified stated interest) on the Old Note, and by any amortizable bond premium that such U.S. Holder previously deducted. Amortizable bond premium is generally defined as the excess of a holder's tax basis in a note immediately after its acquisition by such holder over the sum of all amounts payable on such note after the purchase date other than payments of stated interest. A U.S. Holder's initial tax basis in a New Note will be the issue price of the New Note (as discussed below under "Issue Price of the New Notes"). The New Notes will have a new holding period commencing on the day after the Exchange. Subject to the market discount rules discussed below, any gain or loss recognized by a U.S. Holder would generally be capital gain or loss and would be long-term capital gain or loss if the Old Notes had been held for more than one year. Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deduction of capital losses is subject to significant limitations.

        Market Discount.    If a U.S. Holder acquired Old Notes with market discount, any gain recognized by such U.S. Holder in the Exchange will be treated as ordinary income to the extent of the market discount accrued during the period that such U.S. Holder held such Old Notes, unless such U.S. Holder previously elected to include market discount in income as it accrued for U.S. federal income tax purposes. For these purposes, market discount generally is the excess, if any, of the stated principal amount or, in the case of an Old Note having OID, its revised issue price (calculated as the sum of the issue price of the Old Note and the aggregate amount of OID previously includible in the gross income of all holders of the Old Notes for periods before such U.S. Holder's acquisition of the Old Notes without regard to any acquisition premium) of an Old Note over the U.S. Holder's initial tax basis in such Old Note, if such excess exceeds a de minimis amount. If the Exchange qualifies as a Recapitalization, any accrued market discount not recognized on the Exchange will carry over to the New Notes. Any U.S. Holder that acquired an Old Note other than at original issuance is urged to consult its own tax advisor regarding the possible application of the market discount rules of the Code to a tender of Old Notes in the Exchange.

        Issue Price of the New Notes.    Although not free from doubt, we intend to take the position that the "issue price" of the New Notes will depend on whether the New Notes or the Old Notes are deemed to be "publicly traded" for U.S. federal income tax purposes. If the New Notes are considered to be publicly traded, the issue price of the New Notes would be equal to their fair market value on the date of the Exchange. If the New Notes are not considered "publicly traded" but the Old Notes are considered "publicly traded," the issue price of the New Notes would be equal to the fair market value of the Old Notes for which the New Notes are exchanged. If neither the Old Notes nor the New Notes are publicly traded, the issue price of New Notes should equal their stated principal amount. We expect that the New Notes will be considered to be publicly traded in which case the issue price of the New Notes will be based on their fair market value on the date of the Exchange. In the event the New Notes or Old Notes are publicly traded, we will provide investors with information regarding our determination of the issue price of the New Notes in a manner consistent with applicable Treasury regulations. However, we can provide no assurance as to whether the New Notes will be treated as publicly traded, the issue price of the New Notes, the tax treatment of the New Notes as a new issue, or whether the New Notes will be treated as issued with original issue discount, as discussed below under "Ownership of New Notes by U.S. Holders—Original Issue Discount." The rules regarding the "issue price" determination are complex and highly detailed, and U.S. Holders are urged to consult their tax advisors regarding the determination of the issue price of the New Notes and the tax consequences of holding New Notes if the New Notes are not treated as a new issue for U.S. federal income tax purposes.

Ownership of New Notes by U.S. Holders.

        Original Issue Discount.    A note with a term that exceeds one year will constitute a discount note issued with original issue discount ("OID") if the stated redemption price at maturity of the note exceeds its issue price by more than the de minimis amount of 1/4 of 1 percent of the "stated redemption price at maturity" multiplied by the number of complete years from the issue date of the note to its maturity. The "issue price" of a New Note is determined as described above under "Exchange of Old Notes Pursuant to the Exchange Offer—Issue Price of the New Notes," and, as discussed in that section, although the matter is not free from doubt, we expect that the issue price of a New Note will equal its fair market value on the date of the Exchange. The "stated redemption price at maturity" of a New Note is the total of all payments provided by the New Note that are not payments of "qualified stated interest." Generally, an interest payment on a note is "qualified stated interest" if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note.

        Because, as described below under "Additional Notes," a newly distributed PIK Note issued in respect of a New Note is aggregated with the New Note and will be treated as part of the New Note with respect to which it was issued, it is expected that the New Notes will be issued with OID. Accordingly, regardless of your regular method of accounting for U.S. federal income tax purposes, you will be required to include in taxable income for each taxable year the daily portion of OID that accrues on a New Note for each day in such taxable year in which you hold a New Note. Thus, you will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. The daily portion of OID is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the "adjusted issue price" of a New Note at the beginning of the accrual period multiplied by the yield-to-maturity of the New Note less the amount of any qualified stated interest allocable to such accrual period. The "adjusted issue price" of a New Note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the New Note in all prior accrual periods, and decreased by any payments made during all prior accrual periods of amounts included in the stated redemption price at maturity of the Note.

        Stated Interest on the New Notes.    Stated interest on the New Notes (other than in the form of PIK Notes), if any, will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        Treatment of Additional Notes.    A newly distributed PIK Note issued in respect of a New Note is aggregated with the New Note and will be treated as part of the New Note with respect to which it was issued. Thus, the initial issue price of a newly distributed PIK Note issued in respect of a New Note likely will be determined by allocating the adjusted issue price, at the time of distribution, of the underlying New Note between the newly distributed PIK Note and the underlying New Note in proportion to their respective principal amounts. A portion of the basis of such New Note will be allocated to such PIK Note and OID on such PIK Note will accrue in the same manner as described above in the case of such New Note. Your holding period for any additional New Notes with respect to an original New Note will likely be identical to your holding period for the original New Note.

        Bond Premium.    In general, if a U.S. Holder's initial tax basis in a New Note is greater than the sum of all amounts payable on the New Notes (other than payments of stated interest), the amount of such excess is "bond premium" for U.S. federal income tax purposes. Subject to the discussion below, a U.S. Holder may elect to amortize bond premium over the term of the New Notes on a constant-yield basis as an offset to stated interest income (and not as a separate item of deduction) and a U.S. Holder's tax basis in the New Note will be reduced by the amount of bond premium so amortized. An election to amortize bond premium, once made, would apply to all debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

        Because the New Notes may, under certain circumstances, be redeemed by us at a price in excess of their stated principal amount, any amortization of bond premium otherwise allowable may be reduced, eliminated or delayed. U.S. Holders are urged to consult their own tax advisors regarding the amortization of any bond premium.

  Acquisition Premium

        If the Exchange qualifies as a Recapitalization and a U.S. Holder's initial tax basis in a New Note exceeds its issue price but is less than or equal to its stated principal amount, the New Note will be considered to have been issued at an "acquisition premium," and such U.S. Holder generally must reduce the daily portions of OID by a fraction equal to:

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  the excess of such U.S. Holder's adjusted basis in the New Note immediately after the purchase (generally, the cost of the New Note) over the adjusted issue price of the New Note

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  divided by:

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  the excess of the sum of all amounts payable (other than qualified stated interest) on the New Note after the purchase date over the New Note's adjusted issue price.

  Market Discount

        If the Exchange qualifies as a Recapitalization and a U.S. Holder's initial tax basis in a New Note is less than its stated redemption price at maturity or, in the case of a Note having OID, less than its "revised issue price", the amount of the difference will be treated as market discount for U.S. federal income tax purposes. The amount of any market discount will generally be treated as de minimis and disregarded if it is less than 1/4 of 1 percent of the stated redemption price at maturity of the New Note or, in the case of a New Note having OID, the revised issue price of the New Note, multiplied by the number of complete years to maturity. If you hold a New Note that has de minimis market discount, the rules described below do not apply to you.

        Under the market discount rules, a U.S. Holder of a New Note with market discount is required to treat any principal payment on, or any gain on the sale exchange, redemption or other disposition of, such New Note as ordinary income to the extent of any market discount that has not previously been included in income. If a U.S. Holder disposes of a New Note in a nontaxable transaction (other than certain specified nonrecognition transactions), such U.S. Holder will be required to include any accrued market discount as ordinary income as if such New Note had been sold at its then fair market value. In addition, such U.S. Holder may be required to defer, until the maturity of the New Note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the New Note.

        As noted above under "Exchange of Old Notes Pursuant to the Exchange Offer—Market Discount," any accrued market discount with respect to an Old Note that is not recognized on the Exchange will carry over to the New Note received in exchange therefor.

        Sale, Exchange or Other Taxable Disposition of New Notes.    A U.S. Holder will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a New Note equal to the difference, if any, between the amount realized on such disposition and such U.S. Holder's adjusted tax basis in the New Note. The amount realized will include the amount of any cash and the fair market value of any other property received for the New Note. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a New Note is attributable to accrued but unpaid stated interest on the New Note, such portion generally will be taxed in the same manner as described above in "Stated Interest on the New Notes." A U.S. Holder's adjusted tax basis in the New Note will generally equal such U.S. Holder's initial tax basis in the New Note (as described above), increased by any OID previously included in income and any market discount previously taken into account and reduced by any amount of any payments (other than payments of qualified stated interest) on the New Note and by any amortizable bond premium that such U.S. Holder previously deducted with respect to the New Note. Any gain or loss will be long-term capital gain or loss if a U.S. Holder held the New Note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition unless the New Note has accrued market discount at the time of such disposition, in which case all or a portion of the gain could be ordinary income (as described above in "Exchange of Old Notes Pursuant to the Exchange Offer—Market Discount"). Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation and the deduction of capital losses is subject to limitations.

        Backup Withholding and Information Reporting.    Information reporting requirements generally will apply to the Exchange Consideration and payments of interest on, any accruals of OID on, and payments of the proceeds of a sale or other disposition (including a retirement or redemption) of a New Note, and backup withholding will apply to payments of such amounts unless the U.S. Holder provides to the applicable withholding agent such U.S. Holder's taxpayer identification number, certified under penalties of perjury, and establishes an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against such U.S. Holder's U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed such U.S. Holder's actual U.S. federal income tax liability and such U.S. Holder provides the required information or appropriate claim form to the IRS in a timely manner. U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Tax Consequences to Participating Non-U.S. Holders

Exchange of Old Notes Pursuant to the Exchange Offer.

        As discussed above in "Tax Consequences to Participating U.S. Holders—Exchange of Old Notes Pursuant to the Exchange Offer," we intend to take the position that the Exchange qualifies as a Recapitalization. Under such characterization, a non-U.S. Holder that participates in the Exchange would recognize no gain or loss on the Exchange. If the IRS disagrees with our position, and if the Exchange fails to qualify as a Recapitalization, the Exchange will be a fully taxable transaction in which gain (or, subject to the possible application of the wash sale rules, loss) may be recognized. With the exception of backup withholding and FATCA withholding, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on an exchange of an Old Note for a New Note, unless:

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  the gain, if any, is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States; or

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  such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met.

If the non-U.S. Holder's gain is described in the first bullet point above, such non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described under "Ownership of New Notes by Non-U.S. Holders—Income or Gain Effectively Connected with a U.S. Trade or Business," replacing references to the "New Notes" with "Old Notes." If a non-U.S. Holder's gain is described in the second bullet point above, such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate) on such gain, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount realized on the exchange of an Old Note for a New Note is attributable to accrued but unpaid interest on the Old Note, this amount generally will be taxed in the same manner as described below in "Ownership of New Notes by Non-U.S. Holders—Interest on the New Notes," replacing references to the "New Notes" with "Old Notes."

Ownership of New Notes by Non-U.S. Holders.

        Interest on the New Notes.    Subject to the discussion of backup withholding and FATCA withholding, below, payments to a non-U.S. Holder of interest on the New Notes (which, for purposes of this discussion of non-U.S. Holders, includes any OID) generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the "portfolio interest" exemption if such non-U.S. Holder properly certifies as to its non-U.S. status, as described below, and:

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  the non-U.S. Holder does not own, actually or constructively, 10% or more of the capital or profits interests in Holdings;

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  the non-U.S. Holder is not a "controlled foreign corporation" that is related to Holdings (actually or constructively); and

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  the non-U.S. Holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of such holder's trade or business.

        The portfolio interest exemption generally applies only if a non-U.S. Holder also appropriately certifies as to its non-U.S. status. A non-U.S. Holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If a non-U.S. Holder holds the New Notes through a financial institution or other agent acting on such holder's behalf, the non-U.S. Holder may be required to provide appropriate certifications to the agent. The non-U.S. Holder's agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate, unless (i) the non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States and the non-U.S. Holder meets the certification requirements described below. (See "Income or Gain Effectively Connected with a U.S. Trade or Business")

        The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If a non-U.S. Holder does not timely provide the applicable withholding agent with the required certification, but such non-U.S. Holder qualifies for a reduced rate under an applicable income tax treaty, the non-U.S. Holder may obtain a refund of any excess amounts withheld if such non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.

        Income or Gain Effectively Connected with a U.S. Trade or Business.    If any interest received on the New Notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the New Notes is effectively connected with a U.S. trade or business conducted by a non-U.S. Holder, then, unless an applicable income tax treaty provides otherwise, the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if such non-U.S. Holder were a U.S. Holder. Effectively connected interest income will not be subject to U.S. federal withholding tax (provided that a non-U.S. Holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8 (or successor form)) unless an applicable tax treaty provides otherwise. In addition, if a non-U.S. Holder is a corporation, the non-U.S. Holder may also be subject to a "branch profits tax" at a 30% rate (or lower applicable income tax treaty rate) with respect to its effectively connected earnings and profits (subject to certain adjustments). For this purpose, interest received on a New Note and gain recognized on the disposition of a New Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business.

        Sale, Exchange or Disposition of the New Notes.    Subject to the discussion of backup withholding and FATCA withholding, below, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a New Note unless:

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  the gain is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States; or

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  such non-U.S. Holder is a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        If a non-U.S. Holder's gain is described in the first bullet point above, such non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described above under "Income or Gain Effectively Connected with a U.S. Trade or Business." If a non-U.S. Holder's gain is described in the second bullet point above, such non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate) on such gain, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be taxed in the same manner as described above in "Interest on the New Notes."

        Information Reporting and Backup Withholding.    Any payments to a non-U.S. Holder of interest on an Old Note or a New Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such non-U.S. Holder. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which a non-U.S. Holder resides or is organized under the provisions of a specific treaty or agreement.

        Backup withholding generally will not apply to interest received by a participating non-U.S. Holder if the certification described in "Tax Consequences to Participating Non-U.S. Holders—Ownership of New Notes by Non-U.S. Holders—Interest on the New Notes" is duly provided or a non-U.S. Holder otherwise establishes an exemption.

        Payment of the proceeds from the disposition of an Old Note or a New Note effected by the U.S. office of a U.S. or non-U.S. broker or an non-U.S. office of a U.S. broker will be subject to information reporting requirements and backup withholding unless a non-U.S. Holder properly certifies under penalties of perjury as to such holder's non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met or such non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of an Old Note or a New Note effected outside the United States by a non-U.S. office of a non-U.S. broker. However, information reporting will apply to a payment of the proceeds of the disposition of an Old Note or a New Note effected outside the United States by such a broker if it has certain relationships with the United States.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a Non-U.S. Holder's U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed such holder's actual U.S. federal income tax liability and such non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.

Foreign Account Tax Compliance Act Withholding.

        Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (referred to as "FATCA") impose a 30% U.S. federal withholding tax on payments of interest (including any OID) and other fixed or determinable income on or with respect to the Old Notes or New Notes and on the gross proceeds from the sale or other disposition of the New Notes (provided, however, that recently proposed Treasury regulations would eliminate the application of this 30% withholding tax to gross proceeds)), if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of the Old Notes or New Notes might be eligible for refunds or credits of such taxes. Holders are urged to consult their tax advisors regarding the effects of FATCA on the Exchange Offer and the non-U.S. Holder's ownership in the New Notes.

Tax Consequences to Non-Participating Holders

        The U.S. federal income tax treatment of U.S. Holders and non-U.S. Holders whose Old Notes are not exchanged pursuant to the Offering Memorandum (the "Non-Participating Holders") will depend in part upon (i) whether the Proposed Amendments receive the Collateral Release Requisite Consents and (ii) whether the Proposed Amendments in either case, result in a "significant modification" of the Old Notes for U.S. federal income tax purposes and cause a deemed exchange of the Old Notes for "new" Old Notes with respect to which gain or loss may be recognized. Under applicable Treasury regulations, the modification of a debt instrument is a "significant modification" if, based on all the facts and circumstances and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

        In addition to the general rule, the Treasury regulations provide specific rules under which certain modifications will be treated as significant modifications. The Treasury regulations provide that a modification that releases, substitutes adds or otherwise alters the collateral for, a guarantee on, or any form of credit enhancement for a nonrecourse debt instrument is a significant modification. If the Collateral Release Requisite Consents are received and as a result the Collateral Release becomes operative, such modification would be a significant modification of the Old Notes, resulting in a deemed exchange of the Old Notes for "new" Old Notes. Such deemed exchange would, subject to the possible application of the wash sale rules in the case of any Non-Participating Holder realizing a loss, be a fully taxable exchange, unless the deemed exchange qualifies as a Recapitalization. We intend to take the position that such deemed exchange would be treated as a Recapitalization. However, this position is not free from doubt (as described above under "Tax Consequences to Participating U.S. Holders—Exchange of Old Notes Pursuant to the Exchange Offer" and "Tax Consequences to Participating Non-U.S. Holders—Exchange of Old Notes Pursuant to the Exchange Offer," with respect to the Exchange). Any deemed "new" Old Notes may also be treated as issued with original issue discount, as described above under "Tax Consequences to Participating U.S. Holders—Issue Price of the New Notes," replacing references to New Notes with "new" Old Notes.

        The Treasury regulations also specifically provide that a modification of a debt instrument that adds, deletes or alters "customary accounting or financial covenants" is not a significant modification but do not define "customary accounting or financial covenants." Even if the Collateral Release does not become operative, the Proposed Amendments other than the Collateral Release may result in a deemed exchange. Although not free from doubt, we intend to take the position that the adoption of the Proposed Amendments but not the Collateral Release does not result in a deemed exchange of an Old Note for a "new" Old Note by any Non-Participating Holder because (i) to the extent the Proposed Amendments are treated as adding, deleting or altering customary accounting or financial covenants, such addition, deletion or alteration is not a significant modification under the Treasury regulations and (ii) to the extent any of the Proposed Amendments are not covered by (i), the legal rights or obligations that are altered by such Proposed Amendments and the degree to which they are altered should not be viewed as "economically significant." Based on the foregoing position, a Non-Participating Holder's adjusted tax basis, holding period and market discount (if any) with respect to the Old Notes should remain unchanged following the adoption of the Proposed Amendments. The

IRS could take the position, however, that the adoption of the Proposed Amendments results in a deemed exchange of the Old Notes for "new" Old Notes, with the same consequences described above with respect to a significant modification caused by the Collateral Release.

        Non-Participating Holders of the Old Notes are urged to consult their tax advisors regarding the tax consequences to them of the implementation of the Proposed Amendments, including the tax consequences to them if the Collateral Release becomes operative or if the Proposed Amendments otherwise result in a deemed exchange and the application of the withholding rules under "FATCA," as described above, to any "new" Old Notes deemed received.

 CERTAIN ERISA CONSIDERATIONS

        The United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the corollary provisions of Section 4975 of the Code, impose certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA and plans, arrangements, and accounts that are subject to Section 4975 of the Code, respectively, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. The U.S. Department of Labor has promulgated regulations 29 C.F.R. Section 2510.3-101, which were effectively modified by Section 3(42) of ERISA, describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan's investment in an entity for purposes of certain provisions of ERISA and Section 4975 of the Code, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan and applicable provisions of ERISA and the Code. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under "Risk Factors" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the New Notes. Similar requirements may apply to investments by plans, arrangements, or accounts, such as governmental plans, certain church plans, and non-U.S. plans, and entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans, arrangements, or accounts (collectively, "Other Plan Investors"), that are subject to laws, regulations, or policies that are similar to Title I of ERISA or Section 4975 of the Code ("Similar Laws").

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, a fiduciary of the ERISA Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the New Notes are acquired with the assets of an ERISA Plan with respect to which the Issuers, the Information Agent, the Exchange Agent, or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of ERISA Plan fiduciary making the decision to acquire a New Note (including to exchange Old Notes for New Notes) and the circumstances under which such decision is made. However, there can be no assurance that any administrative or statutory exemption will be available with respect to any particular transaction involving the New Notes (including exchanging Old Notes for New Notes).

        Other Plan Investors, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel before acquiring the New Notes (or exchanging Old Notes for New Notes).

Representations and Further Considerations

        By acceptance of a New Note (including by exchanging Old Notes for New Notes), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, either that (a) it is not an ERISA Plan and is not using the assets of an ERISA Plan or any entity whose underlying assets include "plan assets" by reason of an ERISA Plan's investment in the entity, nor is it an Other Plan Investor subject to any Similar Law or using the assets of an Other Plan Investor or any entity whose underlying assets include "plan assets" by reason of an Other Plan Investor's investment in the entity, or (b) neither its sale, transfer, acquisition, or holding of a New Note (nor the exchange of Old Notes for New Notes) will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

        Further, by acceptance of a New Note (including by exchanging Old Notes for New Notes), each purchaser or subsequent transferee that is an ERISA Plan or that is using the assets of an ERISA Plan or any entity whose underlying assets include "plan assets" by reason of an ERISA Plan's investment in the entity will be deemed to have represented and warranted that the decision to acquire and hold the New Notes (including by exchanging Old Notes) has been made by a duly authorized fiduciary that is independent of the Issuers and their affiliates (the "Transaction Parties"), and the fiduciary (A) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold the New Notes, (B) if the ERISA Plan is an IRA, is not the owner or a relative of the owner of the IRA, (C) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the New Notes, (D) is responsible for exercising independent judgment in evaluating whether to make an investment in the New Notes, and (E) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, as specified in 29 C.F.R. Section 2510.3-21(c)(1)(i).

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that any fiduciary of an ERISA Plan or Other Plan Investor or other person who proposes to use assets of any ERISA Plan or Other Plan Investor to acquire the New Notes (including by exchanging Old Notes for New Notes) should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code, and any applicable Similar Laws, to such an investment, and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code, or any applicable Similar Laws.

        The decision to acquire, sell, transfer or hold the New Notes (or to exchange the Old Notes for New Notes) must be made on an arm's length basis and each ERISA Plan, Other Plan Investor, or person using assets of any ERISA Plan or Other Plan Investor, should consider that none of the Transaction Parties will act as a fiduciary to any ERISA Plan or other Plan Investor with respect to such decision, nor are any of them undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to any such decision. The sale of the New Notes to an ERISA Plan, an Other Plan Investor, or to a person using assets of any ERISA Plan or Other Plan Investor to effect its acquisition of the New Notes (including upon exchange of Old Notes), is in no respect a representation by any of the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by ERISA Plans or Other Plan Investors generally or any particular ERISA Plan or Other Plan Investor, or that such an investment is appropriate for ERISA Plans or Other Plan Investors generally or any particular ERISA Plan or Other Plan Investor.

 NOTICE TO INVESTORS

        The New Notes have not been registered under the Securities Act or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The New Notes are being offered and issued, only (a) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), or QIBs, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, (b) in the United States to holders of Old Notes who are "accredited investors" (as defined in Rule 501(a) of Regulation D under the Securities Act) in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act (provided that holders of Old Notes in Pennsylvania or Utah must be QIBs to be an "eligible holder"), or (c) outside the U.S. to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

        Each tenderer in the Exchange Offer will be deemed to represent, warrant, and agree as follows (terms used in this paragraph that are defined in Rule 144A, Regulation D or Regulation S under the Securities Act are used herein as defined therein):

  (1)
  It (A) (i) is a QIB and (ii) is acquiring the New Notes for its own account or for the account of a QIB, (B) (i) is an accredited investor (provided that holders of Old Notes in Pennsylvania or Utah must be QIBs to be an "eligible holder") and (ii) is acquiring the New Notes for its own account or (C) is not a U.S. person and is acquiring the New Notes in an offshore transaction pursuant to Regulation S.

  (2)
  It understands that the New Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the New Notes have not been and, will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the New Notes, such New Notes may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 (if available and provided that prior to such transfer, the trustee is furnished with an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act), (iv) pursuant to an effective registration statement under the Securities Act, (v) to either of the Issuers or any of its subsidiaries or (vi) to an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (provided that holders of Old Notes in Pennsylvania or Utah must be QIBs to be an "eligible holder") that, prior to such transfer furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the New Notes and, if such is in respect of an aggregate principal amount of New Notes less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act, in each of cases (i) through (vi) in accordance with any applicable securities laws of any State of the United States, and that (B) the holder will, and each subsequent holder is required to, notify any subsequent holder of the New Notes from it of the resale restrictions referred to in (A) above. The holder understands that the New Notes will, until the expiration of the applicable holding period with respect to the New Notes set forth in Rule 144 (d)(1) of the

    Securities Act, unless otherwise agreed by the Company and the holder thereof, bear a legend substantially to the following effect (the "Restricted Notes Legend"):

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

    (1)
    REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE "SECURITIES ACT") (A "QIB") OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

    (2)
    AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LATER OF (X) ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

    (3)
    AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

        Each holder of the Old Notes that submits a Letter of Transmittal will be deemed to have represented and agreed as follows:

  (1)
  If you are an acquirer in a transaction that occurs outside the United States within the meaning of Regulation S under the Securities Act, you acknowledge that until the expiration of the "40-day distribution compliance period" within the meaning of Rule 903 of Regulation S, any offer or sale of these New Notes shall not be made by you to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 under the Securities Act, except in compliance with applicable securities laws.

  (2)
  It (a) is able to act on its own behalf in the transactions contemplated by this Offering Memorandum, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the New Notes, and (c) (or the account for which it is acting) has the ability to bear the economic risks of its prospective investment in the New Notes and can afford the complete loss of such investment.

  (3)
  It acknowledges that (a) none of the Issuers or its affiliates, the Information Agent, the Exchange Agent, the Dealer Manager or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to the Issuers or the offer or sale of any New Notes, other than the information the Issuers has included in this Offering Memorandum, including the information incorporated herein by reference (and as supplemented to the expiration date), and (b) any information it desires concerning the Issuers, the New Notes or any other matter relevant to its decision to acquire the New Notes (including a copy of the Offering Memorandum) is or has been made available to it.

  (4)
  By acceptance of a New Note (including by exchanging Old Notes for New Notes) it shall be deemed to have represented and warranted that either (A) it is not and is not using the assets of an ERISA Plan or Other Plan Investor or (B) its acquisition, holding, disposition or transfer of a New Note (and the exchange of Old Notes for New Notes) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of an Other Plan Investor, a similar violation under any applicable Similar Law).

  (5)
  By acceptance of a New Note (including by exchanging Old Notes for New Notes), each holder that is an ERISA Plan or that is using the assets of an ERISA Plan or any entity whose underlying assets include "plan assets" by reason of an ERISA Plan's investment in the entity will be deemed to have represented and warranted that the decision to acquire and hold the New Notes (including by exchanging Old Notes) has been made by a duly authorized fiduciary that is independent of the Transaction Parties, and the fiduciary (A) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold the New Notes, (B) if the ERISA Plan is an IRA, is not the owner or a relative of the owner of the IRA, (C) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the New Notes, (D) is responsible for exercising independent judgment in evaluating whether to make an investment in the New Notes, and (E) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, as specified in 29 C.F.R. Section 2510.3-21(c)(1)(i).

  (6)
  It acknowledges that the Issuers, the Dealer Manager and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its acquisition of the New Notes are no longer accurate, it shall promptly notify us and the initial purchasers. If it is acquiring the New Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, and agreements on behalf of each account.

        The Letter of Transmittal and any other required documents should be sent or delivered by each holder of Old Notes or such holder's broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at its address or facsimile number set forth below.

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

Facsimile Transmission: (For Eligible Institutions Only) (212) 430-3775	By Mail, Overnight Courier or Hand Delivery: 65 Broadway, Suite 404 New York, New York 10006 Attn: Corporate Actions
Confirm Facsimile Transmission by Telephone: (212) 430-3774

        Questions and requests for assistance or for additional copies of each of the Exchange Offer documents may be directed to the Information Agent at its telephone number and mailing and delivery address listed below. You may also contact your broker, dealer commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 404
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers Call Collect: (212) 430-3774
All Others, Call Toll Free: (866) 470-3700
contact@gbsc-usa.com